Exhibit 10.17

MORGAN STANLEY DPSP/START PLAN

Amended and Restated Effective as of October 1, 2002

i

SECTION 8.	INVESTMENT AND VALUATION OF THE TRUST FUND	43

	(a) The Trust Agreement	43

	(b) Investment of the Trust Fund	43

	(c) Valuation of the Trust Fund	45

	(d) Investment Option Elections	46

	(e) Voting and Tendering of Morgan Stanley Stock	48

	(f) Investment Committee	48

SECTION 9.	ACCOUNTS	51

SECTION 10.	PLAN BENEFITS	52

	(a) Amount of Benefit	52

	(b) Forfeitures	52

	(c) Payees Location Not Ascertainable for 60 Months	53

SECTION 11.	DISTRIBUTION OF PLAN BENEFITS	54

	(a) Form of Distribution	54

	(b) Time of Distribution	55

	(c) Right to Deferred Distribution	55

	(d) Death of Participant	56

	(e) Designation of Beneficiary	57

	(f) Administrative Procedures	58

	(g) Optional Direct Rollover of Eligible Rollover Distributions	58

SECTION 12.	WITHDRAWALS AND LOANS	60

	(a) General Rule	60

	(b) Limitations on Withdrawals	60

	(c) Source and Amount of Withdrawals	61

	(d) Time of Payment of Withdrawals	61

	(e) Form of Payment of Withdrawals	61

	(f) Hardship	62

	(g) Loans	64

SECTION 13.	INCORPORATION OF CERTAIN CODE REQUIREMENTS BY REFERENCE	69

	(a) Incorporation of Section 401(a)(9)	69

	(b) Incorporation of Section 415 Limitations	71

	(c) Military Service	73

SECTION 14.	FIDUCIARY RESPONSIBILITIES AND PLAN ADMINISTRATION	74

	(a) General	74

	(b) Quorum	74

	(c) Rules and Regulations	74

	(d) Procedure and Performance of Fiduciary Duties	75

	(e) Power to Interpret	76

	(f) Conversion of Amounts of Base Salary	76

	(g) Indemnification	76

	(h) Action Without Meeting	76

	(i) Meeting By Telephone Conference	77

SECTION 15.	INVESTMENT POLICY	78

SECTION 16.	CLAIMS PROCEDURES	79

	(a) Claims	79

	(b) Denial of Claims	79

	(c) Small Claims	80

SECTION 17.	HEARING PANEL	81

	(a) Establishment of Hearing Panel	81

	(b) Appeals from Claim Denials	81

	(c) Decision on Review	82

	(d) Exhaustion of Administrative Remedies	82

	(e) Authority of Hearing Panel	83

SECTION 18.	EXPENSES OF PLAN AND TRUST	84

SECTION 19.	AMENDMENT AND TERMINATION	85

	(a) Amendment of the Plan	85

	(b) Termination of Plan	85

	(c) Amendment Required for Qualification	86

	(d) No Reversion of Funds	86

	(e) Full Vesting Upon Termination	86

SECTION 20.	MISCELLANEOUS	88

	(a) Inalienability of Rights	88

	(b) Plan Mergers	88

	(c) Payments to and From the Plan	89

	(d) No Right in Trust Fund or to Employment	89

	(e) Competency to Handle Benefits	89

	(f) Governing Law	89

SECTION 21.	EXECUTION	90

APPENDIX A.	IIG PARTICIPATING COMPANIES.	A-1

APPENDIX B.	MORGAN STANLEY PARTICIPATING COMPANIES.	B-1

SUPPLEMENT A.	TOP-HEAVY PROVISIONS	A-1

SUPPLEMENT B.	PARTICIPANTS RESIDING IN PUERTO RICO	B-1

SUPPLEMENT C.	PROVISIONS RELATING TO DPSP PARTICIPANTS	C-1

SUPPLEMENT D.	HISTORICAL DISTRIBUTION PROVISIONS	D-1

SUPPLEMENT E.	ADDITIONAL HISTORICAL START PLAN PROVISIONS	E-1

SUPPLEMENT F.	START PLAN RULES RELATING TO CERTAIN GROUPS OF EMPLOYEES	F-1

SUPPLEMENT G.	TERMINATION OF MATCHING CONTRIBUTIONS UNDER START PLAN AND TRANSFER OF ACCOUNTS	G-1

SUPPLEMENT H.	JANUARY 1, 2002 ESOP DESIGNATION UNDER START PLAN	H-1

SUPPLEMENT I.	JANUARY 1, 2002 ESOP DESIGNATION UNDER DPSP	I-1

MORGAN STANLEY DPSP/START PLAN

Amended and Restated Effective As of October 1, 2002

SECTION 1.    INTRODUCTION

The Morgan Stanley DPSP/START Plan (the “Plan”) is the result of the merger (the “Plan Merger”) of the Morgan Stanley & Co. Incorporated Deferred Profit Sharing Plan (“DPSP”) with and into the Dean Witter START Plan (Saving Today Affords Retirement Tomorrow) (the “START Plan”), effective as of October 1, 2002. This document generally sets forth the terms of the Plan following the Plan Merger although certain provisions of, and supplements to, the Plan have earlier effective dates and reflect provisions of the DPSP and the START Plan applicable prior to the Plan Merger. For determinations with respect to the contributions, benefits and other rights of participants for periods prior to the Plan Merger, the terms of the DPSP or the START Plan, as applicable, then in effect shall apply.

The Plan is subject to further amendment in accordance with Section 19, including amendments required to meet applicable rules and regulations of the Internal Revenue Service or the United States Department of Labor. Capitalized terms used in the text of the Plan are defined in Section 2. The Plan is intended to be a profit-sharing plan for purposes of Code section 401(a)(27).

The Plan is an eligible individual account plan (within the meaning of ERISA section 407(d)(3)) and shall be interpreted accordingly. The Plan provides for the acquisition and holding of “qualifying employer securities” as defined in ERISA section 407(d)(5). Up to 100% of the Plan’s assets may be invested in qualifying employing securities.

SECTION 2.    DEFINITIONS

When used herein, the following terms shall have the following meanings unless the context clearly indicates a different meaning:

“Accounts” means any or all of the Accounts maintained for a Participant pursuant to Section 9.

“Administrative Committee” or “Committee” shall mean the committee established to administer the Plan in accordance with Section 14. Other than in Section 8, the term “Committee” as used in this Plan shall refer to the Administrative Committee.

“Affiliated Group” means any trade or business (including any Participating Company), whether or not incorporated, which at the time of reference controls, is controlled by or under common control with a Participating Company, within the meaning of Code section 414(b) or 414(c), or is a member of an affiliated service group which includes a Participating Company, within the meaning of Code section 414(m). To the extent required by law, all employees of all corporations which are members of a controlled group of corporations (as defined in Code section 414(b)) and all employees of all trades and businesses (whether or not incorporated) which are under common control (as defined in Code section 414(c)) will be treated as employed by a single employer.

“After-Tax Contributions” means the contributions so described in Section 5(a)(ii).

“After-Tax Adjustment Contributions” means the contributions so described in Section 5(b).

“Authorized Absence” means an absence authorized by a Participating Company without loss of employment status, including absence on account of parental leave, family leave,

illness, business of the Participating Company, vacation, jury duty and military or governmental service, whether or not salary shall be paid during such absence.

“Base Salary” means, with respect to an Eligible MS Employee, regular semi-monthly base compensation, including short-term disability benefit payments, received by the Eligible MS Employee during any year from a Participating Company and including, with respect to MS Participants and MS Members of the Plan who are paid by commission, periodic cash drawings against commissions in accordance with procedures established from time to time by the Committee for this purpose. Base Salary shall include amounts deferred or contributed to a plan by a Participant pursuant to Code section 125, 132(f)(4) or 401(k) to the extent that such amounts would have otherwise been Base Salary. Effective for periods on or after January 1, 2001, solely for purposes of Pre-Tax Contributions and not for purposes of Firm Contributions, Base Salary shall also include overtime pay, night premiums, and retroactive corrective payments (in the year paid) to the extent that such payments would have been considered Base Salary at the time the services relating to such amounts were rendered, in each case, that are received by an Eligible MS Employee during any year from a Participating Company. Effective January 1, 2002, for purposes of determining allocations of Firm Contributions under Section 6 of the Plan, the annual amount of Base Salary taken into account for a MS Member in any given year shall not exceed 85% of the limit in effect under Code section 401(a)(17) for such year. If any person should receive Base Salary during the same payroll period from a Participating Company and also from a Foreign Subsidiary and if such person is considered an Eligible MS Employee pursuant to the third sentence of the definition of that term, the aggregate amount so received shall be treated as his or her Base Salary.

“Beneficiary” means the person or persons (which may include one or more trusts) designated by a Participant pursuant to Section 11(e).

“Board of Directors” shall mean the Board of Directors of the Company, or any committee of such Board of Directors to the extent expressly authorized by resolutions of the Board of Directors to exercise the powers of the Board of Directors in respect of the Plan. The Board of Directors has authorized the Executive Committee of the Board of Directors to exercise such powers.

“Code” means the Internal Revenue Code of 1986, as amended from time to time.

“Company” means Morgan Stanley & Co. Incorporated, a Delaware corporation.

“Company Contributions” means contributions made by a Participating Company under Section 6 of the Plan and any Matching Contributions made to the START Plan by a Participating Company listed on Appendix A for a Plan Year beginning before January 1, 2001.

“Credit Services Employee” means an Employee who is either:

(a)    a United States or Puerto Rico Employee employed by Morgan Stanley Dean Witter Credit Corporation or any subsidiary of Morgan Stanley Dean Witter Credit Corporation which is both a member of the Affiliated Group and a Participating Company;

(b)    an Employee employed by any other member of the Affiliated Group whose services are primarily rendered to Morgan Stanley Dean Witter Credit Corporation or a subsidiary of Morgan Stanley Dean Witter Credit Corporation; or

(c)    an Employee, or classification of Employees, who has been designated in writing by the Committee as a Credit Services Employee.

“DPSP” means the Morgan Stanley & Co. Incorporated Deferred Profit Sharing Plan, as in effect prior to the Plan Merger.

“Dual Employee” means an Eligible Employee who is either employed by both a Participating Company listed on Appendix A and a Participating Company listed on Appendix B, or by both a Participating Company and a member of the Affiliated Group that is not a Participating Company, and who performs services for both employers.

“DWD” means Dean Witter, Discover & Co., a Delaware corporation, as in existence prior to its merger with Morgan Stanley Group Inc. in 1997.

“Earnings” means the sum of:

(a)    cash compensation paid as salary (including but not limited to overtime, double time, shift premiums, supplemental earnings, additional earnings, LA trip pay, weekend, holiday and vacation pay and any retroactive pay), commission (including but not limited to sales commissions, trails, deferred payouts, referral fees, finders fees, futures overrides, residuals and retroactive commissions), bonus (including but not limited to annual incentive bonuses, long-term incentive payouts, results sharing, gain sharing and payouts of deferred cash bonuses) or a cash award (including but not limited to contests, incentive and performance awards);

(b)    any amounts contributed to the Plan as Pre-Tax Contributions (including, for 2002, any amounts contributed by an MS Participant to the DPSP prior to the Plan Merger as Pre-Tax Contributions); and

(c)    any employee contributions to a plan maintained by any member of the Affiliated Group which is intended to meet the requirements of Code section 125, 132(f)(4) or 401(k).

Notwithstanding anything contained herein to the contrary, the term “Earnings” shall exclude:

(i)    any Earnings paid to an Employee for any period prior to the date such Employee becomes a Participant or for any period during which such Employee is not an Eligible MS Employee or an Eligible IIG Employee;

(ii)    any non-cash compensation (including but not limited to merchandise, trips, goods and services);

(iii)    imputed income (including but not limited to group term life insurance premiums, forgiven loans, employee discounts and the personal use of Company vehicles, equipment, facilities or services);

(iv)    cash payments made to or on behalf of an Employee for an employment related expense (including but not limited to expatriate allowances, relocation expenses, club dues, preventive care or other medical expense reimbursements, or other expense reimbursements);

(v)    benefits paid under any plan, or pursuant to any payroll practice, maintained by any member of the Affiliated Group on account of or following the Retirement, disability or death of an Employee, a spouse of an Employee or a dependent of an Employee (except that “Earnings” shall include payments of salary or commission earned by such Employee prior to but paid after such Employee’s Retirement, disability or death, and short-term disability benefit payments);

(vi)    contributions by a Participating Company under Section 6 of this Plan;

(vii)    compensation recognized by an Employee on account of the granting, exercise, vesting or delivery of an award under any equity-based compensation plan maintained by any member of the Affiliated Group (including dividends and other earnings paid as a result of such awards, payments of cash pursuant to an award determined by the value or performance of a security and payments of cash in lieu of fractional shares);

(viii)    amounts payable under continued service bonus agreements (generally payable by the fourth anniversary of hire); and

(ix)    dividends paid on shares of Morgan Stanley Stock held in the Employee’s account under this Plan or the ESOP.

For Plan Years beginning on or after January 1, 2002, the annual compensation of each Participant taken into account under the Plan, including in determining the Pre-Tax and After-Tax Contributions a Participant may elect to contribute, the Participant’s Actual Deferral Ratio for purposes of Code section 401(k)(3) and the regulations thereunder, and the Participant’s Actual Contribution Ratio for purposes of Code section 401(m)(3) and the regulations thereunder, shall not exceed the $200,000 compensation limit under Code section 401(a)(17), as adjusted for cost-of-living increases in accordance with Code section 401(a)(17)(B); provided, however, that for purposes of determining allocations of Firm Contributions under Section 6 of the Plan, the annual amount of Base Salary taken into account for a MS Member in any given year shall not exceed 85% of the limit in effect under Code section 401(a)(17) for such year.

Notwithstanding the foregoing, for purposes of determining whether an individual is a Highly Compensated Employee or a member of the Top Paid Group, Earnings shall be determined without regard to the limits imposed by Code section 401(a)(17).

“Elective Deferrals” means elective deferrals within the meaning of Code section 402(g).

“Eligible Employee” means any person who receives regular and stated compensation from, and is treated as a common law employee for wage withholding purposes by, a member of the Affiliated Group, other than a pension, retainer or remuneration in the nature of a consulting fee, and shall not include any person who is classified by a Participating Company as (a) a Leased Employee of any Participating Company (including without limitation a leased employee as defined in Code section 414(n)), an independent contractor or a consultant; (b) a provider of services to a Participating Company pursuant to a contractual arrangement, such as a “PAL,” either with that person or with a third party, other than one specifically providing for an employment relationship with a Participating Company; (c) a non-resident alien who receives no earned income from a Participating Company which constitutes U.S. source income (within the meaning of Code section 861(a)(3)); (d) an intern or a summer associate; or (e) covered by a collective bargaining agreement with respect to which a member of the Affiliated Group is a party, except to the extent that such agreement provides that Employees covered thereby shall be considered to be Eligible Employees. An individual’s status as an Eligible Employee shall be determined by the Committee and such determination shall be conclusive and binding upon all persons. If any person excluded as an Eligible Employee pursuant to the preceding sentence shall be determined by a court or a federal, state or local regulatory or administrative authority to have served as a common law employee of a Participating Company, such determination shall not alter this exclusion as an Eligible Employee for purposes of this Plan.

“Eligible IIG Employee” means an Eligible Employee who is employed by a Participating Company listed on Appendix A who is a Credit Services Employee, a Securities Employee or otherwise designated in writing by the Committee as an Eligible IIG Employee. A Dual Employee shall be an Eligible IIG Employee only if (a) the business unit in which the Dual

Employee is employed performs a greater amount of services for the Participating Company listed on Appendix A that employs the Dual Employee than the other Participating Company or member of the Affiliated Group that employs the Dual Employee or (b) the Dual Employee has been designated by the Committee as an Eligible IIG Employee.

“Eligible MS Employee” means an Eligible Employee who is employed by a Participating Company listed on Appendix B or otherwise designated in writing by the Committee as an Eligible MS Employee. A Dual Employee shall be an Eligible MS Employee only if (a) the business unit in which the Dual Employee is employed performs a greater amount of services for the Participating Company listed on Appendix B that employs the Dual Employee than the other Participating Company or member of the Affiliated Group that employs the Dual Employee or (b) the Dual Employee has been designated by the Committee as an Eligible MS Employee. The Committee may, in its sole discretion and on the basis of uniform rules applicable to all persons in similar circumstances, consider as an Eligible MS Employee any person who is a United States citizen and who is employed outside the continental limits of the United States by a Foreign Subsidiary.

“Employee” means any individual employed by any member of the Affiliated Group or any other employer required to be aggregated with any member of the Affiliated Group under Code section 414(b), (c), (m) or (o). The term Employee shall also include any Leased Employee deemed to be an employee of any such employer as provided in Code section 414(n) or (o).

“Employment Commencement Date” means Employment Commencement Date as defined in Section 4(a) or Section 4(d), as applicable.

“Entry Date” means:

(a)  with respect to an Eligible IIG or MS Employee, other than a Part-time Employee who is not regularly scheduled to work more than 20 hours per week, either the first practicable pay date following such Employee’s Employment Commencement Date or any pay date thereafter; or

(b)  with respect to a Part-time Employee who is not regularly scheduled to work more than 20 hours per week, either the first practicable pay date following such Eligible Employee’s completion of the applicable service requirements set forth in the Plan or any pay date thereafter.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time.

“ESOP” means the Morgan Stanley Employee Stock Ownership Plan, as amended from time to time.

“ESOP Diversification Transfer” means amounts transferred to the Plan from the ESOP in accordance with the diversification provisions set forth in Article 7 of the ESOP and Section 7(b) of this Plan.

“Excess Aggregate Contributions” means the aggregate amount by which the amount of contributions made by or on behalf of Highly Compensated Employees which are taken into account for purposes of the ACP test exceeds the maximum amount of such contributions permitted in Section 5(h) and in Code section 401(m)(2). The maximum amount of such contributions shall be determined by hypothetically reducing the contributions made by or on behalf of Highly Compensated Employees in order of their Actual Contribution Ratios (“ACRs”), as defined by Code section 401(m)(3) and regulations thereunder, beginning with the highest of such ACRs. Excess Aggregate Contributions for a Plan Year shall be allocated to Highly Compensated Employees in accordance with Code section 401(m)(6)(C), on the basis of the largest dollar amounts of such contributions taken into account for purposes of the ACP test for the Plan Year, beginning with the highest such dollar amounts.

“Excess Contributions” means the aggregate amount by which the amount of contributions made by or on behalf of Highly Compensated Employees which are taken into account for purposes of the ADP test exceeds the maximum amount of such contributions permitted in Section 5(f) and in Code section 401(k)(3). The maximum amount of such contributions shall be determined by hypothetically reducing the Contributions made by or on behalf of Highly Compensated Employees in order of their Actual Deferral Ratios (“ADRs”), as defined by Code section 401(k)(3)(B) and regulations thereunder, beginning with the highest of such ADRs. Excess Contributions for a Plan Year shall be allocated to Highly Compensated Employees in accordance with Code section 401(k)(8)(C), on the basis of the largest dollar amounts of such contributions taken into account for purposes of the ADP test for the Plan Year, beginning with the highest such dollar amounts.

“Excess Elective Deferrals” means those Elective Deferrals that are includible in a Participant’s gross income under Code section 402(g) to the extent such Participant’s Elective Deferrals for a taxable year exceed the dollar limitation under such Code section.

“Fiduciary Responsibility” means those operational and administrative duties required to be performed by fiduciaries pursuant to the provisions of Part 4 of Title I of ERISA.

“Firm Contribution” means a contribution made to the Plan by a Participating Company listed on Appendix B pursuant to Section 6(a).

“Foreign Subsidiary” shall mean a foreign affiliate (as defined in Code section 3121(1)(6)) of a Participating Company if such Participating Company has entered into an agreement under Code section 3121(l) (relating to Social Security Taxes) which applies to such foreign affiliate.

“Full-time Employee” means an Eligible IIG or MS Employee who is not a Part-time Employee. An Eligible IIG Employee who is a Credit Services Employee and who is classified by his or her employer as a “full-time,” “flex full-time” or “regular part-time” employee shall be treated under this Plan as a Full-time Employee.

“Highly Compensated Active Employee” means any Employee who (i) was a 5% owner (as defined in Code section 416(i)(1)) during the Plan Year or the preceding Plan Year or (ii) for the preceding Plan Year had compensation (within the meaning of Code section 414(q) as in effect for the Plan Year of determination) from the Participating Company or an Affiliated Group member in excess of $80,000, as adjusted by the Secretary of the Treasury or a delegate thereof in accordance with Code section 414(q), and was in the Top Paid Group of Employees for such preceding Plan Year. For purposes of the definition of “Highly Compensated Active Employee,” Employee shall not include a non-resident alien who receives no earned income from sources within the United States.

“Highly Compensated Employee” means a Highly Compensated Active Employee or a Highly Compensated Former Employee.

“Highly Compensated Former Employee” means a former Employee who was a Highly Compensated Active Employee at the time of his or her Severance Date or was a Highly Compensated Active Employee at any time after attaining age 55. For these purposes, the

“Severance Date” means the date the Employee separates from service within the meaning of Code section 414(q)(6)(A).

“Hour of Service” means an Hour of Service as defined in Section 4(a) or Section 4(d), as applicable.

“IIG Participant” means an Eligible IIG Employee who has become a Participant in the Plan in accordance with Section 3(a).

“Investment Committee” means the committee established to manage the assets of the Trust Fund in accordance with Sections 8 and 15.

“Investment Funds” means the Morgan Stanley Stock Fund and such other Investment Funds as may be designated by the Investment Committee pursuant to Section 8.

“Leased Employee” means any person (other than an employee of the recipient) who, pursuant to an agreement between the recipient and any other person, has performed services for the recipient (or for the recipient and related persons determined in accordance with Code section 414(n)(6)) on a substantially full time basis for a period of at least one year, and whose services are performed under the primary direction and control of the recipient within the meaning of Code section 414(n)(2)(C). Contributions or benefits provided a leased employee by the leasing organization which are attributable to services performed for the recipient employer shall be treated as provided by the recipient employer. A leased employee shall not be considered an employee of the recipient if:

(i)  such employee is covered by a money purchase pension plan providing:

(1)  a nonintegrated employer contribution rate of at least 10% of compensation, as defined in Code section 415(c)(3), but including amounts contributed by the employer pursuant to a salary reduction agreement which are excludable from the employee’s gross income under Code section 125, 402(a)(8), 402(h) or 403(b),

(2)  immediate participation and

(3)  full and immediate vesting; and

(ii)  leased employees do not constitute more than 20% of the recipient’s non highly compensated workforce.

“Matched Contributions” means Pre-Tax Contributions and, if applicable, After-Tax Adjustment Contributions. For purposes of determining the matching or other employer contributions to be made on behalf of a Participant under this Plan or the ESOP, Matched Contributions shall not include any catch-up contributions made pursuant to Section 5(a)(iii).

“Matching Contributions” means contributions to the START Plan made by any Participating Company listed on Appendix A for a Plan Year beginning before January 1, 2001 and allocated to an IIG Participant’s Account by reason of his or her Matched Contributions.

“Morgan Stanley Stock” means the common stock of Morgan Stanley, a Delaware corporation, par value $.01 per share.

“Morgan Stanley Stock Fund” means that part of the Trust Fund invested as provided in Section 8(b)(ii).

“MS Member” means an Eligible MS Employee who has become a MS Member in the Plan in accordance with Section 3(b).

“MS Participant” means an Eligible MS Employee who has become a Participant in the Plan in accordance with Section 3(a).

“One-Year Break” means a One-Year Break as defined in Section 4(a).

“Participant” means an IIG Participant or a MS Participant.

“Participating Company” means the Company and any member of the Affiliated Group that has been designated in writing as a Participating Company by the Company and has accepted such designation in writing. The Participating Companies are listed in Appendices A and B attached hereto.

“Part-time Employee” means an Eligible MS Employee or an Eligible IIG Employee who is either (i) compensated on a hourly basis or (ii) regularly scheduled to work less than a standard 40-hour week. An Eligible IIG Employee who is a Credit Services Employee and who is classified by his or her employer as a “part-time,” “prime time” or “temporary” employee shall be treated under this Plan as a Part-time Employee who is not regularly scheduled to work more than 20 hours per week.

“Period of Service” means a Period of Service, as defined under Section 4(a) or Section 4(d), as applicable.

“Period of Severance” means a Period of Severance as defined in Section 4(a).

“Plan” means this Morgan Stanley DPSP/START Plan, including all Appendices and Supplements hereto, as amended from time to time.

“Plan Benefit” means the amount so described in Section 10.

“Plan Merger” means the merger of the DPSP with and into the START Plan, effective as of October 1, 2002.

“Plan Year” means the 12-month period ending December 31.

“Pre-Tax Contributions” means the contributions so described in Section 5(a)(i).

“Qualified Matching Contributions” means contributions to the Plan made by any Participating Company and allocated to a Participant’s Account by reason of his or her Matched Contributions that are nonforfeitable when made.

“Qualified Non-Elective Contributions” means contributions (other than Firm Contributions, Matching Contributions or Qualified Matching Contributions) made by any Participating Company on behalf of any or all Eligible MS Employees or Eligible IIG Employees that are nonforfeitable when made.

“Qualified Plan Transfer Contributions” means the contributions so described in Section 7(c).

“Retirement” means (i) in the case of an IIG Participant, termination of such Participant’s employment with the Affiliated Group upon or after the date he would be eligible to retire immediately under Part II of the Morgan Stanley Employees Retirement Plan or (ii) in the case of a MS Participant or MS Member, retirement pursuant to Part I of the Morgan Stanley Employees Retirement Plan.

“Rollover Contributions” means contributions to the Plan made by a Participant pursuant to Section 7(a) which qualify for rollover treatment under Code section 402(c)(1), 403(a)(4) or 408(d)(3)(A)(ii).

“Securities Employee” means:

(a)  a United States or Puerto Rico Employee employed by Morgan Stanley DW Inc., Dean Witter Realty Inc., Morgan Stanley Investment Advisors Inc., Morgan Stanley Distributors Inc., Morgan Stanley Dean Witter Trust FSB or any of their direct or indirect subsidiaries which subsidiaries are members of the Affiliated Group;

(b)  an Employee of a division of the former DWD or any of its directly or indirectly owned subsidiaries, other than Morgan Stanley Dean Witter Credit Corporation and its subsidiaries, which subsidiaries are members of the Affiliated Group and which Employee is engaged primarily in securities-related activities; or

(c)    an Employee, or classification of Employees, who has been designated in writing by the Committee as a Securities Employee.

“Service” is defined in Section 4(d) with respect to employees of Participating Companies listed on Appendix B.

“START Plan” means the Dean Witter START Plan (Saving Today Affords Retirement Tomorrow), as in effect prior to the Plan Merger.

“Termination of Employment” and similar references mean an employee’s ceasing to be employed by any member of the Affiliated Group (and, where applicable, any other entity required to be aggregated with the employer pursuant to Code section 414(o) and the regulations thereunder) for any reason other than death. A transfer between employment of members of the Affiliated Group (or, where applicable, such other entity) shall not be a termination of employment.

“Top Paid Group” means those Employees who are included in the group consisting of the top 20% of the employees of the Company and its Affiliated Group members when ranked on the basis of compensation paid during the Plan Year, as determined in accordance with Code section 414(q)(3). For these purposes, (i) employees of an Affiliated Group member shall include employees of any entity that would be taken into account pursuant to Code section 414(q)(7); and (ii) the number of employees in the Top Paid Group of Employees shall be determined by excluding a person who has not completed at least six months of service, normally works less than 17 ½ hours each week, normally works less than six months during a Plan Year, has not attained age 21, is a non-resident alien and receives no earned income from sources within the United States or except to the extent required to be included by Code section 414(q), who is included in a unit of employees covered by a collective bargaining agreement.

“Trust” means the trust created by the Trust Agreement.

“Trust Agreement” means any trust agreement entered into between the Company and a Trustee, as amended from time to time.

“Trustee” means one or more persons appointed by the Company to act as a trustee under the Plan (provided each person so appointed accepts such appointment pursuant to a Trust Agreement) and any successor trustee or trustees appointed from time to time who so accept such appointment.

“Trust Fund” means the trust fund or trust funds established pursuant to the Trust Agreement to hold and reflect all assets of the Plan (and the income, gains or losses attributable thereto).

“Valuation Date” means each day on which the New York Stock Exchange is open and/or such other dates as the Committee shall determine.

“Year of Service” means a Year of Service as defined in Section 4(a) or 4(d), as applicable.

SECTION 3.    PARTICIPATION

(a)    Commencement of Participation.

(i)    Each Eligible IIG Employee who is a Participant in the Plan immediately prior to the Plan Merger shall continue as a Participant following the Plan Merger. Each Eligible MS Employee who is a participant in the DPSP immediately prior to the Plan Merger shall automatically become a Participant in this Plan at the time of the Plan Merger.

(ii)    Any other Full-time Employee or Part-time Employee who is regularly scheduled to work more than 20 hours per week may elect to become a Participant on any Entry Date coincident with or following his or her Employment Commencement Date. Any Part-time Employee who is not regularly scheduled to work more than 20 hours per week may elect to become a Participant as of the first Entry Date following the date on which he or she has completed one Year of Service.

(iii)    If a Participant who severs employment is an Eligible MS Employee or Eligible IIG Employee at the time of such severance and such Participant is later rehired as an Eligible MS Employee or an Eligible IIG Employee, her or she may elect to resume participation immediately upon such rehire or upon any Entry Date thereafter, regardless of the employee status into which he or she has been rehired.

(b)    Commencement of Membership for Eligible MS Employees.

(i)    An Eligible MS Employee who is a Member in the DPSP immediately prior to the Plan Merger shall automatically become a MS Member at the time of the Plan Merger.

(ii)    Any other Eligible MS Employee who is a Full-time Employee shall become a MS Member as of the first day of the month following the date on which he or she has completed one Year of Service, provided he or she is employed as an Eligible MS Employee on such date. Any other Eligible MS Employee who is a Part-time Employee shall become a MS Member as of the first day of the month following his or her completion of one Year of Service either during the 12-month period commencing on his or her earliest Employment Commencement Date or during any calendar year commencing after such date, provided he or she is employed as an Eligible MS Employee on such date.

(iii)    A MS Member who is a Full-time Employee who becomes ineligible to receive Firm Contributions in accordance with Section 6(c) (relating to termination of employment) shall again become eligible to receive Firm Contributions on the first day he or she returns to Service with a Participating Company listed on Appendix B. A MS Member who is a Part-time Employee shall be ineligible to receive Firm Contributions as of the first day of any calendar year during which he or she fails to complete a Year of Service, and shall again become eligible to receive Firm Contributions, subject to Section 6(c), as of the first day of the first subsequent calendar year during which he or she completes a Year of Service.

(c)    Enrollment Process.  Notwithstanding the foregoing, no Eligible MS Employee or Eligible IIG Employee shall become a Participant in the Plan until such individual has completed the enrollment process established by the Committee.

(d)    Termination of Participation.  A Participant’s participation shall terminate on the date no amount is payable to the Participant hereunder.

(e)    Non-Duplication of Benefits.  In no event shall an Eligible MS Employee or Eligible IIG Employee be eligible to make or receive contributions hereunder based on base salary, bonuses, commissions or other forms of compensation with respect to which the individual is making or receiving contributions (whether or not vested) under another funded defined contribution plan maintained by a member of the Affiliated Group, other than the ESOP.

SECTION 4.    PERIOD OF SERVICE

The service of an Employee employed by a Participating Company listed on Appendix A shall be determined under the rules set forth in Sections 4(a) through 4(c). In addition, certain historical service crediting rules set forth in the START Plan prior to the Plan Merger are reflected in Supplement E. The service of an Employee employed by a Participating Company listed on Appendix B shall be determined under the rules set forth in Section 4(d) and Appendix B. As of the date of the Plan Merger, the service credited to an Employee under this Plan shall be no less than the service credited to such Employee under the terms of the START Plan or the DPSP, as applicable, immediately prior to the Plan Merger.

(a)    Definitions.    For purposes of Sections 4(a) through 4(c) the following terms have the following meanings unless the context clearly indicates a different meaning:

“Affiliated Group” means Affiliated Group as defined in Section 2 and any other entity required to be aggregated with any Participating Company pursuant to Code section 414(o) and the regulations thereunder.

“Employment Commencement Date” means the date on which an Employee first is credited with an Hour of Service.

“Hour of Service” means each hour for which an Employee is paid or entitled to payment for the performance of duties for the Company or for any member of the Affiliated Group.

“One Year Break” means a Period of Severance of 12 consecutive months.

“Period of Service” means a period beginning on an Employee’s Employment Commencement Date or Reemployment Commencement Date and ending on the Employee’s Severance Date. An Employee’s Period of Service also includes any other period which constitutes a “Period of Service” under written rules or regulations adopted from time to time by the Committee.

Period of Service for eligibility and vesting purposes shall include such periods as the Company determines are required to be taken into account in order to comply with Code section 414(n)(4).

“Period of Severance” means each period from an Employee’s Severance Date to the Employee’s next Reemployment Commencement Date.

“Reemployment Commencement Date” means the date on which an Employee first is credited with an Hour of Service after a Severance Date.

“Severance Date” means the earlier of the date on which an Employee quits, retires, is discharged or dies; or the first anniversary of the first date of a period in which an Employee remains continuously absent from service with an employer (with or without pay) for any reason other than quit, retirement, discharge or death. Notwithstanding the foregoing, an Employee shall not have a Severance Date when the Employee:

(i)    Takes a leave of absence without pay approved by the appropriate member of the Affiliated Group. In the case of an approved leave of absence without pay for a period in excess of 12 months, the Employee shall be deemed to have a Severance Date as of the end of such 12-month period if the Employee fails to abide by the terms and conditions of such leave, which may include a requirement to return to active employment.

(ii)    Enters the military service of the United States, provided the Employee returns to active employment with any member of the Affiliated Group within the time the Employee’s reemployment rights are protected under applicable law. If the Employee does not so return, the Employee shall be deemed to have a Severance Date as of the date of entry into military service.

(iii)    Is unable to work due to disability or sickness. If the Employee does not return to employment with a member of the Affiliated Group before the second anniversary of the beginning of an absence due to disability, the Employee shall have a Severance Date on such second anniversary.

(iv)    Is on jury duty, a leave of absence with pay, an approved vacation or a holiday.

(v)    Is absent from work:

(1)    by reason of the pregnancy of the individual,

(2)    by reason of a birth of a child of the individual,

(3)    by reason of the placement of a child with the individual in connection with the adoption of such child by such individual, or

(4)    for purposes of caring for such child for a period beginning immediately following such birth or placement. If the Employee does not return to employment with a member of the Affiliated Group before the second anniversary of the beginning of such absence the Employee shall have a Severance Date on such second anniversary.

Notwithstanding the foregoing, if an Employee quits, is discharged, dies or retires while on leave, vacation, holiday or jury duty, the Employee shall have a Severance Date on the earlier of the date of such quit, discharge, death or retirement, or 12 months after the commencement of such leave, vacation, holiday or jury duty. An Employee shall be deemed to have been discharged as of the earlier of the date the Employee received oral or written notice of discharge or the date a written notice of discharge is deposited in the United States mail (on a registered or certified basis) to the Employee’s last known address.

“Year of Service” means (i) a Period (or Periods) of Service, whether or not consecutive, equal to 12 months or (ii) in the case of a Part-time Employee, for eligibility purposes, a period of 12 consecutive months during which such Employee completes 1000 Hours of Service.

(b)    Service of Rehired Employees.    An Employee’s Period of Service shall include any period following the Employee’s Severance Date and prior to the Employee’s first Reemployment Commencement Date following such Severance Date if such Reemployment Commencement Date occurs no later than 12 months after such Severance Date. For vesting purposes only, an Employee’s Period of Service shall not include any period prior to a One Year Break unless the Employee completes an Hour of Service after returning to employment.

(c)    Aggregation of Periods of Service.    Subject to Section 4(b), all of an Employee’s Periods of Service determined pursuant to this Section 4 shall be aggregated on the basis of complete months, whether or not such Periods of Service are consecutive, except that if an Employee’s Period of Service commences on other than the first day of a calendar month and ends on other than the last day of a calendar month, the days in such months shall be aggregated and one additional month of service shall be credited if the number of such days is at least 30 but less than 60, and two additional months shall be credited if the number of such days equals 60.

(d)    Service Rules for Morgan Stanley Employees.    The service of an Employee employed by a Participating Company listed on Appendix B shall be determined using the definitions set forth in this Section 4(d) and the additional service rules set forth in Appendix B.

(i)    “Employment Commencement Date” means (1) the first day in respect of which an Employee is entitled to be credited with an Hour of Service for the performance of services for a Participating Company or member of the Affiliated Group, or (2) in the case of a former Employee who returns to the employ of a Participating Company or member of the Affiliated Group after a period of absence which is not included in his or her Period of Service, the first day in respect of which, after such period of absence, he or she is entitled to be credited with an Hour of Service for the performance of services for a Participating Company or member of the Affiliated Group.

(ii)    “Hour of Service” means:

(1)    each hour for which an Employee is paid, or entitled to payment, for the performance of services for a Participating Company or member of the Affiliated Group, credited for the Plan Year in which such services were performed;

(2)    each hour of a period during which no duties are performed due to holiday, incapacity, layoff, or Authorized Absence, determined in accordance with the following rules:

(A)    if the Employee is directly or indirectly paid, or entitled to payment, by a Participating Company or member of the Affiliated Group on account of such period of absence—

(i)    he or she shall be credited with Hours of Service during the entire period of absence in accordance with Sections 4(d)(ii)(5) and 4(d)(ii)(6), if he or she returns to the employ of a Participating Company or member of the Affiliated Group at the conclusion of such period; and

(ii)    he or she shall be credited with Hours of Service in accordance with Sections 4(d)(ii)(5) and 4(d)(ii)(6) up to a maximum of 501 Hours of Service in each such period of absence, if he or she does not return to the employ of a Participating Company or member of the Affiliated Group at the conclusion of such period;

(B)    if the Employee is not paid, or entitled to payment, by a Participating Company or member of the Affiliated Group on account of such period of absence -

(i)    he or she shall be credited with 40 Hours of Service for each week, or eight Hours of Service for each week day, of the period of absence, if he or she returns to the employ of a Participating Company or member of the Affiliated Group at the conclusion of such period; and

(ii)    he or she shall be credited with no Hours of Service in respect of such period of absence, if he or she does not return to the employ of a Participating Company or member of the Affiliated Group at the conclusion of such period;

(3)    each hour during the Employee’s period of service in the Armed Forces of the United States, credited on the basis of 40 Hours of Service for each week, or eight Hours of Service for each week day, of such service, if the Employee retains re-employment rights under the Military Selective Service Act (or similar legislation) and is re-employed by a Participating Company or member of the Affiliated Group within the period provided by such Act (or legislation); and

(4)    each hour for which an Employee has been awarded, or is otherwise entitled to, back pay from a Participating Company or member of the Affiliated Group,

irrespective of mitigation of damages, if he or she is not entitled to credit for such hour under any other paragraph of this Section 4(d)(ii).

(5)    The number of an Employee’s Hours of Service and the Plan Year or other computation period to which they are to be credited shall be determined in accordance with Section 2530.200b-2 of the Rules and Regulations for Minimum Standards for Employee Pension Benefit Plans, which Section and any successor thereto is hereby incorporated by reference into this Plan.

(6)    In the case of an Employee whose compensation is not determined on the basis of certain amounts for each hour worked, such Employee’s Hours of Service need not be determined from employment records, and such Employee may, in accordance with uniform and nondiscriminatory rules adopted by the Administrative Committee, be credited with 45 Hours of Service for each week in which he or she would be credited with any Hours of Service under the foregoing provisions of this Section 4(d)(ii).

(iii)    (1)    “Period of Service” means the period beginning on an Employee’s most recent Employment Commencement Date and ending on the date the Employee terminates Service.

(2)    For the purpose of determining the length of an Employee’s Period of Service, all nonsuccessive Periods of Service shall be aggregated.

(3)    A Period of Service shall include the period commencing on the date an Employee terminates Service and ending on the date he or she returns to Service, but only if such period does not exceed 12 months.

(iv)    “Service” means employment by the Company and any predecessor thereto, and by a Participating Company listed on Appendix B, including periods of employment with a Foreign Subsidiary that are considered service as an Eligible MS Employee pursuant to the third sentence of the definition of that term. “Service” shall also include employment with any member of the Affiliated Group and employment with any parent or subsidiary of the Company, or any subsidiary of any parent, to the extent recognized by the Committee in its sole discretion, on the basis of uniform rules applicable to all persons in similar circumstances.

Effective as of the date (the “Merger Date”) of the merger of Morgan Stanley Group Inc., a Delaware corporation, with and into DWD, the term “Service” shall include all service with DWD and its subsidiaries on, prior to or after the Merger Date.

(v)    “Year of Service” means (1) in the case of a Part-time Employee, a period of 12 consecutive months during which such Employee completes 1,000 Hours of Service and (2) in the case of a Full-time Employee, a Period of Service of one year. For purposes of the previous sentence, “Hour of Service” for eligibility and vesting purposes shall include such hours as the Administrative Committee determines are required to be taken into account in order to comply with Code section 414(n).

SECTION 5.    EMPLOYEE CONTRIBUTIONS

(a)    Pre-Tax, After-Tax and Catch-Up Contributions.    A Participant who is an Eligible MS Employee or Eligible IIG Employee may elect to make contributions to the Plan from cash Earnings pursuant to the following provisions of this Section 5.

(i)    Pre-Tax Contributions.    A Participant may make Pre-Tax Contributions to the Plan for any year equal to any whole percentage from 1% to 20% of his or her Earnings for such year. The Committee may at any time and from time to time limit the amount of Pre-Tax Contributions allowed to be made by some or all Eligible MS Employees or Eligible IIG Employees to ensure compliance with applicable nondiscrimination or other rules, provided however, that in no event shall any such limitation restrict employees that are not Highly Compensated Employees to any greater extent than similarly situated individuals that are Highly Compensated Employees.

(ii)    After-Tax Contributions.    A Participant who is not a Highly Compensated Employee may make After-Tax Contributions to the Plan for any year equal to any whole percentage from 1% to 10% of the Participant’s Earnings for such year regardless of whether the Participant is making any Pre-Tax Contributions. The Committee may at any time and from time to time limit the amount of After-Tax Contributions, or the combined amount of Pre-Tax and After-Tax Contributions, allowed to be made by some or all eligible Participants to ensure compliance with applicable Code requirements.

(iii)    Catch-Up Contributions.    Effective July 1, 2002, a Participant who shall have attained age 50 before the end of the Plan Year shall be eligible to make catch-up contributions in accordance with, and subject to the limitations of, Code section 414(v). A Participant’s catch-up contributions for a year shall be determined at the end of such year. Such contributions shall not be taken into account for purposes of the provisions of the Plan implementing the limitations of Code sections 402(g) and 415, including Sections 5(d) and 13(b). The Plan shall not be treated as failing to satisfy the provisions of the Plan implementing the requirements of Code section 401(k)(3) or 416, including Section 5(f) and Supplement A, by reason of the making of such contributions. Catch-up contributions shall not be treated as Matched Contributions for purposes of determining the amount of matching or other employer contributions that may be made on behalf of such Participant under this Plan or the ESOP.

(b)    After-Tax Adjustment Contributions.    In order that the Plan may comply with the requirements of Code sections 401(k) and 415 and the regulations thereunder, at any time during the Plan Year, the Committee (at its sole discretion) may reduce the rate at which any Participant who is a Highly Compensated Employee may contribute Pre-Tax Contributions, or discontinue all such contributions, for the remainder of such Plan Year. Such a reduction or discontinuance may be applied selectively to individual Participants or to particular classes of Participants, as the Committee may determine. Any Participant whose Pre-Tax Contributions are reduced or discontinued under this Section 5(b) shall make After-Tax Adjustment Contributions to the Plan during the remainder of the Plan Year equal to the percentage of the Participant’s Earnings that the Committee has determined cannot be made as Pre-Tax Contributions; provided, that in order that the Plan may comply with the requirements of Code section 401(m) and the regulations thereunder, at any time during the Plan Year, the Committee (at its sole discretion) may reduce the rate at which a Participant may contribute After-Tax Adjustment Contributions, or discontinue all such contributions, for the remainder of such Plan Year. Any reduction or discontinuance of Pre-Tax or After-Tax Adjustment Contributions made pursuant to this Section

5(b) shall automatically cease to apply upon the close of the Plan Year in which it is made, or on such earlier date in such Plan Year as the Committee may determine.

(c)    Changing the Rate and Suspension of Employee Contributions.    A Participant may elect as of any Valuation Date to change the Participant’s rate of Pre-Tax Contributions and/or After-Tax Contributions to any other rate that is within the applicable limitations described in Section 5(a). If a Participant is making After-Tax Adjustment Contributions, and elects to reduce the rate of Pre-Tax Contributions, and if, as a result of such election, the Committee determines that it is no longer necessary for the Participant to make some or all of such After-Tax Adjustment Contributions, the appropriate amount of the Participant’s After-Tax Adjustment Contributions shall automatically cease. The Participant may elect to discontinue all Pre-Tax Contributions and/or After-Tax Contributions at any time. Such election shall take effect as soon as administratively practicable after receipt by the Committee.

(d)    Maximum Amount of Elective Deferrals.    Notwithstanding anything to the contrary herein, the amount of Elective Deferrals made with respect to any individual during a calendar year under the Plan and all other plans, contracts or arrangements of any member of the Affiliated Group may not exceed the amount of the limitation in effect under Code section 402(g)(1) for taxable years beginning in such calendar year, except to the extent permitted under Section 5(a)(iii) and Code section 414(v).

(e)    Distribution of Excess Elective Deferrals.    No later than the date determined by the Committee that follows the close of a Participant’s tax year, the Participant may notify the Committee of the amount of the Excess Elective Deferrals received by the Plan for the Participant’s tax year. A Participant shall be deemed to have notified the Plan of the amount of any such Excess Elective Deferrals to the extent the Participant has Excess Elective Deferrals for the taxable year calculated by taking into account only Elective Deferrals under the Plan and any other Plan maintained by a member of the Affiliated Group. No later than the first April 15 following the close of such taxable year, the Plan shall distribute to the Participant the amount designated as an Excess Elective Deferral under this section (adjusted for any income or loss allocable to that amount). The amount of Excess Elective Deferrals that may be distributed with respect to a Participant for a taxable year shall be reduced by any Excess Contributions previously distributed under Section 5(g)(i) or recharacterized under Section 5(g)(ii) with respect to the Participant for the Plan Year beginning with or within the Participant’s taxable year for which such Excess Elective Deferrals have been made. In the event that a Participant’s Elective Deferrals and his elective deferrals (as defined by Code section 402(g)) to all plans other than this Plan exceed the limit set forth in Code section 402(g) and the Committee cannot reasonably distribute such Excess Elective Deferrals prior to the April 15 next following the close of the taxable year in which the excess deferrals were made, then such Participant’s Excess Elective Deferrals shall remain in the Trust on the same terms and subject to the same distribution rules as other Elective Deferrals.

(f)    Actual Deferral Percentage Test.

(i)    Elective Deferrals hereunder shall not exceed the limits set forth in Code section 401(k)(3). For purposes of applying such limits, Code section 401(k)(3) and the regulations thereunder are incorporated herein by reference and are hereinafter referred to as the “ADP test.” The ADP test shall be applied using the prior year testing method.

(ii)    All or part of the Qualified Matching Contributions and Qualified Non-Elective Contributions made pursuant to Section 6(d) with respect to any or all Eligible

Employees may be treated as Elective Deferrals for purposes of the ADP test provided that each of the following requirements is met:

(1)    the amount of nonelective contributions, including the Qualified Non-Elective Contributions treated as Elective Deferrals for purposes of the ADP test, satisfies the requirements of Code section 401(a)(4);

(2)    the amount of nonelective contributions, excluding those Qualified Non-Elective Contributions treated as Elective Deferrals for purposes of the ADP test and those Qualified Non-Elective Contributions treated as Matching Contributions for purposes of the ACP test (described in Section 5(h) below), satisfies the requirements of Code section 401(a)(4);

(3)    all such Qualified Non-Elective Contributions and Qualified Matching Contributions are nonforfeitable when made and subject to the same distribution restrictions that apply to Elective Deferrals, without regard to whether such Qualified Non-Elective Contributions or Qualified Matching Contributions are actually taken into account as Elective Deferrals;

(4)    all such Qualified Non-Elective Contributions and Qualified Matching Contributions are allocated to the Accounts of Eligible Employees as of a date within the Plan Year (pursuant to Treas. Reg. section 1.401(k)-1(b)(4)(i)(A)) as if such contributions were Elective Deferrals and as if such contributions were made before the end of the 12-month period immediately following the Plan Year to which the contributions relate; and

(5)    if the Plan uses the provisions of this Section 5(f)(ii) for purposes of the ADP test, then, for purposes of Code section 410(b) (other than the average benefit percentage test), the Plan may be aggregated with other plans of the Affiliated Group to which qualified nonelective contributions and qualified matching contributions are made. If the Plan Year is changed to satisfy the Code section 410(b) requirement that aggregated plans have the same plan year, this Section 5(f)(ii) may apply during the resulting short plan year only if the Qualified Non-Elective Contributions and Qualified Matching Contributions during the short plan year satisfy Treas. Reg. section 1.401(k)-1(b)(4)(i) as if such contributions were Elective Deferrals and such aggregated plans could otherwise be aggregated for purposes of Code section 410(b).

(g)    Distribution of Excess Contributions.

(i)    Notwithstanding any other provision of the Plan, Excess Contributions, plus any income and minus any loss allocable thereto, shall be distributed no later than the last day of any Plan Year to Participants to whose Accounts Pre-Tax, Qualified Matching and Qualified Non-Elective Contributions were allocated for the preceding Plan Year. The Excess Contributions shall be adjusted for income or loss up to the date of distribution. The income or loss allocable to Excess Contributions shall be determined by multiplying the income or loss allocable to the Participant’s Pre-Tax, Qualified Matching and Qualified Non-Elective Contributions for the Plan Year by a fraction, the numerator of which is the Excess Contribution for the preceding Plan Year allocated to the Participant and the denominator of which is the sum of the Participant’s Account balances attributable to Pre-Tax, Qualified Matching and Qualified Non-Elective Contributions on the last day of the preceding Plan Year. Amounts distributed under this Section 5(g) shall be made from amounts attributable to the Participant’s Pre-Tax, Qualified Matching and Qualified Non-Elective Contributions in proportion to the Participant’s Pre-Tax, Qualified Matching and Qualified Non-Elective Contributions for the Plan Year.

(ii)    A Participant may treat Excess Contributions as an amount distributed to the Participant and then contributed by the Participant to the Plan as After-Tax Adjustment Contributions. Such re-characterized amounts will remain nonforfeitable and subject to the same distribution requirements as Pre-Tax Contributions. Amounts may not be re-characterized by a Highly Compensated Employee to the extent that such amount in combination with other After-Tax Adjustment Contributions made with respect to that Employee would exceed the limits under Section 5(h). Re-characterization must occur no later than two and one-half months after the last day of the Plan Year in which the Excess Contributions arose and is deemed to occur no earlier than the date the last Highly Compensated Employee is informed in writing of the amount which may be re-characterized and the consequences thereof.

(iii)    The amount of Excess Contributions to be distributed under Section 5(g)(i) or re-characterized under Section 5(g)(ii) shall be reduced by Excess Elective Deferrals previously distributed under Section 5(e) for the Participant’s taxable year ending with or within the Plan Year for which such Excess Contributions have been made.

(h)    Actual Contribution Percentage Test.

(i)    After-Tax Adjustment Contributions hereunder shall not exceed the limits set forth in Code section 401(m)(2). For purposes of applying such limits, Code section 401(m)(2) and the regulations thereunder are incorporated herein by reference and are hereinafter referred to as the “ACP test.” The ACP test shall be applied using the prior year testing method.

(ii)    All or part of the Qualified Non-Elective Contributions made pursuant to Section 6(d) and Elective Deferrals made with respect to any or all Eligible Employees may be treated as Matching Contributions for purposes of the ACP test provided that each of the following requirements is met:

(1)    the amount of nonelective contributions, including the Qualified Non-Elective Contributions treated as Matching Contributions for purposes of the ACP test, satisfies the requirements of Code section 401(a)(4);

(2)    the amount of nonelective contributions, excluding those Qualified Non-Elective Contributions treated as Matching Contributions for purposes of the ACP test and those Qualified Non-Elective Contributions treated as Elective Deferrals under Treas. Reg. section 1.401(k)-1(b)(5) for purposes of the ADP test satisfies the requirements of Code section 401(a)(4);

(3)    all Elective Deferrals, whether or not treated as Matching Contributions hereunder, satisfy the ADP test.

(4)    the Qualified Non-Elective Contributions are allocated to the Accounts of Eligible Employees as of a date within the Plan Year (pursuant to Treas. Reg. section 1.401(k)-1(b)(4)(i)(A)) and the Elective Deferrals satisfy Treas. Reg. section 1.401(k)-1(b)(4)(i) for the Plan Year; and the Qualified Non-Elective Contributions are made before the end of the 12-month period immediately following the Plan Year to which the contributions relate; and

(5)    if the Plan uses the provisions of this Section 5(h)(ii) for purposes of the ACP test, then for purposes of Code section 410(b) (other than the average benefit percentage test), the Plan may be aggregated with other plans of the Affiliated Group to which qualified nonelective contributions and elective contributions are made. If the Plan Year is changed to satisfy the Code section 410(b) requirement that aggregated plans have the same plan year, this Section 5(h)(ii) may apply during the resulting short plan year only if Elective Deferrals during the short plan year satisfy Treas. Reg. section 1.401(k)-1(b)(4) with respect to the short plan year and Qualified Non-Elective contributions satisfy Treas. Reg. section 1.401(k)-1(b)(4)(i)(A) with respect to the short plan year as if such contributions were Elective Deferrals.

(iii)    Participating Companies may, in their sole discretion, satisfy the ACP test either by making additional Qualified Non-Elective Contributions or Qualified Matching Contributions pursuant to Section 6(d) or by distributing Excess Aggregate Contributions pursuant to Section 5(i). The determination of Excess Aggregate Contributions shall be made after first determining the Excess Elective Deferrals and then determining the Excess Contributions for the Plan Year.

(i)    Distribution of Excess Aggregate Contributions.

(i)    Notwithstanding any other provision of this Plan, Excess Aggregate Contributions allocated to Highly Compensated Employees plus any income or minus any loss allocable thereto shall be forfeited, if forfeitable, or, if not forfeitable, distributed not later than the last day of each Plan Year on the basis of the respective portions of such Excess Aggregate Contributions allocated to Highly Compensated Employees whose Contributions for a Plan Year must be reduced under Section 5(h) and Code section 401(m)(6)(C), to enable the Plan to satisfy the ACP test.

(ii)    The income or loss allocable to a Highly Compensated Employee’s Excess Aggregate Contributions shall be determined by multiplying such income or loss by a fraction, the numerator of which is the Excess Aggregate Contribution for the preceding Plan Year allocated to the Highly Compensated Employee and the denominator of which is the sum of the Highly Compensated Employee’s Account balances attributable to Contributions taken into account for purposes of the ACP test on the last day of the preceding plan year.

(iii)    Amounts distributed under this Section 5(i) shall be withdrawn from amounts attributable to the Participant’s After-Tax Adjustment Contributions.

(j)    Salary Reduction and Tax Status of Pre-Tax Contributions.    For Federal tax purposes (and, wherever permitted, for state and local tax purposes), Pre-Tax Contributions and catch-up Contributions shall be deemed to be Company Contributions to the Plan, and a Participant’s election to make such contributions shall constitute an election to have the amount of his or her compensation that otherwise would have been reported as taxable compensation on Form W-2 (or its equivalent) reduced by the amount of such contributions.

(k)    Administrative Procedures.    The Committee may require Participants to complete such process as may be established by the Committee before any election under this Section 5 may take effect.

SECTION 6.    EMPLOYER CONTRIBUTIONS

(a)    Amount of Firm Contributions.    The amount of the Firm Contribution to be made by each Participating Company listed on Appendix B for each year shall be equal to such amount as may be determined by action of the Board of Directors before the end of such year.

(b)    Allocation of Firm Contributions Among MS Members.    The Firm Contribution for each Plan Year shall be allocated among all eligible (in accordance with Section 3(b)) MS Members in Service (including those on Authorized Absence) on December 31 of such Plan Year and those otherwise eligible MS Members whose employment terminated during that Plan Year (i) upon Retirement or (ii) by reason of death. Notwithstanding the foregoing, under the DPSP, an otherwise eligible Member whose employment terminated on or after November 1, 2001 and before December 31, 2001 as part of a reduction in force implemented by such MS Member’s employer was entitled to a portion of the Firm Contribution for such Plan Year. The share of the Firm Contribution for any Plan Year allocable to any such MS Member shall be that amount which bears the same relationship to the Firm Contribution for such Plan Year as the Base Salary received during such Plan Year by such MS Member (in respect of Service as an eligible MS Member) bears to the aggregate of Base Salaries received during such Year by all such MS Members (in respect of Service as eligible MS Members), disregarding for this purpose Base Salaries of MS Members who, pursuant to Section 6(c), are not entitled to a share of the Firm Contribution for such Plan Year. Any amount so allocable to a MS Member who has died shall be paid to the persons designated pursuant to Section 11(e).

(c)    Termination of Employment.    No portion of the Firm Contribution for any Plan Year shall be allocated to any MS Member whose employment terminates during such Plan Year for any reason other than Retirement, death or under the circumstances described in the second sentence of Section 6(b), and who is not an Eligible MS Employee on December 31 of such Plan Year.

(d)    Qualified Non-Elective and Qualified Matching Contributions.    The Participating Companies may, in their sole and absolute discretion, make Qualified Non-Elective or Qualified Matching Contributions to the Plan for a Plan Year. Any such Qualified Matching Contributions may be made with respect to any or all Participants as determined by the Company and shall be allocated in proportion to each such Participant’s Matched Contributions for the Plan Year. Qualified Non-Elective Contributions may be made with respect to any or all Eligible MS Employees or Eligible IIG Employees, as determined by the Company, and shall be allocated in a manner determined by the Company.

SECTION 7.    ADDITIONAL CONTRIBUTIONS AND TRANSFERS

(a)    Rollover Contributions.    A Participant may at any time make a Rollover Contribution to the Trust Fund if he or she provides satisfactory evidence to the Committee that the amount to be contributed qualifies as a Rollover Contribution and the Committee determines that such Rollover Contribution will not impose a substantial administrative burden on the Trust Fund or the Plan. Unless the Committee determines otherwise on a nondiscriminatory basis, no Participant may make a Rollover Contribution to the Plan consisting of after-tax contributions to a tax-qualified plan or the proceeds thereof.

A former Employee who has not elected or received a distribution under Section 11, and who has an Account balance under the Plan may make a Rollover Contribution from any other U.S. tax qualified plan sponsored by the Company or an Affiliated Group member.

(b)    ESOP Diversification Transfers.    To the extent permitted by the ESOP, an ESOP participant may elect to transfer to the Trust Fund an ESOP Diversification Transfer. Any such ESOP Diversification Transfer shall be credited to an Account of such Participant and shall be treated in the same manner as any other amounts under the Plan. As set forth in Section 10(a)(ii), amounts attributable to an IIG Participant’s ESOP Diversification Transfer shall continue to be subject to the vesting schedule applicable to the transferred amounts under the ESOP. The funds transferred shall be allocated to one or more Investment Funds in accordance with Section 8(d).

SECTION 8.    INVESTMENT AND VALUATION OF THE TRUST FUND

(a)    The Trust Agreement.    The Company shall enter into a Trust Agreement which shall contain such provisions as shall render it impossible for any part of the corpus of the trust or income therefrom to be at any time used for, or diverted to, purposes other than for the exclusive benefit of Participants or as provided in Section 18. Any or all rights or benefits accruing to any person under the Plan with respect to any contributions deposited under the Trust Agreement shall be subject to all the terms and provisions of the Trust Agreement.

(b)    Investment of the Trust Fund.

(i)    All of the assets of the Trust Fund shall be invested in the Investment Funds as described below. The Investment Funds shall consist of the Morgan Stanley Stock Fund and such other investment options as shall be designated by the Investment Committee from time to time. The Investment Funds designated hereunder may include, but are not limited to, registered investment companies for which the Company or an affiliate of the Company acts as investment adviser, administrator or transfer agent. The Investment Committee may, from time to time, establish additional Investment Funds, liquidate or remove existing Investment Funds, limit the amounts or contributions that may be made to an existing Investment Fund, change the permissible investment of or investment guidelines applicable to an Investment Fund or reopen a restricted Investment Fund to new investments by Participants.

(ii)    The Morgan Stanley Stock Fund shall be invested and reinvested exclusively in Morgan Stanley Stock, except that pending investments in Morgan Stanley Stock, amounts held in the Morgan Stanley Stock Fund may be invested and reinvested temporarily in interest-bearing short-term investments, including (without limitation) savings accounts, certificates of deposit, money market instruments, United States treasury bills and such group annuity contracts, insurance company pooled separate accounts, bank common or collective trust funds, mutual funds and other pooled investment funds as the Trustee deems suitable for temporary investments of the Morgan Stanley Stock Fund. The Morgan Stanley Stock Fund shall consist of all Morgan Stanley Stock Fund investments held by the Trustee and all cash held by the Trustee which is derived from dividends, interest or other income from Morgan Stanley Stock Fund investments, from Matching, Qualified Non-elective and Qualified Matching Contributions, from any Pre-Tax, Firm, Rollover and Qualified Plan Transfer Contributions directed by the Participants to be invested in the Morgan Stanley Stock Fund, and from the proceeds of the sale or redemption of Morgan Stanley Stock Fund investments. Any such cash held by the Trustee shall be invested as provided in this Section 8(b)(ii). The Morgan Stanley Stock Fund may be removed as an Investment Fund only by amendment to the Plan adopted in accordance with Section 19(a).

(iii)    Pending investment and reinvestment or pending payments as provided herein, the Trustee may invest temporarily all or any part of the Trust Fund comprising any one or more of the Investment Funds, in securities or other property of a fixed-income nature, including but not limited to commercial paper and notes of finance companies, or part interest therein, or in obligations issued or guaranteed as to interest and principal by the United States Government or any instrumentality or agency thereof, excluding the notes or other securities of any Participating Company under the Plan.

(iv)    The Trustee may invest and reinvest all or any part of the Trust Fund comprising any one or more of the Investment Funds through the medium of any one or more common, collective or commingled trust funds maintained by it or by an investment manager (as defined in ERISA section 3(38)) appointed by the Investment Committee for the purpose, each of which is invested principally in property of the kind authorized for that Investment Fund, and each of which is qualified under the provisions of Code section 401(a) and exempt under the provisions of Code section 501(a) and during such period of time as an investment through any such medium exists, the declaration of trust of such trust fund shall constitute a part of the Agreement.

(v)    All interest, dividends and other income, as well as cash received from the sale or exchange of securities or other properties produced by each of the Investment Funds, shall be reinvested in the same Investment Fund which produced such interest, dividends, other income or cash.

(vi)    The Trustee shall transfer moneys between Investment Funds in accordance with the direction of the Investment Committee or its delegate, subject to the limitations of Section 8(d).

(vii)    The Trustee may retain in cash and keep unproductive of income such amount of the Trust Fund, or of any Investment Fund, as is deemed advisable. The Trustee shall not be required to pay interest on such cash balances or on cash pending investment.

(viii)    The Trustee is specifically authorized to permit assets of the Trust Fund to be held outside the United States in accordance with Labor Department Regulation § 2550.404b-1.

(c)    Valuation of the Trust Fund.    As of the Valuation Date and as of any other date fixed by the Investment Committee, the Trust Fund shall be valued on the basis of current market or fair value as determined by the Trustee in accordance with the provisions of the Trust Agreement.

(d)    Investment Option Elections.

(i)    Each Participant who makes a contribution or on whose behalf a contribution is made to the Plan may elect, as to all such contributions, one or more of the investment options specified under Section 8(b)(i), provided that any Qualified Non-elective or Qualified Matching Contributions made on behalf of a Participant shall be invested automatically in Morgan Stanley Stock, subject to the Participant’s right to transfer investments pursuant to Section 8(d)(ii). An election made pursuant to this Section 8(d)(i) shall direct the Trustee to invest such contributions in one or more of the Investment Funds in multiples of 1%. Such an election shall remain in effect and be deemed applicable to all contributions made by or on behalf of such Participant unless and until a new election is filed. An election or change of election pursuant to this Section 8(d)(i) shall be subject to such conditions or limitations as the Investment Committee shall determine. To the extent the Participant does not make an election pursuant to this Section 8(d)(i), contributions made by or on behalf of such Participant shall be invested in the money market fund or the money market fund equivalent as determined by the Investment Committee from time to time.

(ii)    Each Participant shall have the right to elect that as of any Valuation Date all or any multiple of 1% of his interest in any Investment Fund shall be liquidated and the proceeds thereof transferred to any other Investment Fund, subject to such conditions or limitations as the Investment Committee shall determine, and further subject to any transfer restrictions with respect to any of the Investment Funds. Assets shall be transferred from the Participant’s Accounts in the order determined by the Investment Committee.

(iii)    (1)    Effective June 25, 2002, any portion of the Account of a Participant, including any portion attributable to an ESOP Diversification Transfer, that is invested in the Morgan Stanley Stock Fund, automatically or pursuant to such Participant’s direction, shall, in accordance with procedures established by the Administrative Committee, on or about the Tuesday preceding each record date for dividends on Morgan Stanley Stock, be transferred to the ESOP and allocated to an account established for such person under the ESOP (the “Transferred Subaccount”). Subject to Section 8(d)(iii)(2), on and after the date on which an amount is transferred to the ESOP, a Participant shall have no right to benefits under this Plan with respect to the amount so transferred, and all rights with respect to such amount shall be enforceable only against the ESOP.

(2)    A Participant shall be entitled to direct that all or a portion of his or her Transferred Subaccount under the ESOP be invested in any Investment Fund available under this Plan in the manner provided in Section 8(d)(ii). If a Participant makes such a direction with respect to his or her Transferred Subaccount, in accordance with such rules and procedures as the Administrative Committee may determine, the amounts subject to such direction shall be transferred back to this Plan from the ESOP, allocated to the appropriate Account of the Participant under this Plan, and invested as so directed.

(iv)    The Administrative Committee may require Participants to complete such process as may be established by such Committee before any election under this Section 8(d) may take effect. The Committee shall adopt such rules and procedures as it deems advisable with respect to all matters relating to the election and use of the Investment Funds. The Committee shall have the right, without prior notice to any Participant, to suspend for a limited period of time daily transfers between and among Investment Funds or to delay effecting transfers between and among Investment Funds for one or more days if the Committee determines that such action is necessary or advisable (1) in light of unusual market conditions,

(2) in response to technical or mechanical problems with the automated system or the Plan’s third-party record keeper or (3) in connection with any suspension of normal trading activity on the New York Stock Exchange or other applicable exchange or automated trading system.

(v)    Notwithstanding anything in this Section 8(d) or any other provision of the Plan to the contrary, any election by a Participant involving an acquisition or disposition of Morgan Stanley Stock shall be subject to such conditions and restrictions as the Administrative Committee determines to be necessary or advisable to ensure compliance with all applicable securities laws. Without limiting the generality of the foregoing, the Administrative Committee may from time to time prescribe rules of uniform application to those Participants subject to Section 16 of the Securities Exchange Act of 1934, as amended, to ensure compliance with the conditions for exemption in Rule 16b-3 under such Section.

(e)    Voting and Tendering of Morgan Stanley Stock.    The provisions of Section 8.01, 8.02 and 8.03 of the ESOP with respect to the voting and tenders of allocated shares of Morgan Stanley Stock and the responsibilities of the Trustee shall also apply under this Plan.

(f)    Investment Committee.

(i)    The management of the Investment Funds shall be placed in the Investment Committee. The members of the Committee shall be appointed from time to time by, and shall serve during the pleasure of, the Board of Directors. The Investment Committee shall consist of no fewer than three persons, each of whom shall be an Employee and/or an Advisory Director of the Company or a member of the Affiliated Group.

(1)    The Investment Committee shall be a “Named Fiduciary” with respect to the Plan, as such term is defined in ERISA section 402(a).

(2)    Each person who has Fiduciary Responsibilities with respect to the Plan shall be bonded if and as required by ERISA.

(ii)    A majority of the members of the Investment Committee at the time in office shall constitute a quorum for the transaction of its business. All resolutions or other actions taken by the Investment Committee at any meeting shall be by the vote of a majority of those present at any such meeting.

(iii)    (1)    The members of the Investment Committee shall elect one of their number as Chairman and shall elect a Secretary who may, but need not, be a member of the Investment Committee; may appoint from their number such subcommittees with such powers as the Investment Committee shall determine; may authorize one or more of their number or any agent to take any action or to execute or deliver any instructions on behalf of the Investment Committee; and may employ such counsel and agents, and obtain such clerical services, as the Investment Committee may require in carrying out the provisions of the Plan.

(2)    The Fiduciary Responsibilities of the Investment Committee may be allocated among its members or delegated to persons who are not members of the Investment Committee as the Investment Committee in its sole discretion shall decide. Upon an allocation or delegation of Fiduciary Responsibilities, the person or persons to whom such Fiduciary Responsibilities are allocated or delegated shall be solely responsible for the performance of such Fiduciary Responsibilities, and the members of the Investment Committee to whom such Fiduciary Responsibilities have not been allocated shall not in any respect be responsible for the performance of such Fiduciary Responsibilities, except as provided by law. The Investment Committee shall perform its allocation and delegation functions in the same manner as it performs all of its other Fiduciary Responsibilities pursuant to Section 8(f)(iii)(3) below.

(iv)    To the fullest extent permitted by law, the Company will indemnify and save harmless each member of the Investment Committee and each other person to whom Fiduciary Responsibilities are delegated under Section 8(f)(iii)(2) against any cost or expense (including attorneys’ fees) or liability (including any sum paid in settlement of the claim with the approval of the member’s employer) arising out of any act or omission to act as a member of the Investment Committee or as delegate, except in the case of willful misconduct or lack of good faith. This Section 8(f)(iv) shall not supersede any separate agreement or contract between the Company or the Plan and any person to whom Fiduciary Responsibilities are delegated.

(v)    Any action required or permitted to be taken at any meeting of the Investment Committee may be taken without a meeting if a written consent thereto is signed by all members of the Investment Committee and such written consent is filed with the records of the proceedings of the Investment Committee.

(vi)    Members of the Investment Committee may participate in a meeting of the Investment Committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this Section shall constitute presence in person at such meeting.

SECTION 9.    ACCOUNTS

The Committee shall cause to be maintained on behalf of each Participant such Accounts as may be required by applicable law or deemed appropriate by the Committee to reflect the Participant’s interest under the Plan and in each of the applicable Investment Funds. Each of a Participant’s Accounts shall be revalued at each Valuation Date. By this revaluation, the balance in each of the Participant’s Accounts will be increased or decreased by such Participant’s proportionate share of any realized investment income, gains and losses of the applicable Investment Funds, and by any increase or decrease in the fair market value of the assets of such Investment Funds, which has occurred since the immediately preceding Valuation Date. At least annually the Committee shall furnish to each Participant having an interest in the Trust Fund a summary statement of the transactions of the Trust Fund since the date of the last previous statement so furnished and of his or her interest in the Trust Fund. Any such Participant who does not notify the Committee as to any objection which he or she may have with respect to any such statement within 90 days after the date of such distribution thereof shall be conclusively presumed to have approved the transactions reflected therein.

SECTION 10.    PLAN BENEFITS

(a)    Amount of Benefit.    A MS Participant’s Plan Benefit shall be 100% of the MS Participant’s Accounts. An IIG Participant’s Plan Benefit shall be (i) 100% of the IIG Participant’s Accounts other than any amounts attributable to Matching Contributions made to the START Plan for years beginning before January 1, 2001 and ESOP Diversification Transfers and (ii) the IIG Participant’s vested interest in amounts attributable to Matching Contributions and ESOP Diversification Transfers.

(i)    Vesting in Matching Contributions.    Any amounts attributable to Matching Contributions made on behalf of an IIG Participant and not transferred from the START Plan to the ESOP in 2001 as described in Supplement G to this Plan, shall vest in accordance with the rules previously applicable under the START Plan and now set forth in Supplement E to this Plan.

(ii)    Vesting in ESOP Diversification Transfers.    Amounts attributable to an IIG Participant’s ESOP Diversification Transfers shall continue to be subject to the vesting schedule applicable to the transferred amounts under the terms of the ESOP.

(b)    Forfeitures.    (i)    Any non-vested amounts attributable to an IIG Participant’s Matching Contributions and/or ESOP Diversification Transfers shall be forfeited as of the end of the month in which such IIG Participant’s Termination of Employment occurs. Notwithstanding the foregoing, if an IIG Participant who terminates employment shall subsequently be credited with one Year of Service before incurring five consecutive One Year Breaks, the amount so forfeited shall be restored to such IIG Participant’s Accounts without adjustment for income, gains or losses; provided that such restoration shall be made from forfeitures arising in the Plan Year in which the restoration occurs and, to the extent necessary, from a special Company contribution which shall be made for that purpose. The foregoing forfeiture provisions shall only apply to the extent permitted by applicable law.

(ii)    Any forfeitures remaining after restoration payments are made may be applied to pay Plan expenses or as otherwise determined by the Committee. At the discretion of the Committee, forfeitures from amounts attributable to ESOP Diversification Transfers also may be transferred back to the ESOP.

(c)    Payee’s Location Not Ascertainable for 60 Months.    In the event any Plan Benefit has been due and payable under the Plan for a period of more than 60 months and cannot be paid because the location of the payee cannot be ascertained, the entire amount of such Plan Benefit shall be forfeited; provided, that in the event the location of such payee is ascertained, the Plan Benefit forfeited shall be restored, without adjustments for income, gains or losses and shall be paid to such payee in a single lump sum payment; and provided, that such restoration shall be made out of forfeitures arising in the Plan Year in which the restoration occurs and, to the extent necessary, out of a special Company contribution which shall be made for that purpose.

SECTION 11.    DISTRIBUTION OF PLAN BENEFITS

The following rules shall apply with respect to distributions following the Plan Merger. Additional distribution forms not explicitly provided for in this Section 10 and Section 11 also shall be available to the extent required by Code section 411(d)(6). For distributions prior to the Plan Merger, the rules of the Plan or the DPSP, as applicable, then in effect shall apply. The distribution provisions of the Plan and the DPSP in effect prior to the Plan Merger are set forth in Supplement D.

(a)    Form of Distribution.    Following a Participant’s termination of employment with all members of the Affiliated Group, the Participant may request a distribution of all or any portion of his or her Plan Benefit, in accordance with procedures specified by the Committee. Distributions shall be made in the form of a lump sum consisting of, at the election of the Participant, either a check for the entire value of the Participant’s Accounts or (i) a certificate or certificates for whole shares of stock representing the portion of the Participant’s Accounts invested in the Morgan Stanley Stock Fund, plus (ii) a check for any fractional share of stock and uninvested cash in the portion of the Participant’s Accounts invested in the Morgan Stanley Stock Fund, and for the entire value of the portions of the Participant’s Accounts invested in all other Investment Funds. A Participant may not receive more than two distributions in any calendar year, provided that a Participant may receive more than two distributions in a calendar year if, after requesting two partial distributions in a calendar year, the Participant elects a lump sum distribution of the total value of his or her interest in the Trust Fund. A Participant may not receive any distribution which is less than $500 or, if less, the amount of the Participant’s remaining Plan Benefit. In the case of a distribution under this Section 11(a) which is less than the entire amount of a Participant’s Plan Benefit, the Committee shall withdraw assets from the

Participant’s Accounts in the order determined by the Committee on a uniform and nondiscriminatory basis in accordance with applicable law.

(b)    Time of Distribution.    Subject to Section 11(c), a Participant’s Plan Benefit shall be distributed as soon as practicable after the date as of which the Participant’s employment with all members of the Affiliated Group terminates. Any allocation of contributions and forfeitures made subsequent to the distribution of a Participant’s Account in a lump sum shall be paid as soon as practicable after the date of such allocation.

(c)    Right to Deferred Distribution.    If a Participant whose vested Accounts exceed $5,000 on the date the distribution would commence under Section 11(b) does not consent to such distribution, then payment of the Participant’s Plan Benefit shall, subject to Section 13(a), be deferred to such date as the Participant shall elect. Effective September 1, 2002, if a Participant whose vested accounts under this Plan, the ESOP, and, prior to the Plan Merger, the DPSP exceed $5,000 on the date the distribution would commence under Section 11(b) does not consent to such distribution, then payment of the Participant’s Plan Benefit shall, subject to Section 13(a), be deferred to such date as the Participant shall elect.

Notwithstanding anything to the contrary herein, unless a Participant otherwise elects, the distribution of a Participant’s Plan Benefit shall begin not later the 60th day after the close of the Plan Year in which the latest of the following events occurs:

(i)    The Participant attains Normal Retirement Age.

(ii)    The 10th anniversary of the date on which the Participant commenced participation in the Plan.

(iii)    The termination of the Participant’s employment with the Affiliated Group.

If a distribution is one to which Code sections 401(a)(11) and 417 do not apply, such distribution may commence less than 30 days after the notice required under Treas. Reg. section 1.411(a)-11(c) is given, provided that:

(x)    the Committee clearly informs the Participant that the Participant has a right to a period of at least 30 days after receiving the notice to consider the decision of whether or not to elect a distribution (and, if applicable, a particular distribution option), and

(y)    the Participant, after receiving the notice, affirmatively elects a distribution.

Accounts pending distribution shall continue to share in the investment experience of the Trust Fund until the Valuation Date as of which distributed.

(d)    Death of Participant.    If a Participant dies prior to receiving the Participant’s entire Plan Benefit, the remaining portion of the Participant’s Plan Benefit shall be paid to the Participant’s surviving spouse, but if there is no surviving spouse, or, if the surviving spouse consents in a manner conforming to a qualified election under the Retirement Equity Act of 1984, as amended, then to the Participant’s Beneficiary; provided that, following the death of a Participant on or after January 1, 2001, any amount distributed pursuant to this Section 11(d) shall be distributed no later than December 31st of the calendar year which contains the fifth anniversary of the Participant’s death. Subject to the provisions of the foregoing sentence, upon the death of a Participant, the Participant’s Beneficiary, if any, shall be entitled to make such elections or decisions as the Participant was authorized to make under this Section 11, and any provision as to deferrals and elections shall be made with reference to the date of death of the Participant (instead of the date he or she terminated employment), provided, that upon the death of a MS Participant who had elected to receive payment of his or her Plan Benefit pursuant to an installment payment option available under the Plan (and now set forth in Supplement D to the Plan) for distributions commencing prior to March 1, 2001, the remaining value of the Participant’s Plan Benefit shall be paid to his or her Beneficiary in a single lump sum. Notwithstanding the foregoing, if prior to being notified of the death of a Participant the Committee has made a distribution or instructed the Trustee to make a distribution to any such Participant, the provisions of this Section 11(d) shall not be applicable and such distribution shall be considered to have been made in accordance with the other provisions of this Section 11.

(e)    Designation of Beneficiary.

(i)    Any designation of a Beneficiary shall be made in writing and filed with the Committee. A Beneficiary designation may be revoked by the Participant at any time without notice to or consent of any previously designated Beneficiary; provided, that any new designation of Beneficiary must comply with any applicable spousal consent requirement; and provided further, that no designation shall be effective unless filed with the Committee prior to the death of the Participant. If no Beneficiary is designated, or the designated Beneficiary does not survive the Participant and no alternative Beneficiary is designated, the Beneficiary shall be the Participant’s surviving spouse, or, if none, the Participant’s estate. If the designated Beneficiary cannot be located by the Committee for a period of one year following death, despite mailing to such Beneficiary’s last known address, and the Beneficiary has not made written claim within such period to the Committee, the Beneficiary shall be treated as having predeceased the Participant.

(ii)    In the case of a Participant who participated in both the START Plan and the DPSP at different times prior to the Plan Merger and had a Beneficiary designation in effect under each plan, the Beneficiary designation in effect under the plan in which the

Participant was an active participant immediately prior to the Plan Merger (or, in the case of a Participant who was not an active participant in either plan immediately prior to the Plan Merger, the Beneficiary designation in effect under the plan in which the Participant was most recently an active participant) shall control as of the Plan Merger, and the Beneficiary designation in effect under the other plan shall be void from that point on.

(iii)    Any Beneficiary designation made by a Participant under this Plan on or after the date of the Plan Merger shall not be effective unless the designated Beneficiary is the same as the beneficiary designated by the Participant under the ESOP.

(f)    Administrative Procedures.    The Committee may require Participants to complete such process as may be established by the Committee before any election under this Section 11 may take effect; provided, that such process shall conform to applicable rules under the Code and that the Committee shall provide the Participant and the Participant’s surviving spouse or Beneficiary such information, within such time periods, as is required under the Code and applicable law.

(g)    Optional Direct Rollover of Eligible Rollover Distributions.    Effective for distributions made after December 31, 1992, a Participant who receives a distribution described in Section 11(a) or a withdrawal described in Section 12 may direct the Committee to directly roll over all or any portion of the distribution or withdrawal to an individual retirement plan described in Code sections 408(a) or 408(b), to another employer’s qualified plan described in Code sections 401(a)(31)(D) and 402(c)(8)(B), to an annuity contract described in Code section 403(b), or to an eligible plan under Code section 457(b) that is maintained by a state, political subdivision of a state, or any agency or instrumentality of a state or political subdivision of a state, and which agrees to separately account for amounts transferred into such plan from this

Plan. A portion of a distribution shall not fail to be an eligible rollover distribution merely because the portion consists of after-tax employee contributions that are not includible in gross income. However, such portion may be transferred only to an individual retirement account or annuity described in Code section 408(a) or (b), or to a qualified defined contribution plan described in Code section 401(a) or 403(a) that agrees to separately account for amounts so transferred, including separately accounting for the portion of such distribution that is includible in gross income and the portion of such distribution which is not so includible. The election under this Section 11(g) shall not be applicable to any distribution which represents the minimum amount required to be distributed under Code section 401(a)(9). In addition, this election shall not apply to a hardship distribution under Section 12(f). The election under this Section shall be available with respect to any distribution or withdrawal made to or by a spouse of a Participant following the death of the Participant or pursuant to a qualified domestic relations order (as defined in Code section 414(p)) if the election described herein would have been available to the Participant had the Participant been the recipient of the distribution or withdrawal. The Committee may, in its sole discretion, adopt such administrative rules as may be permitted by Code section 401(a)(31) or regulations promulgated thereunder which limit or restrict the applicability of this Section 11(g) to all or a portion of certain distributions or withdrawals.

SECTION 12.    WITHDRAWALS AND LOANS

The following rules shall apply with respect to withdrawals and loans made following the Plan Merger. Prior to the Plan Merger, the rules of the Plan or the DPSP, as applicable, then in effect shall apply. The withdrawal and loan provisions of the Plan and the DPSP in effect prior to the Plan Merger are set forth in Supplement D.

(a)    General Rule.    A Participant who is an Employee may elect to withdraw a specified amount from his or her Accounts, subject to the following provisions.

(b)    Limitations on Withdrawals.    Withdrawals shall be subject to the following limitations:

(i)    To make a withdrawal, a Participant must complete such process as may be established by the Committee.

(ii)    A Participant may not make more than two withdrawals (other than hardship withdrawals described in Section 12(f)) per calendar year, provided that a Participant may make more than two withdrawals in a calendar year if, after electing two partial withdrawals in a calendar year, the Participant elects a lump sum distribution of the total value of his or her interest in the Trust Fund. The minimum amount a Participant may elect to withdraw shall be $500 or, if less, the total value of the applicable Accounts.

(iii)    A Participant may withdraw amounts attributable to Pre-Tax Contributions, Catch-up Contributions, [Rollover Contributions] and/or Qualified Company Contributions only after attaining age 59½.

(iv)    A Participant may withdraw amounts attributable to After-Tax Contributions at any time.

(v)    An IIG Participant may withdraw any or all amounts allocated to his or her Accounts, to the extent vested, after attaining age 59½.

(vi)    A MS Participant may withdraw any or all amounts allocated to his or her Accounts after attaining age 59½ .

(vii)    Notwithstanding the foregoing, a Participant may make a withdrawal from any or all of his or her Accounts, to the extent vested, upon suffering a hardship, as provided in Section 12(f).

(c)    Source and Amount of Withdrawal.    In the case of a withdrawal, including a hardship withdrawal, the Committee shall withdraw assets from the Participant’s Accounts in the order determined by the Committee on a nondiscriminatory basis in accordance with applicable law. The amount being withdrawn shall be taken pro rata from the Investment Funds in which such Accounts are invested (except that the Administrative Committee may, on a nondiscriminatory basis, permit Participants to choose whether or not investments in the Morgan Stanley Stock Fund shall be included for this purpose).

(d)    Time of Payment of Withdrawals.    Withdrawals, and hardship withdrawals described in this Section 12, will be paid as soon as administratively practicable following the approval of the Participant’s request for a withdrawal.

(e)    Form of Payment of Withdrawals.    All withdrawals under this Section 12 shall be distributed in the form of a lump sum payment consisting of (i) cash equal to the value of the portion of the Participant’s Accounts being withdrawn or (ii) at the election of the Participant and as permitted under this Section 12, whole shares of Morgan Stanley Stock and cash equal to the amount of any uninvested cash, plus the value of the portions of the Participant’s Accounts that are invested in all Investment Funds other than the Morgan Stanley Stock Fund, in such proportions as the Participant may elect and in the aggregate equal to the value of the portion of the Participant’s Accounts being withdrawn. Unless the Participant elects otherwise, payment will be made in accordance with clause (i) of the preceding sentence. If a distribution is made in the form of shares of stock, any unpaid dividends which may be due with respect to such stock and any portion to be distributed representing fractional shares of such stock shall be paid in cash.

(f)    Hardship.

(i)    In case of a hardship withdrawal, the Committee shall withdraw assets from the Participant’s Accounts in the order determined by the Committee on a uniform and nondiscriminatory basis in accordance with applicable law.

(ii)    The Committee may from time to time prescribe written rules of uniform application by which Participants who make a hardship withdrawal may not make elective or employee contributions to this or any other plan of a Participating Company for a period to be determined by the Committee.

(iii)    A distribution will be considered to be necessary to satisfy an immediate and heavy financial need of a Participant only if the Participant has obtained all distributions (including any available dividend distributions under the ESOP), other than hardship distributions, and all nontaxable loans available under all plans maintained by any member of the Affiliated Group, and the distribution is not in excess of the amount of the immediate and heavy financial need.

(iv)    In reviewing a request for a hardship distribution, the Committee shall apply the following rules on a nondiscriminatory basis to all Participants eligible for such hardship distributions.

(1)    All requests for such payments must be made in such manner as the Committee shall designate.

(2)    All such requests must be accompanied by such documentation as the Committee may require.

(3)    The Committee will review all requests and will make a determination as to whether the request should be approved or rejected.

(4)    The Committee will consider the facts relevant to each requested hardship distribution, subject to appropriate regulations.

(5)    The Committee may delegate its responsibilities under this Section 12(f) to one or more persons.

(v)    For purposes of this Section 12(f), the term “hardship” shall mean immediate and heavy financial needs of the Participant where such Participant lacks other reasonably available financial resources, arising out of any one or more of the following:

(1)    expenses for medical care described in Code section 213(d) previously incurred by the Participant, the Participant’s spouse, or any dependents of the Participant (as defined in Code section 152) or necessary for these persons to obtain medical care described in Code section 213(d);

(2)    costs directly related to the purchase of a principal residence for the Participant (excluding mortgage payments);

(3)    payment of tuition and related educational fees for the next 12 months of post-secondary education for the Participant, Participant’s spouse, children or dependents (as defined in Code section 152);

(4)    payments necessary to prevent the eviction of the Participant from the Participant’s principal residence or foreclosure on the mortgage on that residence;

(5)    any amounts necessary to pay any federal, state or local income taxes or penalties reasonably anticipated to result from a hardship withdrawal under this Section 12(f); or

(6)    such other instances of deemed immediate and heavy financial needs together with such additional methods for the hardship withdrawal to be deemed necessary to satisfy such needs as the Commissioner of Internal Revenue shall provide through the publication of revenue rulings, notices and other documents of general applicability.

(g)    Loans.

(i)    Availability of Loans.    A Participant may elect, in such form and manner as the Committee may prescribe, to borrow from the Trust an amount in cash not to exceed the amount permitted under Section 12(g)(ii). No more than one loan to a Participant may be outstanding at any time, except that, (1) in the case of a MS Participant who had two loans outstanding under the DPSP as of February 28, 2001, such loans may continue to be outstanding following that date and (2) in the case of a Participant who had an account under both the DPSP and the START Plan prior to the Plan Merger and had a loan outstanding against each such account, such loans may continue to be outstanding at the same time following the Plan Merger. A Participant who takes a loan under this Section 12(g), or under the DPSP or START Plan prior to the Plan Merger, shall be ineligible to take another loan under this Section

12(g) until the expiration of 12 full calendar months following the date of such loan. The Committee may, in its discretion, impose additional conditions and restrictions on a Participant’s eligibility for a loan under this Section 12(g), subject to applicable law.

(ii)    Limitations on Loans.    Each loan under this Section 12(g) shall be limited to an amount not to exceed (when added to the outstanding balance of all other loans made to the Participant by all tax qualified plans maintained by the Affiliated Group) the lesser of:

(1)    $50,000 reduced by the excess, if any, of the highest outstanding balance of loans from all such plans to the Participant during the one-year period ending on the day before the date on which the loan is made, over the outstanding balance of loans from all such plans to the Participant on the date on which the loan is made, and

(2)    one-half of the vested balance of the Participant’s Accounts as of the most recent Valuation Date.

Notwithstanding the foregoing, no loan shall be granted under this Section 12(g) in an amount less than $500.

(iii)    Sources of Loan Proceeds and Designation of Payments.    Loans made pursuant to this Section 12(g) and payments thereof, shall be charged pro rata against each Investment Fund in which the Participant is invested (except that the Administrative Committee may, on a nondiscriminatory basis, permit Participants to choose whether or not investments in the Morgan Stanley Stock Fund shall be included for this purpose) and shall be appropriately charged against the Participant’s Accounts in such order as the Administrative Committee shall determine on a nondiscriminatory basis. Prior to the disbursement of the proceeds of a loan, an amount equal to the loan amount shall be transferred from the Participant’s Accounts to a special loan fund (consisting solely of the Participant’s loans) established for the purpose of disbursing the loan to the Participant.

(iv)    Loans Evidenced by Note and Secured by Interest in Account.    A loan granted pursuant to this Section 12(g) shall be evidenced by such documents as the Committee shall designate including a note which shall bear a reasonable rate of interest as determined by the Committee from time to time in a nondiscriminatory manner and which otherwise shall conform to the repayment terms set forth in this Section 12(g). A loan made to a Participant pursuant to this Section 12(g) shall be secured by an interest in the Participant’s Accounts and/or by such other interests as the Committee may determine to constitute adequate security. The occurrence of an event of default under the loan note shall entitle the Trustee of the Plan to reduce the balance of the Participant’s Accounts up to the amount of the Plan’s security interest therein. The loan note shall be an asset solely of the borrowing Participant’s Accounts and interest on the loan shall be credited to the Participant’s Accounts.

(v)    Loan Repayment Terms.    A loan made pursuant to this Section 12(g) shall be repaid over a period not to exceed five years from the date of the loan, unless the Participant certifies in writing to the Committee that the loan proceeds are to be used solely to acquire a dwelling unit which is to be used, within a reasonable period of time, as the Participant’s principal residence, in which case, the loan shall be repaid over a period not to exceed 15 years from the date of such loan. Such repayment shall be made in level installments of principal and interest which the Participant shall authorize to be repaid by payroll deductions or by such other method as is determined by the Committee on a uniform and nondiscriminatory basis. Loan repayments (principal and interest) will be proportionately credited among the Participant’s Accounts from which the loan proceeds were transferred pursuant to Section

12(g)(iii) above and reinvested in Investment Funds based on the Participant’s then-current directions with respect to the investment of contributions, or in such other manner as is determined by the Administrative Committee in its discretion on a uniform and nondiscriminatory basis. The entire outstanding amount of the loan may be prepaid without penalty at any time. Partial prepayment shall not be permitted. The note shall provide that in all events the outstanding principal and interest due thereon shall be repaid not later than the date of the Participant’s termination of employment or such other date as the Committee shall specify. In the event of default, foreclosure on the note and attachment of security will not occur until a distributable event occurs under the Plan.

(vi)    Loans Available on Nondiscriminatory Basis.    All loans made pursuant to this Section 12(g) shall be made available to all Participants on a reasonably equivalent, nondiscriminatory basis; and any Participant to whom a loan is made agrees to such changes in the terms of the loan as may be required by changes in the applicable law or regulations.

(vii)    Other Provisions Relating to Loans.    To the extent required by ERISA section 408 or Code section 4975, notwithstanding the preceding provisions of this Section 12(g), loans may be made to a Participant who is, at the time of the loan, both a former employee and a “party in interest” as defined in ERISA section 3(14) with respect to the Plan. In the case of any such loan, the preceding provisions of this Section 12(g) dealing with payment by payroll deduction and acceleration on termination of employment shall not apply. Loans shall not be made available to highly compensated employees (as defined in Code section 414(q)) in an amount greater than the amount made available to other employees.

(viii)    Suspension of Loan Repayments during Military Service.    Loan repayments will be suspended under this Plan as permitted under Code section 414(u)(4).

(ix)    Loan Procedures.    The Committee shall promulgate loan procedures consistent with this Section 12, which, as amended from time to time, are hereby incorporated into and which hereby form a part of this Plan.

SECTION 13.    INCORPORATION OF CERTAIN CODE REQUIREMENTS BY REFERENCE

(a)    Incorporation of Code Section 401(a)(9).

(i)    Anything in the Plan to the contrary notwithstanding, distributions under this Plan shall meet the requirements of Code section 401(a)(9), which requirements are incorporated herein by reference.

(ii)    In the case of MS Participants, the following provisions applied under the DPSP prior to the Plan Merger and shall continue to apply under this Plan following the Plan Merger:

(1)    With respect to a MS Participant who attained age 70½ prior to January 1, 1999, payment of the amounts credited to the MS Participant’s Accounts commenced no later than the April 1st next following the year in which the MS Participant attained (or would have attained, in the case of a deceased MS Participant) age 70½, whether or not such MS Participant had terminated Service; provided that a MS Participant who attained age 70½ after December 31, 1995 and prior to January 1, 1999 and who was an Employee on the April 1st next following the year in which such MS Participant attained age 70½, could make an irrevocable one-time election to defer receipt of payment of his or her Accounts until his or her termination from Service, but in no event later than the April 1st next following the year in which such termination from Service occurs.

(2)    With respect to a MS Participant who attains age 70½ on or after January 1, 1999, payment of the amounts credited to the MS Participant’s Accounts shall commence on the April 1st next following the later of the year in which the MS Participant (A) attains age 70½, or (B) terminates from Service.

(3)    With respect to a MS Participant who attains age 70½ on or after January 1, 2000 and who has separated from service, the entire value of the MS Participant’s interest in the Trust Fund shall be distributed to the MS Participant not later than the April 1st next following the Year in which the MS Participant attains (or would have attained, in the case of a deceased MS Participant) age 70½, except that a MS Participant who is receiving minimum required distributions in a series of payments as set forth in Code section 401(a)(9)(A)(ii) as of March 1, 2001 shall be entitled to continue receiving such payments.

(iii)    In the case of IIG Participants, the following provisions apply:

(1)    In the case of an IIG Participant who attained age 70-1/2 after December 31, 1995 and before January 1, 2002 and who was an Employee as of April 1 of the year following the year in which the IIG Participant attained age 70-1/2, the IIG Participant could elect, on or after such April 1, to begin receiving distributions as if such IIG Participant’s required beginning date under Code section 401(a)(9) were such April 1 or such later date.

An IIG Participant who attains age 70-1/2 after December 31, 2001 shall not have the right to elect distributions pursuant to the preceding paragraph. Distribution of such an IIG Participant’s Plan Benefit shall be made as of the April 1 next following the later of the year in which the IIG Participant (i) attains age 70-1/2, or (ii) terminates from service or in accordance with the other provisions of the Plan.

(iv)    Effective January 1, 2002, the following rules shall govern the payment of the annual distribution under this Section to a Participant who has not terminated from service. The payment for a year subsequent to the year in which payments commence shall be made only if the Participant elects at the time and in such manner prescribed by the Administrative Committee to receive payment in such year. The failure to make such an election shall be deemed to be an election by the Participant to defer receipt of the payment, and the amount of such deferred payment shall thereafter be held in the Accounts maintained for the Participant under the Plan and adjusted as provided in Section 9.

(b)    Incorporation of Code Section 415 Limitations.    The limitations on allocations and contributions of Code section 415 are incorporated herein by reference. For purposes of applying those limitations the following rules shall apply:

(i)    Definitions.    For purposes of this Section 13, compensation shall be determined on the basis of compensation actually paid and includible in gross income during the year, plus, for limitation years beginning after December 31, 1997, any elective deferrals or contributions made with respect to a Participant as described in Code section 415(c)(3)(D); the limitation year shall be the Plan Year; and excess amount shall mean the difference between a Participant’s annual additions and the maximum permissible amount of such annual additions. Effective January 1, 2002, the compensation limit under Code section 415(c)(1)(B) shall not apply to any contribution for medical benefits after separation from service (within the meaning of Code section 401(h) or 419A(f)(2)) which is otherwise treated as an annual addition.

(ii)    Disposition of Excess Amounts.

(1)    If the annual additions otherwise made to the Accounts of a Participant would cause the limitations of Code section 415 that are applicable to that Participant to be exceeded for the limitation year, the amount by which such limitations are exceeded will be eliminated (A) by returning to the Participant the Participant’s Pre-Tax Contributions and/or After-Tax Contributions for such limitation year, in whole or in part as necessary, and then (B) to the extent necessary, in the case of a MS Participant, by reducing any Firm Contributions allocated to the Participant in accordance with Section 6. Such excess amounts of Firm

Contributions shall be applied to reduce the Firm Contribution for such Participant for the next limitation year (and succeeding limitation years, if necessary).

(2)    Notwithstanding the foregoing, if a Participant is not covered by the Plan as of the end of the limitation year as of which such excess amount arose, the excess amounts shall be held in an unallocated suspense account and allocated and re-allocated in the next limitation year to other eligible Participants in the Plan. If such allocation or re-allocation will cause the limitations of Code section 415 to be exceeded with respect to each eligible Participant for such following limitation year, the excess amount shall be held unallocated in the suspense account until the next limitation year. If the suspense account is in existence at any time during a particular limitation year, other than the limitation year as of which the excess amounts arose, all amounts in the suspense account must be allocated and re-allocated to other eligible Participants in the Plan (subject to the limitations of Code section 415) before any Firm Contributions which would constitute annual additions may be made to the Plan for that limitation year.

(iii)    Coordination With Another Defined Contribution Plan.    If, in addition to this Plan, a Participant is covered under another qualified defined contribution plan or a welfare benefit fund, as defined in Code section 419(e), maintained by the employer during any limitation year and a Participant’s annual additions under this Plan and such other plans would result in an excess amount for a limitation year, the excess amount will be deemed to consist of the annual additions last allocated, except that annual additions attributable to a welfare benefit fund will be deemed to have been allocated first regardless of the actual allocation date. If an excess amount was allocated to a Participant on an allocation date of this Plan which coincides with an allocation date of another plan, the excess amount attributed to this Plan will be the product of

(1)    the total excess amount allocated as of such date, times

(2)    the ratio of (A) the annual additions allocated to the Participant for the limitation year as of such date under this Plan to (B) the total annual additions allocated to the Participant for the limitation year as of such date under this and all the other qualified defined contribution plans. Any excess amount attributed to this Plan will be disposed of in the manner described in Section 13(b)(ii).

(iv)    Regulations under Code section 415.    The limitations imposed by this Section 13(b) will be administered in accordance with the regulations promulgated under Code section 415 and any other rulings and regulations issued by the Secretary of the Treasury under Code section 415.

(c)    Military Service.    Notwithstanding any provision of this Plan to the contrary, contributions, benefits and service credit with respect to qualified military service will be provided in accordance with Code section 414(u).

SECTION 14.    FIDUCIARY RESPONSIBILITIES AND PLAN ADMINISTRATION

(a)    General.

(i)    The general administration of the Plan shall be placed in the Committee. The members of the Committee shall be appointed from time to time by, and shall serve during the pleasure of, the Board of Directors. The Committee shall consist of no fewer than three persons, each of whom shall be either an Employee and/or an Advisory Director of the Company or a member of the Affiliated Group.

(ii)    The Committee shall be a “named fiduciary” with respect to the Plan, as such term is defined in ERISA section 402(a).

(iii)    The Committee shall be the Plan’s “administrator,” as such term is defined in ERISA section 3(16).

(iv)    Each person who has Fiduciary Responsibilities with respect to the Plan shall be bonded if and as required by ERISA.

(b)    Quorum.    A majority of the members of the Committee at the time in office shall constitute a quorum for the transaction of its business. All resolutions or other actions taken by the Committee at any meeting shall be by the vote of a majority of those present at any such meeting.

(c)    Rules and Regulations.    Subject to the limitations set forth in the Plan, the Committee may from time to time establish such uniform and nondiscriminatory rules and regulations as it may deem appropriate or necessary for the transaction of business and for the administration of the Plan.

(d)    Procedure and Performance of Fiduciary Duties.

(i)    The members of the Committee shall elect one of their number as Chairman and shall elect a Secretary who may, but need not, be a member of the Committee; may appoint from their number such subcommittees with such powers as the Committee shall determine; may authorize one or more of their number or any agent to execute or deliver any instructions on behalf of the Committee; and may employ such counsel and agents, and contract for such clerical services, as the Committee may require in carrying out the provisions of the Plan.

(ii)    The Fiduciary Responsibilities of the Committee may be allocated among its members or delegated to persons who are not members of the Committee as the Committee in its sole discretion shall decide. Upon an allocation or delegation of Fiduciary Responsibilities the person or persons to whom such Fiduciary Responsibilities are allocated or delegated shall be solely responsible for the performance of such Fiduciary Responsibilities, and the members of the Committee to whom such Fiduciary Responsibilities have not been allocated shall not in any respect be responsible for the performance of such Fiduciary Responsibilities, except as provided by law. The Committee shall perform its allocation and delegation functions in the same manner as it performs all of its other Fiduciary Responsibilities pursuant to Section 14(d)(iii) below.

(iii)    The Committee shall perform only its Fiduciary Responsibilities as provided in the Plan except those Fiduciary Responsibilities which are allocated or delegated pursuant to Section 14(d)(ii) above, if any, and those Fiduciary Responsibilities which are to be performed by the Trustee pursuant to the Trust Agreement.

(e)    Power to Interpret.    Subject to Section 17, the Committee shall have the exclusive right to determine any question arising under or in connection with the administration of the Plan, including, but not limited to, the authority to interpret the Plan as provided in Section 16(a), to direct disbursements by the Trustee and to exercise the other rights and powers specified herein.

(f)    Conversion of Amounts of Base Salary.    The Committee shall have full and final authority with respect to Base Salary paid in a foreign currency to convert such Base Salary into currency of the United States, in such manner as the Committee may from time to time determine, for the purposes of Section 6.

(g)    Indemnification.    To the fullest extent permitted by law, the Company will indemnify and save harmless each member of the Committee, each member of the Hearing Panel and each other person to whom Fiduciary Responsibilities are delegated under the terms of the Plan against any cost or expense (including attorneys’ fees) or liability (including any sum paid in settlement of a claim with the approval of the Company) arising out of any act or omission to act as a member of the Committee or the Hearing Panel or as a delegate, except (i) in the case of willful misconduct or lack of good faith or (ii) with respect to any person who is not an employee, officer, advisory director or director of the Company or a member of the Affiliated Group. This Section 14(g) shall not supersede any separate agreement or contract between the Company or a member of the Affiliated Group or the Plan and any person to whom Fiduciary Responsibilities are delegated.

(h)    Action Without Meeting.    Any action required or permitted to be taken at any meeting of the Committee or the Hearing Panel or by any delegate of either of them may be taken without a meeting if a written consent thereto is signed by all members of the Committee or

Hearing Panel or by such delegate, as the case may be, and such written Consent is filed with the records of the proceedings of the Committee or Hearing Panel or of such delegate, as the case may be.

(i)    Meeting by Telephone Conference.    Members of the Committee, the Hearing Panel or any delegate of either of them may participate in a meeting of the Committee, Hearing Panel or such delegate, as the case may be, by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this Section shall constitute presence in person at such meeting.

SECTION 15.    INVESTMENT POLICY

From time to time, the Investment Committee shall establish an investment policy for the Plan which is consistent with the objectives of the Plan, with its short-term and long-term financial needs and with the requirements of ERISA. The investment policy, as established and amended from time to time, shall be communicated in writing to the Trustee as appropriate.

SECTION 16.    CLAIMS PROCEDURE

(a)    Claims.    Sections 16 and 17 shall provide the exclusive rules relating to claims for benefits under the Plan. All claims for benefits shall be submitted to the Committee at such address as the Committee shall designate from time to time. Claims for benefits must be in writing on the form prescribed by the Committee and must be signed by the person or persons indicated on such form.

The Committee shall have the authority to act with respect to any claim for benefits under the Plan. The Committee in its capacity as named fiduciary shall have the exclusive discretionary right to interpret the Plan, including those provisions governing eligibility and benefits, and to determine any questions arising under or in connection with the administration of the Plan, including without limitation, the authority to make factual determinations. The Committee shall have full authority to determine the entitlement, rights or eligibility of employees, participants and/or any other persons, and the amount of benefits, if any due under the Plan. The Committee shall also have the right and authority to remedy ambiguities, inconsistencies or omissions, arising under or in connection with the Plan. The construction and interpretations of the Plan and the determinations of the Committee hereunder shall be final and binding on all persons, other than the Hearing Panel established in accordance with Section 17 hereof.

(b)    Denial of Claims.    In the event any claim for benefits is denied, in whole or in part, the Committee shall notify the claimant of such denial in writing and shall advise the claimant of his right to a review thereof. Such written notice shall set forth, in a manner calculated to be understood by the claimant, the specific reason or reasons for the denial, reference to the specific Plan provisions upon which the denial is based, a description of any additional information or material that is necessary for the claimant to perfect his claim for benefits, an explanation of why such information or material is necessary, and an explanation of the Plan’s review procedures and the time limits applicable to such procedures, including a statement of the claimant’s right to bring a civil action under ERISA if the claim is denied on review. Such written notice shall be furnished to the claimant within 90 days after the Committee receives the claim, unless special circumstances require an extension of time for processing the claim. In no event shall such an extension exceed a period of 90 days from the end of the initial 90-day period; if such an extension is required, written notice thereof shall be furnished to the claimant before the end of the initial 90-day period. Such notice shall indicate the special circumstances requiring an extension of time and the date by which the Committee expects to render a decision.

(c)    Small Claims.    Any claim to be determined by the Committee may be determined by the Director of Human Resources, or his delegate, if the Director of Human Resources (or such delegate) determines that the amount involved is $5,000 or less (effective January 1, 2003, $10,000 or less). In any case where the Director of Human Resources (or delegate) determines a claim, the provisions of Sections 16 and 17 shall apply to the Director of Human Resources (or delegate) in the same manner as would be applicable to the Committee.

SECTION 17.    HEARING PANEL

(a)    Establishment of Hearing Panel.    The Board of Directors shall appoint a “Hearing Panel,” which shall consist of three or more individuals who may (but need not) be employees of the Company. The Hearing Panel shall be the named fiduciary that shall have the authority to act with respect to any appeal from the denial of a claim for benefits under the Plan. The Hearing Panel may adopt such rules and procedures, consistent with ERISA and the Plan, as it deems necessary or appropriate in carrying out its responsibilities under Section 16 and this Section 17. The Hearing Panel may delegate some or all of its rights, privileges and duties to such person(s) as it may choose; to the extent of such a delegation all references in this Section to the Hearing Panel shall be deemed to be references to such person(s).

(b)    Appeals from Claim Denials.    Any person whose claim for benefits is denied, in whole or in part, or such person’s duly authorized representative, may appeal from such denial by submitting a request for review of the claim to the Hearing Panel within six months after receiving the written notice of denial from the Committee. The request for review may include the reason the claimant believes the claim was improperly denied and any additional comments, documents, records and other information that may be appropriate (which will be considered by the Hearing Panel without regard to whether it was considered by the Committee in its initial review of the claim). The Hearing Panel shall provide the claimant, upon request and without charge, reasonable access to, and copies of, all documents, records and other information relevant to the claim under applicable legal standards. A request for review shall be in writing and shall be submitted to the Hearing Panel at such address as the Committee shall designate from time to time. The request for review shall set forth all of the grounds on which it is based, all facts in support thereof and any other matters that the claimant deems pertinent. The Hearing Panel may require the claimant (or his representative) to submit such additional facts, documents or other material as it deems necessary or appropriate in making its review.

(c)    Decision on Review.    The Hearing Panel shall act upon a request for review within 60 days after receipt thereof, unless special circumstances require an extension of time for processing, in which event a decision shall be rendered not more than 120 days after the receipt of the request for review. If such an extension is required, written notice thereof shall be furnished to the claimant (or his representative) before the end of the initial 60-day period. If the Hearing Panel extends the review period for the appeal due to the claimant’s failure to submit information necessary to decide the appeal, the period for deciding the appeal will be tolled from the date on which the extension notice is sent until the date on which the claimant responds to the request for additional information. The Hearing Panel shall give written notice of its decision to the claimant (or his representative) and to the Committee. In the event that the Hearing Panel confirms the denial of the claim for benefits in whole or in part, such notice shall set forth, in a manner calculated to be understood by the claimant, the specific reason or reasons for the denial and reference to the specific Plan provisions upon which such denial is based, the claimant’s right to receive, upon request and without charge, reasonable access to, and copies of, all documents, records, and other information relevant to the claim under applicable legal standards, and the claimant’s right to bring a civil action under ERISA.

(d)    Exhaustion of Administrative Remedies.    No legal or equitable action for benefits under the Plan shall be brought unless and until the claimant (i) has submitted a written claim for benefits in accordance with Section 16(a), (ii) has been notified that the claim has been denied, (iii) has filed a written request for a review of the claim in accordance with Section 17(b) and (iv) has been notified in writing that the Hearing Panel has affirmed the denial of the claim.

In addition, no legal or equitable action for benefits under the Plan may be brought after the earliest of (i) six months after the Hearing Panel has affirmed the denial of the claim, (ii) three years after the date the claimant’s benefits under the Plan commenced, or (iii) the end of the otherwise applicable statute of limitations period.

(e)    Authority of Hearing Panel.    The Hearing Panel, in its capacity as “named fiduciary,” as defined under ERISA section 402(a)(1), shall have the discretionary authority to interpret and construe the terms of the Plan and to determine eligibility for and entitlement to Plan benefits in accordance with the terms of the Plan. Any reasonable construction or interpretation of the Plan’s terms or determination made by the Hearing Panel as to eligibility or entitlements, adopted in good faith, shall be final and binding upon the Company, all Participating Companies, Employees, Participants, Beneficiaries, spouses, surviving spouses, their affiliates and their heirs, successors and assigns.

SECTION 18.    EXPENSES OF PLAN AND TRUST

The reasonable expenses of administering the Plan and the Trust Fund shall be charged to and paid out of the Trust Fund, unless they are paid by the Company. The expenses of administering the Plan shall include, without limitation, the compensation of the Trustee, the expenses (such as brokerage fees and stock transfer taxes) incurred by the Trustee in the performance of its duties hereunder, real or personal property taxes, income taxes (if any) and other taxes of any kind whatsoever that may be levied or assessed under existing or future laws upon or in respect of the Trust, the Trust Fund or any property in the Trust Fund, and all other proper charges and disbursements of the Trustee. Legal fees and related legal expenses arising out of legal services rendered to the Trustee (whether or not rendered in connection with judicial or administrative proceedings, and whether or not incurred prior to the termination of the Trust Agreement) shall be considered to be reasonable expenses of administering the Plan and Trust Fund only to the extent (a) they are reasonable in amount, and (b) the payment of such fees and expenses out of the Trust Fund is permitted by applicable law.

SECTION 19.    AMENDMENT AND TERMINATION

(a)    Amendment of Plan.    The Company reserves the right to make from time to time any amendment or amendments to all or any part of the Plan (for the Company and for the other Participating Companies), including amendments which are retroactive in effect. Such amendment or amendments may be effected by action of the Company’s Board of Directors or its delegate. The Company’s Board of Directors has authorized the Executive Committee of the Company’s Board of Directors to take such actions. Notwithstanding the foregoing:

(i)    no amendment shall have the effect of vesting in the Participating Companies any interest in any property of the Trust; and

(ii)    no amendment shall have any retroactive effect so as to deprive any Participant or Beneficiary of any amount credited to the Participant’s or Beneficiary’s Accounts, except as provided in Section 19(c) or as otherwise permitted by law.

(b)    Termination of Plan.    The Plan is intended to be permanent, but the Company reserves the right to terminate the Plan, in whole or in part, at any time. Such termination may be effected by action of the Company’s Board of Directors or its delegate. The Company’s Board of Directors has authorized the Executive Committee of the Company’s Board of Directors to take such action. No such action shall have the effect of:

(i)    vesting in the Participating Companies any interest in any property of the Trust; or

(ii)    retroactively depriving any Participant or Beneficiary of any amount credited to the Participant’s or Beneficiary’s Accounts, except as provided in Section 19(c) or as otherwise permitted by law.

(c)    Amendment Required for Qualification.    All provisions of this Plan, and all benefits and rights granted hereunder, are subject to any amendments, modifications or alterations which are necessary from time to time to qualify the Plan under Code section 401(a) or 501(a) to continue the Plan as so qualified, or to comply with any other provision of law. Accordingly, notwithstanding Section 19(a) or any other provision of this Plan, the Company or its delegate may amend, modify or alter the Plan, with or without retroactive effect, in any respect or manner necessary to qualify the Plan under Code section 401(a).

(d)    No Reversion of Funds.    No part of the Trust Fund shall revert to any Participating Company nor be used for or diverted to purposes other than the exclusive purpose of providing benefits to Participants and Beneficiaries who have an interest in the Plan and defraying the reasonable expenses of administering the Plan; provided, that funds may be returned to Participating Companies under the following circumstances:

(i)    Any contribution made as a result of a mistake of fact may be refunded within one year after the date of such contribution;

(ii)    All employer contributions are expressly conditioned on their deductibility under Code section 404, and any employer contribution shall be returned to the extent that the contribution is disallowed as a deduction, within one year after such disallowance;

(iii)    Amounts held unallocated pursuant to Sections 13(b)(ii) and (iii) upon termination of the Plan shall be returned to the appropriate Participating Company.

(e)    Full Vesting Upon Termination.    Upon termination, partial termination or the complete discontinuance of contributions to the Plan (the “terminating events”) the account balance of each affected Participant shall be 100% vested and nonforfeitable. In the event a terminating event occurs, except as provided in Section 19(d), no part of the Trust Fund shall revert to any Participating Company or be used for or diverted to purposes other than providing benefits to Participants and Beneficiaries and defraying the reasonable expenses of administering the Plan and the Trust Fund. Upon the occurrence of a terminating event the Trust shall continue until the Trust Fund has been distributed as provided in Section 11 subject to ERISA section 403(d)(1) provided that in the event of a partial termination the Trust shall continue with respect to unaffected Participants and Beneficiaries notwithstanding any distributions made as a result of the partial termination to affected Participants and Beneficiaries.

SECTION 20.    MISCELLANEOUS

(a)    Inalienability of Rights.    The interest and property rights of any person in the Plan, in the Trust Fund or in any distribution to be made under the Plan shall not be subject to option nor be assignable, either by voluntary or involuntary assignment or by operation of law, including (without limitation) bankruptcy, garnishment, attachment or other creditor’s process, and any act in violation hereof shall be void. Notwithstanding the foregoing, the following shall not constitute a violation of this Section 20(a): (i) the creation, assignment or recognition of a right to all or any portion of a Participant’s Plan Benefit made pursuant to a state domestic relations order, provided that such order is determined to be a “qualified domestic relations order” (as defined in Code section 414(p)) (“QDRO”) under procedures adopted by the Committee or (ii) effective August 5, 1997, the required offset of a Participant’s benefits pursuant to a judgment or settlement described in Code section 401(a)(13)(C). The Plan may pay benefits pursuant to a QDRO that provides for the payment of benefits to an “alternate payee” (as such term is defined in Code section 414(p)) prior to the date a Participant has attained “earliest retirement age” (as such term is defined in Code section 414(p)). Unless otherwise specified in the QDRO, payment shall be made pro rata from each of the Participant’s Accounts and pro rata from the Investment Funds in which any Account is invested.

(b)    Plan Mergers.    The Plan shall not merge or consolidate with, nor transfer assets or liabilities to, any other plan unless each Participant would receive a Plan Benefit immediately after the merger, consolidation or transfer (if the Plan then terminated) which is equal to or greater than the Plan Benefit such Participant would have been entitled to receive immediately before the merger, consolidation or transfer (if the Plan had then terminated).

(c)    Payments to and from the Plan.    All Employee and Company Contributions shall be paid to the Trustee for investment and reinvestment as part of the Trust Fund pursuant to the Trust Agreement. All benefits and withdrawals payable under the Plan shall be paid out of the Trust Fund by the Trustee pursuant to the directions of the Committee and the terms of the Trust Agreement.

(d)    No Right in Trust Fund or to Employment.    No person shall have any rights in or to the Trust Fund, or any part thereof, or under the Plan, except as, and only to the extent, expressly provided for in the Plan. The establishment of the Plan, the granting of benefits and any action of any member of the Affiliated Group or any other person shall not be held or construed to confer upon any person any right to be continued as an Employee nor to confer any right or interest in the Trust Fund other than as provided herein. No provision of the Plan shall restrict the right of any member of the Affiliated Group to discharge any Employee at any time, with or without cause.

(e)    Competency to Handle Benefits.    If, in the opinion of the Committee, any person becomes unable to handle properly any property distributable to such person under the Plan, or if a person to whom a benefit is payable hereunder is an infant, the Committee may make any reasonable arrangement for distribution on such person’s behalf as it deems appropriate.

(f)    Governing Law.    This Plan shall be construed in accordance with ERISA and, to the extent permissible under ERISA, the laws of the State of New York.

SECTION 21.    EXECUTION

To record the amendment and restatement of the Plan to read as set forth herein, the Company has caused its authorized officers to affix the corporate name and seal hereto, effective as of October 1, 2002.

MORGAN STANLEY & CO. INCORPORATED

By     /S/    MICHAEL T. CUNNINGHAM

MORGAN STANLEY DPSP/START PLAN
APPENDIX A

IIG PARTICIPATING COMPANIES

Participating Companies

Dean Witter Futures and Currency Management (“FCM”) Inc.

Morgan Stanley Investment Inc., fka Dean Witter Intercapital Inc.

Dean Witter Realty Inc.

Morgan Stanley DW Inc. fka Dean Witter Reynolds Inc.

Morgan Stanley Bank, fka Mountainwest Financial Corp.

Morgan Stanley Distributors Inc., fka Dean Witter Distributors Inc.

Morgan Stanley Services Company Inc., fka Dean Witter Services Co. Inc.

Morgan Stanley Dean Witter Trust FSB, fka Dean Witter Trust FSB

Morgan Stanley International Incorporated (“MSII”), with respect to MSII employees primarily servicing business units or cost centers of otherwise Participating Companies, effective January 1, 1999

Morgan Stanley Dean Witter Commercial Financial Services, Inc., effective January 1, 2001

Morgan Stanley Dean Witter Online Inc., effective May 1, 2000 through October 31, 2000

Morgan Stanley Dean Witter Credit Corporation, fka Novus Financial Corporation, effective January 1, 2000 through December 31, 2000

Discover Financial Services, Inc., fka Novus Services, Inc.

Discover Bank, fka Greenwood Trust Company

NOVUS Credit Services Inc.

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MORGAN STANLEY DPSP/START PLAN
APPENDIX B

MORGAN STANLEY PARTICIPATING COMPANIES

The following companies were participating Employers in the DPSP prior to the Plan Merger and shall become Participating Companies in this Plan effective as of the Plan Merger. The provisions below regarding the employees of certain of these participating Employers applied under the DPSP prior to the Plan Merger and shall continue to apply under this Plan following the Plan Merger.

Participating Companies	Date of Adoption of Plan

Morgan Stanley & Co. Incorporated	7/1/70

Morgan Stanley Realty Incorporated (formerly Brooks, Harvey & Co., Inc.)	1/20/77

Morgan Stanley Asset Management Inc.	9/18/80

Morgan Stanley International Incorporated (excluding, effective 1/1/99, MSII employees primarily servicing business units and/or cost centers of subsidiaries of the former Dean Witter, Discover & Co. (“DWD”), determined immediately prior to DWD’s merger with Morgan Stanley Group Inc., that are not participating Employers under DPSP)
6/1/79

MS Securities Services Inc.	7/13/81

Morstan Development Company Inc.	8/11/71

MS Trust Company	1/1/89–9/30/98

Morgan Stanley Investments LP (formerly Miller Anderson & Sherrerd, L.L.P.)	1/1/96

Van Kampen Investments Inc. and its subsidiaries	1/1/97

Each employee and each partner of Miller Anderson & Sherrerd, L.L.P. (“MAS”) as of January 1, 1996 will be deemed to have an Employment Commencement Date as of the date such employee’s or partner’s service with MAS commenced. As of January 1, 1996, an Hour of Service shall include each hour for which an employee or partner of MAS was paid, or entitled to payment, for the performance of services for MAS. As of January 1, 1996, the term Service shall also include all service with MAS prior to January 1, 1996.

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Each former employee of LTCB-MAS Investment Management, Inc. (“LTCB”) who is employed by a participating employer in the DPSP on or after January 1, 1996 will be deemed to have an Employment Commencement Date as of the date such employee’s service with LTCB commenced. As of January 1, 1996, an Hour of Service shall include each hour for which an employee of LTCB was paid, or entitled to payment, for the performance of services for LTCB. As of January 1, 1996, the term Service shall also include all service with LTCB prior to January 1, 1996.

With respect to Eligible Employees who were formerly employees of VK/AC Holding, Inc. and its subsidiaries (collectively referred to as “VKAC”), Eligible Employees who were participants in the Van Kampen American Capital, Inc. Profit Sharing and Savings Plan as of December 31, 1996 will automatically become Members of the DPSP on January 1, 1997. Each former employee of VK/AC Holding, Inc. and its subsidiaries (“VKAC”) as of January 1, 1997 will be deemed to have an Employment Commencement Date as of the date such employee’s service with VKAC commenced. As of January 1, 1997, an Hour of Service shall include each hour for which an employee of VKAC was paid, or entitled to payment, for the performance of services for VKAC. As of January 1, 1997, the term Service shall also include all service with VKAC prior to January 1, 1997.

Effective as of January 1, 1997, the Van Kampen American Capital, Inc. Profit Sharing and Savings Plan (the “VKAC Plan”) was merged with and into the DPSP. Prior to January 1, 1997, the contributions, benefits, and other rights of Participants who were participants in the VKAC Plan were determined under the terms of the VKAC Plan as in effect immediately prior to its merger into the DPSP. Any person who was covered under the VKAC Plan as in effect on December 31, 1996 and whose service terminated under such plan prior to January 1, 1997 and who was entitled to benefits under the provisions of such plan as in effect on such dates shall continue to be entitled to the same amount of benefits without change under the DPSP.

In addition, with respect to members in the VKAC Plan whose employment terminated and who had previously received a distribution of their partially vested interest in their Employer Profit Sharing and Employer Matching Contribution Accounts who are reemployed by the Company or any other participating employer in the DPSP before incurring five consecutive One Year Breaks in Service, the unvested portion of such member’s accounts will continue to vest under the DPSP if the member elects to repay all of the amounts previously distributed to him.

Furthermore, with respect to former employees of VKAC who were participants in the VKAC Plan, which was merged into the DPSP effective as of January 1, 1997, the following special distribution provisions apply:

In-Kind Mutual Fund Share and Travelers Stock Distributions.    A Member of the DPSP who was a Participant in the VKAC Plan and a participant in the American Capital Management & Research, Inc. Profit Sharing and Savings Plan (the “American Capital Plan”) prior to January 1, 1995 may elect to have distributions from their accounts that were invested in

B-2

the American Capital Mutual Funds or the Travelers Stock Fund on December 31, 1996 made in-kind to the extent provided herein.

(1)    Effective for distributions prior to September 6, 2000, lump sum distributions of amounts invested in the American Capital Corporate Bond Fund, Inc., the American Capital Enterprise Fund, Inc., the American Capital Pace Fund, Inc., or the American Capital Reserve Fund, Inc. shall be paid at the election of the participant or beneficiary in cash, in shares of such funds, or in some combination thereof.

(2)    Effective for distributions prior to March 1, 2001, any distribution of amounts from the “Travelers Stock Fund” (maintained pursuant to the American Capital Plan), or the successor to such fund maintained under the VKAC Plan, shall be paid at the election of the participant or beneficiary in cash, in shares of Travelers stock, or some combination thereof. Notwithstanding any provision of the DPSP to the contrary, any amounts that are held in the Travelers Stock Fund on March 1, 2001 shall be transferred to the Morgan Stanley Stock Fund as soon as practicable after such date.

(3)    Distributions hereunder shall be made in accordance with the distribution and valuation rules and procedures with respect to in-kind distributions under the American Capital Plan, as in effect immediately prior to January 1, 1995.

With respect to Eligible Employees who were formerly employees of Kearny Realty Investors, Inc. or its subsidiaries (collectively, “Kearny”), the following rules shall apply: As of January 1, 1998, an Hour of Service shall include each hour for which such former employee of Kearny was paid, or entitled to payment, for the performance of services for Kearny. As of January 1, 1998, the term Service shall also include all service with Kearny prior to January 1, 1998; provided, however, that each former Employee of Kearny shall only be credited with the lesser of his actual period of service with Kearny or 5 years. Notwithstanding the foregoing, Eligible Employees who were participants in the Kearny Realty Investors, Inc. 401(k) Profit Sharing Plan (the “Kearny 401(k) Plan”) as of December 31, 1998 will automatically become Members of the DPSP on January 1, 1999. Each such former employee of Kearny will be deemed to have an Employment Commencement Date as of the date such employee’s service with Kearny commenced.

Effective at the end of December 31, 1998, the Kearny 401(k) Plan and the Kearny Realty Investors, Inc. Money Purchase Pension Plan (collectively, the “Kearny Plans”) are merged with and into the DPSP. Prior to such merger on December 31, 1998, the contributions, benefits, and other rights of Members who were participants in the Kearny Plans were determined under the terms of the Kearny Plans as in effect immediately prior to their merger into the DPSP. Any person who was covered under the Kearny Plans prior to their merger into DPSP as in effect prior to their merger into the DPSP on December 31, 1998 and who was entitled to benefits under the provisions of such plans as in effect on December 31, 1998 shall continue to be entitled to the same amount of benefits without change under the DPSP; provided, however, that any amounts from the Kearny Realty Investors, Inc. Money Purchase Pension Plan that are merged with and into the DPSP will not be eligible for any in-service

B-3

withdrawal, hardship withdrawal or loan under the DPSP and such other restrictions as may be required by law shall apply to such amounts.

Furthermore, a participant in the Kearny Plans prior to their merger into the DPSP as of December 31, 1998 will be entitled to receive his accrued benefits under the Kearny Plans as of December 31, 1998 pursuant to any benefit payment option available under the Kearny Plans prior to their merger into the DPSP as of December 31, 1998, subject to any spousal consent requirements as may be required under the Kearny Plans and under the Code; provided, however, that in the case of a participant in the Kearny 401(k) Plan the only joint and survivor annuity options available will be a joint and 50% survivor annuity and a joint and 100% survivor annuity.

Effective for annuity starting dates on or after January 1, 2002, the benefit forms available under the DPSP to any persons who were participants in the Kearny Plans as of December 31, 1998 shall be limited to the benefit forms that are available under the DPSP and shall not include benefit forms that were formerly available under the Kearny Plans, except for any such benefit forms as may be required to be provided by law.

Subject to the otherwise applicable limits on contributions and allocations under the Plan, the amount of Firm Contributions to be allocated in 1999 to each former employee of Kearny who became an employee of a participating employer in the DPSP as of January 1, 1999 shall be equal to the amount of contributions that would have been allocated to such former employee of Kearny in 1999 under the terms of the Kearny Plans, as in effect immediately prior to the merger of the Kearny Plans into the DPSP, less the value allocated to each such former employee of Kearny under the ESOP (other than as Matching Allocations, as such term is defined in the ESOP). Nothing in this paragraph shall affect the amount to be contributed on behalf of, or allocated to, any such former Kearny employee in any year other than 1999.

Each former Member who was an Eligible Employee in the Company’s’s global custody or correspondent clearing businesses immediately prior to the date of the sales of those businesses and who (i) remains an employee of the purchasers of those businesses (or their successors), as applicable, as of December 31, 1998, or (ii) terminates employment with the Company without having received an offer of employment from the purchasers of those businesses on or before December 31, 1998 will, to the extent permitted by ERISA and the Internal Revenue Code, receive a Firm Contribution equal to the amount that would have been contributed on behalf of such former Member had he remained an Eligible Employee as of December 31, 1998. The Firm Contribution will be based on the Base Salary paid to such former Member while an Eligible Employee for the 1998 Plan Year.

Graystone Partners.    Each former employee of Graystone Partners, L.P. (“Graystone”) who is employed by a participating employer in the DPSP on or after November 1, 1999 will be deemed to have an Employment Commencement Date as of the date such employee’s service with Graystone commenced. As of November 1, 1999, an Hour of Service shall include each hour for which an employee of Graystone was paid, or entitled to payment, for the performance of services for Graystone.

B-4

Weyerhaeuser Corporation.    Each employee of the Weyerhaeuser Corporation (“Weyerhaeuser”) who is hired by a participating employer in the DPSP as of April 13, 2000 to work in the business of Morgan Stanley Dean Witter Alternative Investment Partners will be deemed to have an Employment Commencement Date as of the date such employee’s service with Weyerhaeuser commenced. As of April 13, 2000, an Hour of Service shall include each hour for which an employee of Weyerhaeuser was paid, or entitled to payment, for the performance of services for Weyerhaeuser.

Dean Witter Financial Advisors.    Notwithstanding any provision of the DPSP to the contrary, effective January 1, 2000, an Eligible MS Employee shall not include an employee of Dean Witter Reynolds Inc. who is a Financial Advisor licensed under state law as an employee of the Company in order to provide commercial brokerage mortgage services, regardless of such employee’s classification for other purposes of the Company.

Ansett Worldwide Aviation Services, Inc.    Each former employee of Ansett Worldwide Aviation Services, Inc. (“AWAS, Inc.”) who is employed by a participating employer in the DPSP on or after September 28, 2000 will be deemed to have an Employment Commencement Date as of the date such employee’s service with AWAS, Inc. commenced. As of September 28, 2000, an Hour of Service shall include each hour for which an employee of AWAS, Inc. was paid, or entitled to payment, for the performance of services for AWAS, Inc. As of September 28, 2000, the term Service shall also include all service with AWAS, Inc. prior to September 28, 2000. Notwithstanding the foregoing, effective March 1, 2002, (i) employees of AWAS shall cease to actively participate in the DPSP and no additional contributions shall be made by or on behalf of such employees and (ii) AWAS shall cease to be a participating employer in the DPSP. As soon as administratively practicable following March 1, 2002, all assets and liabilities relating to employees of AWAS shall be transferred to the Ansett Worldwide Aviation Services, Inc. 401(k) Plan or such other plan as AWAS shall designate to receive such transfer (the “AWAS Plan”). Such transfer shall be made in cash, except that with respect to any participant loan to an employee of AWAS under the DPSP, the note with respect to such loan shall be transferred to the AWAS Plan in-kind.

B-5

MORGAN STANLEY DPSP/START PLAN
SUPPLEMENT A

TOP-HEAVY PROVISIONS

Section 1.    Top-Heavy Provisions.

(1)    Determination of Top-Heavy Status.    Notwithstanding any other provision of the Plan to the contrary, the following provisions shall become effective for any Plan Year after the Plan Year ending December 31, 1983 in which the Plan is a Top-Heavy Plan.

(2)    Minimum Allocations.    Notwithstanding any other provision of the Plan to the contrary, for any Plan Year during which the Plan is a Top-Heavy Plan, the Company Contributions and allocable Forfeitures (and for any Plan Year commencing on or after January 1, 1985, the Pre-Tax Contributions) allocated on behalf of any Participant who is employed on the last day of the Plan Year and who is not a Key Employee shall not be less than a percentage of such Participant’s Compensation equal to the lesser of (i) three percent, or (ii) the largest percentage of Compensation (as limited by Section 1(e) of this Supplement A) that is allocated to any Key Employee for that Plan Year of Company contributions and allocable Forfeitures (and, for Plan Years beginning on or after January 1, 1985, Pre-Tax Contributions). This minimum allocation shall be determined without regard to any contributions made or benefits available under the Social Security Act, and shall be made even though, under other Plan provisions, the Participant would not be entitled to receive an allocation or would have received a lesser allocation for the Plan Year because of (i) the Participant’s failure to complete a Year of Service, (ii) the Participant’s failure to make mandatory Participant contributions to the Plan or (iii) the Participant’s receipt of Earnings in an amount less than the minimum required by the Plan for a Participant to qualify for an allocation of Company contributions or Forfeitures.

(3)    Minimum Vesting.    Notwithstanding any provision of Section 10 of the Plan to the contrary, if a Participant (other than a Participant who did not complete any Period of Service after the Plan became a Top-Heavy Plan) terminates employment with the Affiliated Group while the Plan is a Top-Heavy Plan, and after such Participant has completed three or more Years of Service, such Participant shall be 100% vested in any amounts in the Participant’s Accounts attributable to Matching Contributions and/or ESOP Diversification Transfers. If a Participant terminates employment with the Affiliated Group while the Plan is a Top-Heavy Plan and before the Participant has completed three Years of Service, such Participant’s vested percentage in any such amounts shall be the percentage determined in accordance with Section 10 of the Plan.

(4)    Effect of Change in Top-Heavy Status on Vesting.    If the Plan is a Top-Heavy Plan at any time and thereafter ceases to be a Top-Heavy Plan, each Participant who is credited with three or more Years of Service as of December 31 of the last Plan Year in which the Plan is a Top-Heavy Plan shall thereafter continue to be 100% vested in any amounts in the Participant’s Accounts attributable to Matching Contributions and/or ESOP Diversification Transfers. Each Participant who is credited with fewer than three Years of Service as of December 31 of the last

Plan Year in which the Plan is a Top-Heavy Plan shall have his or her vested percentage determined under Section 10 of the Plan (unless and until the Plan again becomes a Top-Heavy Plan) provided that, as long as such Participant had an Hour of Service after the Plans became a Top-Heavy Plan, no decrease in a Participant’s nonforfeitable percentage may occur in the event the Plan’s status as a Top-Heavy Plan alters during any Plan Year.

(5)    Impact of Top-Heavy or Super Top-Heavy Status on Maximum Benefits.    For any Plan Year in which the Plan is a Top-Heavy Plan or Super Top-Heavy Plan, the number “1.00” shall be substituted for the number “1.25” wherever it appears in Code sections 415(e)(2) and (3); provided, however, that such substitution shall not have the effect of reducing any benefit accrued under a defined benefit plan maintained by any member of the Affiliated Group prior to the first day of the Plan Year in which this provision becomes applicable. This Section 1(5) shall apply only for limitation years beginning before January 1, 2000.

Section 2.    Plan Distributions.

Notwithstanding any other provision of the Plan to the contrary, the distribution of the Plan Benefit of a Participant who is a five percent owner of the Company (as defined in Code section 416(i)) shall be made no later than April 1 of the Plan Year following the Plan Year in which he or she attains age 70-1/2, whether or not he or she is still an Employee.

Section 3.    Definitions.

For purpose of this Supplement A, the following definitions shall apply:

(a)    “Aggregation Group” means a group of qualified plans consisting of: (i) each Plan of the Affiliated Group in which a Key Employee participates, and each other plan of any member of the Affiliated Group that enables any plan in which a Key Employee participates to meet the requirements of Code sections 401(a)(4) and 410; or (ii) all plans of the Affiliated Group included under (i), above, plus at the election of the Company, one or more additional plans of the Affiliated Group that satisfy the requirements of Code sections 401(a)(4) and 410 when considered together with the plans included under (i) above.

(b)    “Compensation” means the total compensation actually paid to the Participant by the Affiliated Group member that employs such Participant, as reported on the Internal Revenue Service Form W-2 (or its equivalent) issued with respect to such Participant plus any elective deferrals or contributions made with respect to a Participant as described in Code section 415(c)(3)(D).

(c)    “Determination Date” means the last day of the preceding Plan Year.

(d)    “Key Employee” means any Employee or former Employee (and the beneficiaries of such Employee) who at any time during the Determination Period was an officer of the Company or Participating Company if such individual’s average Compensation exceeds 50% of the dollar limitation under Code section 415(b)(1)(A), an owner (or considered an owner under Code section 318) of one of the ten largest interests in the Company or Participating Company if such individual’s Compensation exceeds 100% of the dollar limitation under Code section 415(c)(1)(A), a 5% owner of the Company or Participating Company, or a 1% owner of the Company or Participating Company who has an Annual Compensation of more than $150,000. “Annual Compensation” means Compensation as defined in Code section 415(c)(3), including, for Plan Years beginning before January 1, 1998, amounts contributed by the Company or a Participating Company pursuant to a salary reduction agreement which are excludable from the Employee’s gross income under Code section 125, 402(a)(8), 402(h) or 403(b). The “Determination Period” is the Plan Year containing the Determination Date and the four preceding Plan Years. The determination of who is a Key Employee will be made in accordance with Code section 416(i) and the regulations thereunder.

(e)    “Permissive Aggregation Group” means the Required Aggregation Group of plans plus any other plan or plans of the Company or Participating Company which, when considered as a group with the Required Aggregation Group, would continue to satisfy the requirements of Code sections 401(a)(4) and 410.

(f)    “Present Value” shall be computed only using the interest and mortality rates specified by the Committee.

(g)    “Required Aggregation Group” means (1) each qualified plan of the Company or Participating Company in which at least one Key Employee participates or participated at any time during the Determination Period (regardless of whether the plan has terminated), and (2) any other qualified plan of the Company or Participating Company which enables a plan described in (1) to meet the requirements of Code sections 401(a)(4) and 410.

(h)    “Super Top-Heavy Plan” means a Top-Heavy Plan for which the Top-Heavy Ratio exceeds 90%.

(i)    “Top-Heavy Plan” means, for any Plan Year beginning after December 31, 1983, the Plan if any of the following conditions exist:

(A)    If the Top-Heavy Ratio for the Plan exceeds 60% and the Plan is not part of any Required Aggregation Group or Permissive Aggregation Group of plans;

(B)    If the Plan is part of a Required Aggregation Group of plans but not part of a Permissive Aggregation Group and the Top-Heavy Ratio for the group of plans exceeds 60%; or

(C)    If the Plan is a part of a Required Aggregation Group and part of a Permissive Aggregation Group of plans and the Top-Heavy Ratio for the Permissive Aggregation Group exceeds 60%.

(j)    “Top-Heavy Ratio” means as follows:

(A)    If the Company or Participating Company maintains one or more defined contribution plans (including any simplified employee pension plans) and the Company or Participating Company has not maintained any defined benefit plan which, during the five-year period ending on the Determination Date(s) has or has had Vested Benefits, the Top-Heavy Ratio for the Plan alone or for the Required Aggregation Groups or Permissive Aggregation Groups as appropriate is a fraction, the numerator of which is the sum of the account balances of all Key Employees as of the Determination Date(s) (including any part of any account balance distributed in the five-year period ending on the Determination Date(s)), and the denominator of which is the sum of all account balances (including any part of any account balance distributed in the five-year period ending on the Determination Date(s)), both computed in accordance with Code section 416 and the regulations thereunder. Both the numerator and the denominator of the Top-Heavy Ratio are increased to reflect any contribution not actually made as of the Determination Date, but which is required to be taken into account on that date under Code section 416 and the regulations thereunder.

(B)    If the Company or Participating Company maintains one or more defined contribution plans (including any simplified employee pension plans) and the Company or Participating Company maintains or has maintained one or more defined benefit plans which, during the five-year period ending on the Determination Date(s), has or has had any Vested Benefits, the Top-Heavy Ratio for any Required Aggregation Groups or Permissive Aggregation Groups as appropriate is a fraction, the numerator of which is the sum of the account balances under the aggregated defined contribution plan or plans for all Key Employees, determined in accordance with (i) above, and the Present Value of accrued benefits under the aggregated defined benefit plan or plans for all Key Employees as of the Determination Date(s), and the denominator of which is the sum of the account balances under the aggregated defined contribution plan or plans for all Participants, determined in accordance with (i) above, and the Present Value of accrued benefits under the defined benefit plan or plans for all Participants as of the Determination Date(s), all determined in accordance with Code section 416 and the regulations thereunder. The accrued benefits under a defined benefit plan in both the numerator and denominator of the Top-Heavy Ratio are increased for any distribution of an accrued benefit made in the five-year period ending on the Determination Date.

(C)    For purposes of (i) and (ii) above, the value of account balances and the Present Value of accrued benefits will be determined as of the most recent valuation date that falls within or ends with the 12-month period ending on the Determination Date, except as provided in Code section 416 and the regulations thereunder for the first and second plan years of a defined benefit plan. The account balances and accrued benefits of a Participant (1) who is not a Key Employee but who was a Key Employee in a prior year or (2) who has not been credited with at least one Hour of Service with any Company or Participating Company maintaining the Plan at any time during the five-year period ending on the Determination Date will be disregarded. The calculation of the Top-Heavy Ratio, and the extent to which distributions, rollovers, and transfers are taken into account will be made in accordance with Code section 416 and the regulations thereunder. Deductible Employee contributions will not be taken into account for purposes of computing the Top-Heavy Ratio. When aggregating plans the value of account balances and accrued benefits will be calculated with reference to the Determination Dates that fall within the same calendar year.

The accrued benefit of a Participant other than a Key Employee shall be determined under (x) the method, if any, that uniformly applies for accrual purposes under all defined benefit plans maintained by the Company or Participating Company, or (y) if there is no such method, as if such benefit accrued not more rapidly than the slowest accrual rate permitted under the fractional rule of Code section 411(b)(1)(C).

(k)    “Valuation Date” means December 31 of each year.

Section 4.    EGTRRA Amendments.

The following provisions modify the foregoing provisions of this Supplement A and shall apply for purposes of determining whether the Plan is top-heavy under Code section 416(g) for Plan Years beginning on or after January 1, 2002, and whether the Plan satisfies the minimum benefits requirements of Code section 416(c) for such years. These provisions are intended to comply in good faith with the requirements of the Economic Growth and Tax Relief Reconciliation Act of 2001 and shall be construed accordingly. Except to the extent modified herein, the provisions of Supplement A shall continue to apply.

(1)    Determination of Top-Heavy Status.

(a)    “Key Employee” shall mean any Employee or former Employee (including any deceased Employee) who at any time during the Plan Year that includes the Determination Date (as defined in Section 3(c) of this Supplement A) was an officer of the Company or Participating Company having annual compensation greater than $130,000 (as adjusted under Code section 416(i)(1) for Plan Years beginning after December 31, 2002), a 5% owner of the Company or Participating Company, or a 1% owner of the Company or Participating Company having annual compensation of more than $150,000. For this purpose, annual compensation means compensation within the meaning of Code section 415(c)(3). The determination of who is a Key Employee will be made in accordance with Code section 416(i)(1) and the applicable regulations and other guidance of general applicability issued thereunder.

(b)    Determination of Present Values and Amounts.    For purposes of determining the present values of accrued benefits and the amounts of account balances of Employees as of the Determination Date, the following provisions shall apply:

(A)    Distributions During the Year Ending on the Determination Date.    The present values of accrued benefits and the amounts of account balances of an Employee as of the Determination Date shall be increased by the distributions made with respect to the Employee under the Plan and any plan aggregated with the Plan under Code section 416(g)(2) during the 1-year period ending on the Determination Date. The preceding sentence shall also apply to distributions under a terminated plan which, had it not been terminated, would have been aggregated with the Plan under Code section 416(g)(2)(A)(i). In the case of a distribution made for a reason other than separation from service, death, or disability, this provision shall be applied by substituting “5-year period” for “1-year period.”

(B)    Employees Not Performing Services During Year Ending on the Determination Date.    The accrued benefits and accounts of any individual who has not performed services for the Company or Participating Company during the 1-year period ending on the Determination Date shall not be taken into account.

(2)    Minimum benefits.

(a)    Matching Contributions.    Employer matching contributions shall be taken into account for purposes of satisfying the minimum contribution requirements of Code section 416(c)(2) and the Plan. The preceding sentence shall apply with respect to matching contributions under the Plan or, if the Plan provides that the minimum contribution requirement shall be met in another plan, such other plan. Employer matching contributions that are used to satisfy the minimum contribution requirements shall be treated as matching contributions for purposes of the actual contribution percentage test and other requirements of Code section 401(m).

(b)    Contributions under other plans.    If a top-heavy minimum benefit is due to a non-Key Employee who is also a participant in the Morgan Stanley Employee Stock Ownership Plan (the “ESOP”), it shall be provided under the ESOP and not under this Plan.

MORGAN STANLEY DPSP/START PLAN
SUPPLEMENT B
(Restated effective October 1, 2002)

PARTICIPANTS RESIDING IN PUERTO RICO

1.    Establishment and Purpose.    This Supplement B was initially established effective July 1, 1990 as part of the START Plan, and most recently amended and restated effective as of October 1, 2002, to provide for the inclusion of Puerto Rico resident employees of Morgan Stanley DW Inc. (in Puerto Rico) and of Dean Witter Puerto Rico, Inc. in the Plan and to provide for compliance with the provisions of the Puerto Rico Code. Such employees will be subject to the provisions of the Plan, in addition to the provisions of this Supplement B. Except as otherwise provided herein, the terms of Supplement B as in effect prior to October 1, 2002 shall apply to determinations made prior to October 1, 2002.

2.    New Definitions.    For the purposes of this Supplement, certain terms are defined and added to Section 2 of the Plan. Except as provided in paragraph 3 of this Supplement B, any other capitalized term has the meaning assigned to it in Section 2 of the Plan.

“Puerto Rico Code” or “PR Code” means the Puerto Rico Internal Revenue Code of 1994, as amended from time to time.

“Puerto Rico Eligible Employee” means any Eligible IIG Employee who is a resident of Puerto Rico.

“Puerto Rico Highly Compensated Employee” means any Employee residing in Puerto Rico who is “highly compensated” with the meaning of PR Code section 1165(e)(3)(E)(iii).

“Puerto Rico Participant” means an individual described in Section 3 of the Plan and who is a resident of Puerto Rico.

3.    Altered Definitions.    For the purposes of this Supplement only, certain definitions contained in Section 2 of the Plan are altered as follows:

(a)    “Earnings” for a Puerto Rico Participant means the sum of: (i) total compensation paid to the Employee by any Participating Company which is subject to tax under the PR Code and excludes any such compensation paid to the Employee for any period prior to the date he or she becomes a Participant or for any period during which he or she is not an Eligible IIG Employee; plus (ii) any amounts contributed to the Plan by such Employee as Pre-Tax Contributions. Effective January 1, 2002, the annual total compensation of a Participant that may be taken into account under the Plan as Earnings for any Plan Year shall not exceed $200,000, as adjusted for increases in the cost-of-living in accordance with Code section 401(a)(17), subject to any additional compensation limit set forth in the Plan.

(b)    “Elective Deferrals” means elective deferrals within the meaning of Code section 402(g)(3) and Article 1165-8(g)(2) of the Regulation issued under PR Code section 1165(e).

(c)    “Employee” means any individual employed by any member of the Affiliated Group or any other employer required to be aggregated with any member of the Affiliated Group under Code section 414(b), (c), (m) or (o). The term “Employee” shall also include any Leased Employee deemed to be an employee of such employer as provided in Code section 414(n) or (o). The term “Employee” shall also include any employee of Morgan Stanley DW Inc. resident in Puerto Rico or any employee of Dean Witter Puerto Rico, Inc.

(d)    “Excess Contributions” for a Puerto Rico Participant shall be determined by substituting the phrase “Puerto Rico Highly Compensated Employee” for the phrase “Highly Compensated Employee” and by substituting the corresponding section of the PR Code for each section of the Code.

(e)    “Excess Elective Deferrals” means those Elective Deferrals that are includible in the Puerto Rico Participant’s gross income under Code section 402(g) or under PR Code section 1165(e)(7) to the extent that such Puerto Rico Participant’s Elective Deferrals for a taxable year exceed the dollar limitation under such respective section.

(f)    “Participant” means an individual so described in Section 3 of the Plan including any such individual who resides in Puerto Rico.

4.    Payment of Company Contributions.    For the purposes of this Supplement only, the portion of any Company Contribution made by each Participating Company in Puerto Rico for each Plan Year shall be determined by the Company and shall be paid to the Trustee at such time or times as the Participating Company in Puerto Rico shall determine, but in any event before the date for filing such Participating Company’s Puerto Rico income tax return for the Plan Year, including any extension of such date.

5.    Revised Section 5 Employee Contributions.    For the purposes of this Supplement only, Sections 5(a), (b), (c), (d), (e), (f), (g), (j), (k) and (l) of the Plan document will read as follows and Sections 5(h) and (i) will not be applicable (for purposes of compliance with the PR Code):

SECTION 5:    Employee Contributions.

(a)    Pre-Tax Contributions.    Each Puerto Rico Participant who is an Eligible IIG Employee may make Pre-Tax Contributions to the Plan for any year equal to any whole percentage from 1% to 10% of the Puerto Rico Participant’s Earnings for such year; a Puerto Rico Participant may make After-Tax Contributions equal to any whole percentage from 1% to 10% of the Puerto Rico Participant’s Earnings; provided that a Puerto Rico Participant’s combined Pre-Tax Contributions and After-Tax Contributions do not exceed 17% of the Puerto

Rico Participant’s Earnings; the Committee may at any time and from time to time limit the amount of Pre-Tax Contributions allowed to be made by some or all Eligible IIG Employees to ensure compliance with applicable nondiscrimination or other rules, provided, however, that in no event shall any such limitation restrict employees that are not Puerto Rico Highly Compensated Employees to any greater extent than similarly situated individuals that are Puerto Rico Highly Compensated Employees.

(b)    After-Tax Adjustment Contributions.    In order that the Plan may comply with the requirements of Code sections 401(k) and 415 and the regulations thereunder and with the requirements of PR Code section 1165(e) and the regulations thereunder, at any time during the Plan Year the Committee (at its sole discretion) may reduce the rate at which any Puerto Rico Participant who is a Puerto Rico Highly Compensated Employee may contribute Pre-Tax Contributions, or discontinue all such contributions, for the remainder of such Plan Year. Such a reduction or discontinuance may be applied selectively to individual Puerto Rico Participants who are Puerto Rico Highly Compensated Employees or to particular classes of Puerto Rico Participants who are Puerto Rico Highly Compensated Employees, as the Committee may determine. Any Puerto Rico Participant whose Pre-Tax Contributions are reduced or discontinued under this Section 5(b) shall make After-Tax Adjustment Contributions to the Plan during the remainder of the Plan Year equal to the percentage of the Puerto Rico Participant’s Earnings that the Committee has determined cannot be made as Pre-Tax Contributions provided, that in order that the Plan may comply with the requirements of Code section 401(m) and the regulations thereunder, at any time during the Plan Year the Committee (at its sole discretion) may reduce the rate at which a Puerto Rico Participant may contribute After-Tax Adjustment Contributions, or discontinue all such contributions, for the remainder of such Plan Year. Any reduction or discontinuance of Pre-Tax or After-Tax Adjustment Contributions made pursuant to this Section 5(b) shall automatically cease to apply upon the close of the Plan Year in which it is made, or on such earlier date in such Plan Year as the Committee may determine.

(c)    Changing the Rate and Suspension of Contributions.    A Puerto Rico Participant may elect as of any Valuation Date to change the rate of Pre-Tax Contributions to any other rate that is within the limitations described in Section 5(a) and 5(b) of this Supplement. If a Puerto Rico Participant is making After-Tax Adjustment Contributions, and he or she elects to reduce the rate of his or her Pre-Tax Contributions, and if, as a result of such election, the Committee determines that it is no longer necessary for the Puerto Rico Participant to make some or all of such After-Tax Adjustment Contributions, the appropriate amount of the Puerto Rico Participant’s After-Tax Adjustment Contributions shall automatically cease. The Puerto Rico Participant may elect to discontinue all Pre-Tax Contributions. Such election shall take effect as soon as reasonably practicable following its receipt.

(d)    Maximum Amount of Elective Deferrals.    Notwithstanding anything to the contrary herein, the amount of Elective Deferrals made with respect to any individual during a calendar year under the Plan and all other plans, contracts or arrangements of any member of the Affiliated Group may not exceed the amount of the limitation in effect under Code section 402(g)(l) and PR Code section 1165(e)(7) for taxable years beginning in such calendar year.

(e)    Distribution of Excess Elective Deferrals.    A Puerto Rico Participant may assign to the Plan any Excess Elective Deferrals made during a taxable year of the Puerto Rico Participant by notifying the Committee no later than the date determined by the Committee that follows the close of such taxable year of the amount of the Excess Elective Deferrals to be assigned to the Plan. Notwithstanding any other provision of the Plan, to the extent practicable, Excess Elective Deferrals, plus any income and minus any loss allocable thereto, shall be distributed no later than April 15 following such taxable year to any Puerto Rico Participant to whose account Excess Elective Deferrals were assigned for the preceding year and who claims Excess Elective Deferrals for such taxable year.

(f)    Actual Deferral Percentage Test.

(1)    Elective Deferrals for Puerto Rico Participants shall not exceed the limits set forth in PR Code section 1165(e)(3). For purposes of applying such limits, PR Code section 1165(e)(3) and the regulations thereunder are incorporated by reference and are hereinafter referred to as the “PR ADP Test.”

(2)    All or part of the Qualified Matching Contributions and Qualified Non-Elective Contributions made with respect to any or all Puerto Rico Eligible Employees may be treated as Elective Deferrals for purposes of the PR ADP Test provided that each of the following requirements is met:

(i)    the nonelective contributions, including Qualified Non-Elective Contributions treated as Elective Deferrals for purposes of the PR ADP Test, satisfy the requirements of PR Code section 1165(a)(4);

(ii)    the nonelective contributions, excluding Qualified Non-Elective Contributions treated as Elective Deferrals for purposes of the PR ADP Test, satisfy the requirements of PR Code section 1165(a)(4);

(iii)    the matching contributions, including Qualified Matching Contributions treated as Elective Deferrals for purposes of the PR ADP Test, satisfy the requirements of PR Code section 1165(a)(4);

(iv)    the matching contributions, excluding Qualified Matching Contributions treated as Elective Deferrals for purposes of the PR ADP Test, satisfy the requirements of PR Code section 1165(a)(4);

(v)    all such Qualified Non-Elective Contributions and Qualified Matching Contributions are nonforfeitable when made and subject to the same distribution restrictions that apply to Elective Deferrals, without regard to whether such Qualified Non-Elective Contributions and Qualified Matching Contributions are actually taken into account as Elective Deferrals;

(vi)    all such Qualified Non-Elective Contributions and Qualified Matching Contributions are allocated to the Accounts of Puerto Rico Eligible Employees as of a date with the Plan Year (pursuant to Treas. Reg. section 1.401(k)-1(B)(4)(I)(A)) as if such contributions were Elective Deferrals; and

(vii)    , if the Plan uses the provisions of Section 5(f)(2) of this Supplement B for purposes of the PR ADP Test, then, for purposes of PR Code section 1165(a)(3) (other than the average benefit percentage test), the Plan may be aggregated with other plans of the Affiliated Group (determined with reference to PR Code section 1028) to which the qualified non-elective contributions and qualified matching contributions are made.

(g)    Distribution of Excess Contributions.

(1)    Notwithstanding any other provision of the Plan, Excess Contributions, plus any income and minus any loss allocable thereto, shall be distributed no later than the last day of any Plan Year to Puerto Rico Participants to whose Accounts Pre-Tax, Qualified Matching and Qualified Non-Elective Contributions were allocated for the preceding Plan Year. The Excess Contributions shall be adjusted for income or loss up to the date of distribution. The income or loss allocable to Excess Contributions shall be determined by multiplying the income or loss allocable to the Puerto Rico Participant’s Pre-Tax, Qualified Matching and Qualified Non-Elective Contributions for the Plan Year allocated to the Puerto Rico Participant by a fraction, the numerator of which is the Excess Contribution for the preceding Plan Year and the denominator of which is the sum of the Puerto Rico Participant’s Account balances attributable to Pre-Tax, Qualified Matching and Qualified Non-Elective Contributions for the Plan Year.

(2)    A Puerto Rico Participant may treat Excess Contributions as an amount distributed to the Puerto Rico Participant and then contributed by the Puerto Rico Participant to the Plan as After-Tax Adjustment Contributions. Such re-characterized amounts will remain nonforfeitable and subject to the same distribution requirements as Pre-Tax Contributions. Amounts may not be re-characterized by a Puerto Rico Highly Compensated Employee to the extent that such amount in combination with other After-Tax Adjustment Contributions would exceed 10% of the Puerto Rico Highly Compensated Employee’s Earnings for the Plan Year. Re-characterization must occur no later than two and one-half months after the last day of the Plan Year in which the Excess Contributions arose and is deemed to occur no earlier than the date the last Puerto Rico Highly Compensated Employee is informed in writing of the amount which may be recharacterized and the consequences thereof.

(3)    The amount of Excess Contributions to be distributed under Section 5(g)(1) or recharacterized under Section 5(g)(2) shall be reduced by Excess Elective Deferrals previously distributed under Section 5(e) for the Puerto Rico Participant’s taxable year ending with or within the Plan Year for which such Excess Contributions were made.

(j)    Payroll Deductions.    All Pre-Tax, After-Tax and After-Tax Adjustment Contributions shall be made solely through periodic payroll deductions, unless the

Committee consents to another method of payment. All such contributions withheld during any calendar months shall be credited to the Trustee not later than the last day of the next following month and shall be credited to the appropriate Accounts as soon as practicable thereafter.

(k)    Salary Reduction and Tax Status of Pre-Tax Contributions.    For Federal and Puerto Rico tax purposes, Pre-Tax Contributions shall be deemed to be Company Contributions to the Plan, and a Puerto Rico Participant’s election to make such contributions shall constitute an election to have the amount of his or her compensation that otherwise would have been reported as taxable compensation on Form W-2/PR reduced by the amount of such contributions.

(l)    Administrative Procedures.    The Committee may require Puerto Rico Participants to complete and file such forms, within such time periods as it shall determine, before any election under this Section 5 may take effect.

6.    Amendment and Termination of This Supplement.

(a)    Amendment Required for Qualification.    All provisions of this Supplement, and all benefits and rights granted hereunder, are subject to any amendments, modifications or alterations which are necessary from time to time to qualify the Plan and Supplement under Code section 401(a) or 501(a) or under PR Code section 1165(a), to continue the Plan as so qualified or to comply with any other provision of law. Accordingly, notwithstanding Section 19(a) of the Plan or any other provision of this Plan, the Company may amend, modify or alter the Plan, with or without retroactive effect, in any respect or manner necessary to qualify the Plan and Supplement under Code section 401(a) or under PR Code section 1165(a).

(b)    Reversion of Funds.    All employer contributions are expressly conditioned on their deductibility under Code section 404 and PR Code section 1023(n). To the extent permissible under ERISA, any employer contribution shall be returned to the appropriate Participating Company, upon its written request, to the extent that the contribution is disallowed as a deduction, within one year after such disallowance.

MORGAN STANLEY DPSP/START PLAN
SUPPLEMENT C

PROVISIONS RELATING TO DPSP PARTICIPANTS

The following provisions relate to employees of Participating Companies listed on Appendix B who participated in the DPSP prior to the Plan Merger.

1.    Transfer of Accounts.    Effective as of October 1, 2002, the DPSP shall be merged with and into the Plan. At that time, all assets and liabilities relating to participant accounts under the DPSP (including loans made prior to the Plan Merger) shall be transferred to Accounts established for such Participants under this Plan.

2.    Participation.    As set forth in Section 3(a)(i) of the Plan, Eligible MS Employees who were active participants in the DPSP immediately prior to the Plan Merger shall commence participation in this Plan at the time of the Plan Merger. As set forth in Section 3(b)(i), Eligible MS Employees who were Members in the DPSP immediately prior to the Plan Merger shall become MS Members in this Plan at the time of the Plan Merger. All other Eligible MS Employees shall commence participation and membership in the Plan at the times set forth in Section 3(a)(ii) and 3(b)(ii) respectively. For eligibility purposes, the service of an Eligible MS Employee shall be determined under the rules set forth in Sections 4(d) of the Plan, which are intended to be consistent with the rules in effect under the DPSP prior to the Plan Merger and shall be interpreted accordingly.

3.    Elections Remain in Effect.    All elections by MS Participants in effect under the DPSP immediately prior to the Plan Merger shall be given effect under this Plan, to the extent applicable, following the Plan Merger, subject to an MS Participant’s right to change such elections under the terms of the Plan. Such elections include, without limitation, MS Participants’ deferral elections, investment directions (the investment options available under the DPSP and the START Plan being the same at the time of the Plan Merger) and, subject to Section 11(e)(ii), Beneficiary designations.

4.    Plan Benefits.    Any person who participated in the DPSP prior to the Plan Merger and who was entitled to benefits under the terms of the DPSP as in effect immediately prior to the Plan Merger shall continue to be entitled to the same amount of accrued benefits without change under this Plan. Following the Plan Merger, the forms of distribution (including the time, manner and medium of distribution) available with respect to such accrued benefits shall be the forms of distribution available under the applicable provisions of the Plan, plus such other forms

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of distribution as may be required to be provided under Code section 411(d)(6), as determined by the Committee. Certain former participants in the DPSP are currently receiving payment of their DPSP benefits pursuant to installment payment options that were available under the DPSP for participants who retired pursuant to the Morgan Stanley Employees Retirement Plan and commenced receiving distributions prior to March 1, 2001. The terms of such installment payment options were set forth in Article 10 of the DPSP and are now set forth in Supplement D to this Plan.

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MORGAN STANLEY DPSP/START PLAN
SUPPLEMENT D

HISTORICAL DISTRIBUTION PROVISIONS

This Supplement D to the Plan contains certain post-termination and in-service distribution provisions in effect under the START Plan and the DPSP prior to the Plan Merger. Additional distribution forms not explicitly provided for in this Supplement also were available under the START Plan and DPSP to the extent required by Code section 411(d)(6). Capitalized terms have the meanings given to such terms under the START Plan and the DPSP prior to the Plan Merger, and section references refer to the provisions of the START Plan and the DPSP prior to the Plan Merger.

PRE-MERGER DEAN WITTER START PLAN PROVISIONS

1.    Prior to the Plan Merger, Sections 11(a) through 11(e) of the START Plan (Distribution of Plan Benefits) read as follows:

SECTION 11.    DISTRIBUTION OF PLAN BENEFITS

(a)    Form of Distribution.    Each Participant’s Plan Benefit shall be distributed in the form of a lump sum consisting of: (i) a certificate or certificates for whole shares of Stock representing the portions of a Participant’s Accounts that are invested in the Morgan Stanley Dean Witter Stock Fund, Sears Stock Fund, SPS Stock Fund or Allstate Stock Fund and (ii) a check for any fractional share of Stock and uninvested cash in the portions of a Participant’s Accounts that are invested in the Morgan Stanley Dean Witter Stock Fund, Sears Stock Fund, SPS Stock Fund or Allstate Stock Fund and for the entire value of the portions of the Participant’s Accounts that are invested in all other Investment Funds. Effective January 1, 2002, each Participant’s Plan Benefit shall be distributed in the form of a lump sum consisting of, at the election of the Participant, either a check for the entire value of the Participant’s Accounts or (i) a certificate or certificates for whole shares of stock representing the portion of the Participant’s Accounts invested in the Morgan Stanley Dean Witter Stock Fund, plus (ii) a check for any fractional share of stock and uninvested cash in the portion of the Participant’s Accounts invested in the Morgan Stanley Dean Witter Stock Fund, and for the entire value of the portions of the Participant’s Accounts invested in all other Investment Funds. With respect to distributions occurring on or after March 1, 2001, a Participant may request a distribution of all or any portion of his Plan Benefit, in accordance with procedures specified by the Plan Administrator; provided that a Participant may not receive more than two distributions in any calendar year (unless the Participant requests a final distribution in the amount of his or her remaining Plan Benefit) and may not receive any distribution which is less than $500 (or the amount of the Participant’s remaining Plan Benefit, if less) under this Section 11(a). In the case of a distribution under this Section 11(a) which is less than the entire amount of a

Participant’s Plan Benefit, the Plan Administrator shall withdraw assets from the Participant’s Accounts in the order determined by the Plan Administrator on a uniform and nondiscriminatory basis in accordance with applicable law.

(b)    Time of Distribution.    Prior to March 1, 2001, subject to Section 11(c), a Participant’s Plan Benefit shall be distributed approximately 90 days after the earlier of (i) the end of the Quarter in which the Participant terminates employment or (ii) if the Participant transfers employment from a member of the Affiliated Group to a subsidiary of DWD (other than a member of the Affiliated Group), including but not limited to SPS, the later of the date of such transfer or the date the Participant becomes 100% vested in the Participant’s Matching Contribution Account. On or after March 1, 2001, subject to Section 11(c), a Participant’s Plan Benefit shall be distributed as soon as practicable after the date as of which the Participant’s employment with all members of the Affiliated Group terminates. Any allocation of contributions and forfeitures made subsequent to the distribution of a Participant’s Account in a lump sum shall be paid as soon as practicable after the date of such allocation.

(c)    Right to Deferred Distribution.    If a Participant whose vested Accounts exceed $3,500 in value on the date the Participant terminates employment does not consent to the distribution of the Participant’s Plan Benefit under Section 11(b), then payment of the Participant’s Plan Benefit shall, subject to Section 13(a), be deferred to such date as the Participant shall elect. With respect to Participants whose employment terminates on or after January 1, 1998, if a Participant whose vested Accounts exceed the amount described in Code Section 411(a)(11) on the date the Participant terminates employment does not consent to the distribution of the Participant’s Plan Benefit under Section 11(b), then payment of the Participant’s Plan Benefit shall, subject to Section 13(a), be deferred to such date as the Participant shall elect. Subject to Section 11(a), a Participant who elects to defer a distribution shall have a single opportunity to change the date so elected to an earlier or later date. If no consent is given and no election to defer is made, such Participant’s Plan Benefit shall be distributed as of the Valuation Date coincident with or next following the date the Participant attains Normal Retirement Age. Effective January 1, 2000, if a Participant whose vested Accounts exceed the amount described in Code Section 411(a)(11) on the date the distribution commences does not consent to the distribution of the Participant’s Plan Benefit under Section 11(b), then payment of the Participant’s Plan Benefit shall, subject to Section 13(a), be deferred to such date as the Participant shall elect. Notwithstanding the foregoing, effective January 1, 2000, if the Participant’s vested Accounts do not exceed $5,000 as of January 1 (or such other date(s) as the Plan Administrator shall designate from time to time), then the deferral of the Participant’s Plan Benefit shall end, and distribution of the Participant’s Plan Benefit shall be made approximately 90 days thereafter, provided, however, that at the time of distribution the Participant’s vested Accounts do not, in fact, exceed $5,000. Notwithstanding anything to the contrary herein, the distribution of a Participant’s Plan Benefit shall begin not later the 60th day after the close of the Plan Year in which the latest of the following events occurs:

(i)    The Participant attains Normal Retirement Age.

(ii)    The 10th anniversary of the date on which the Participant commenced participation in the Plan.

(iii)    The termination of the Participant’s employment with the Affiliated Group.

(iv)    The date specified by the Participant in an election made pursuant to this Section 11(c).

If a distribution is one to which Code sections 401(a)(11) and 417 do not apply, such distribution may commence less than 30 days after the notice required under Treas. Reg. section 1.411(a)-11(c) is given, provided that:

(x)    the Plan Administrator clearly informs the Participant that the Participant has a right to a period of at least 30 days after receiving the notice to consider the decision of whether or not to elect a distribution (and, if applicable, a particular distribution option), and

(y)    the Participant, after receiving the notice, affirmatively elects a distribution.

Accounts pending distribution shall continue to share in the investment experience of the Trust Fund until the Valuation Date as of which distributed.

(d)    Death of Participant.    If a Participant dies prior to receiving the Participant’s entire Plan Benefit, the remaining portion of the Participant’s Plan Benefit shall be paid to the Participant’s surviving spouse, but if there is no surviving spouse, or, if the surviving spouse consents in a manner conforming to a qualified election under the Retirement Equity Act of 1984, as amended, then to the Participant’s Beneficiary; provided that, following the death of a Participant on or after March 1, 2000, any amount distributed pursuant to this Section 11(d) shall be distributed no later than December 31st of the calendar year which contains the fifth anniversary of the Participant’s death. Subject to the provisions of the foregoing sentence, upon the death of a Participant, the Participant’s surviving spouse, if any, shall be entitled to make such elections or decisions as the Participant was authorized to make under this Section 11, and any provision as to deferrals and elections shall be made with reference to the date of death of the Participant (instead of the date he or she terminated employment). Notwithstanding the foregoing, if prior to being notified of the death of a Participant the Plan Administrator has made a distribution or instructed the Trustee to make a distribution to any such Participant, the provisions of this Section 11(d) shall not be applicable and such distribution shall be considered to have been made in accordance with the other provisions of this Section 11.

(e)    Designation of Beneficiary.    Any designation of a Beneficiary shall be made in writing and filed with the Plan Administrator. A Beneficiary designation may be revoked by the Participant at any time without notice to or consent of any previously designated Beneficiary; provided, that any new designation of Beneficiary must comply with any applicable spousal consent requirement. If no Beneficiary is designated, or the designated Beneficiary does not survive the Participant and no alternative Beneficiary is designated, the Beneficiary shall be the Participant’s surviving spouse, or, if none, the Participant’s estate. If the designated Beneficiary cannot be located by the Plan Administrator for a period of one year following death, despite mailing to such Beneficiary’s last known address, and the Beneficiary has not made written claim within such period to the Plan Administrator, the Beneficiary shall be treated as having predeceased the Participant.

2.    Prior to the Plan Merger, Section 12 of the START Plan (Withdrawals and Loans) read as follows:

SECTION 12.    WITHDRAWALS AND LOANS

(a)    General Rule.    Subject to the following provisions of this Section 12, a Participant who is an Employee may make a withdrawal of all or any portion of the balance of any or all of his or her Employee Accounts; except as otherwise specifically provided in this Section 12, a Participant may not withdraw any portion of his or her Company Accounts.

(b)    Limitations of Withdrawals.    Withdrawals shall be subject to the following limitations:

(i)    To make a withdrawal, a Participant must complete such process as may be established by the Plan Administrator.

(ii)    Prior to March 1, 2001, a Participant may not make more than one withdrawal for any quarterly record; on and after March 1, 2001, a Participant may not make more than two withdrawals (other than hardship withdrawals described in Section 12(g)) per calendar year.

(iii)    A Participant may not make a withdrawal from the Participant’s Pre-Tax Accounts except (A) after attaining age 59 ½ or (B) upon suffering a hardship, as provided in Sections 12(d) and (g).

(c)    Suspension of Contributions.    If prior to January 1, 2001, a Participant makes a withdrawal (other than a hardship withdrawal described in Section 12(g)) from the Participant’s Basic Pre-Tax Account or Supplemental Pre-Tax Account, the Participant shall not be permitted to make any Employee Contributions for the three months beginning on the first day of the first payroll period following the date the withdrawal request is processed by the Plan Administrator. In addition, the Plan

Administrator may from time to time prescribe written rules of uniform application by which Participants who make a hardship withdrawal as provided in Section 12(g) may not make elective or employee contributions to this or any other plan of an Employer for a period to be determined by the Plan Administrator.

(d)    Source and Amount of Withdrawal.    In making a withdrawal or hardship withdrawal under this Section 12, a Participant shall specify the Investment Fund (or Funds) from which the withdrawal or hardship withdrawal is to be made and the amount (a specified number of whole shares or the entire balance in a particular Investment Fund as of the Valuation Date of the Quarter preceding the Quarter in which the withdrawal or hardship withdrawal is made) in accordance with such procedures as the Plan Administrator shall provide. In the case of a hardship withdrawal prior to March 1, 2001, the Plan Administrator shall, after determining that the Participant has taken any loan permitted under Section 12(g) and withdrawn all available assets from Employee After-Tax Accounts, withdraw assets from an Investment Fund (or Funds) first from the Participant’s Supplemental Pre-Tax Account and then from the Participant’s Basic Pre-Tax Account. In the case of a withdrawal prior to March 1, 2001 (other than a hardship withdrawal), in withdrawing assets from an Investment Fund (or Funds) the Plan Administrator shall withdraw assets from the Participant’s Employee Contribution Accounts in the following order:

(1) Supplemental After-Tax;
(2) Basic After-Tax;
(3) Basic After-Tax Adjustment;
(4) Supplemental Pre-Tax; and,
(5) Basic Pre-Tax.

In the case of a withdrawal, including a hardship withdrawal, on or after March 1, 2001, the Plan Administrator shall withdraw assets from the Participant’s Accounts in the order determined by the Plan Administrator on a uniform and nondiscriminatory basis in accordance with applicable law.

In the case of a hardship withdrawal, the Plan Administrator shall, after determining that the Participant has both taken any loan permitted under Section 12(g) and withdrawn all available assets from Employee After-Tax Accounts, withdraw assets from an Investment Fund (or Funds) first from the Participant’s Supplemental Pre-Tax Account and then from the Participant’s Basic Pre-Tax Account.

(e)    Time of Payment of Withdrawals.    Withdrawals, and hardship withdrawals described in this Section 12, will be paid as soon as administratively practicable following the approval of the Participant’s request for a withdrawal (or prior to March 1, 2001, normally approximately eight weeks following the receipt of a Participant’s request for a withdrawal).

(f)    Form of Payment of Withdrawals.    Prior to March 1, 2001, all withdrawals from Employee Accounts that are invested in the Morgan Stanley Dean Witter Stock Fund, Sears Stock Fund, SPS Stock Fund and/or Allstate Stock Fund shall be paid in the form of (i) one or more certificates for whole shares of Stock and (ii) a check for any fractional shares and any amount that was not invested in Stock on the relevant Valuation Date. Withdrawals designated to be made from the portions of a Participant’s Employee Accounts invested in Investment Funds other than the Morgan Stanley Dean Witter Stock Fund, Sears Stock Fund, SPS Stock Fund or Allstate Stock Fund shall be paid in the form of a check.

On and after March 1, 2001, all withdrawals under this Section 12 shall be distributed in the form of a lump sum payment consisting of (i) cash equal to the value of the portion of the Participant’s Accounts being withdrawn or (ii) at the election of the Participant and as permitted under this Section 12, whole shares of MWD Stock, Sears Stock and/or Allstate Stock (each as may be credited to the Participant’s Accounts) and cash equal to the amount of any uninvested cash, plus the value of the portions of the Participant’s Accounts that are invested in all Investment Funds other than the MWD, Sears and Allstate Stock Funds, in such proportions as the Participant may elect and in the aggregate equal to the value of the portion of the Participant’s Accounts being withdrawn. Unless the Participant elects otherwise, payment will be made in accordance with clause (i) of the preceding sentence. If a distribution is made in the form of shares of stock, any unpaid dividends which may be due with respect to such stock and any portion to be distributed representing fractional shares of such stock shall be paid in cash.

(g)    Hardship.    For hardship withdrawals prior to January 1, 1989, the rules of the Plan then in effect shall apply. Effective January 1, 1989:

(i)    Prior to March 1, 2001, hardship withdrawals hereunder may only be made from:

(A)    Basic and Supplemental Pre-Tax Contributions,

(B)    income allocable to Basic and Supplemental Pre-Tax Contributions credited to the Participant’s Basic and Supplemental Pre-Tax Contribution Accounts as of December 31, 1988, and

(C)    amounts attributable to Rollover Contributions made prior to January 1, 1989, including any income allocable thereto.

In the case of a hardship withdrawal on or after March 1, 2001, the Plan Administrator shall withdraw assets from the Participant’s Accounts in the order determined by the Plan Administrator on a uniform and nondiscriminatory basis in accordance with applicable law.

(ii)    A distribution will be considered to be necessary to satisfy an immediate and heavy financial need of a Participant only if the Participant has obtained all distributions, other than hardship distributions, and all nontaxable loans available under all plans maintained by any member of the Affiliated Group, and the distribution is not in excess of the amount of the immediate and heavy financial need.

(iii)    For purposes of this Section 12(g), the term “hardship” shall mean immediate and heavy financial needs of the Participant where such Participant lacks other reasonably available financial resources, arising out of any one or more of the following:

(A)    expenses for medical care described in Code section 213(d) previously incurred by the Participant, the Participant’s spouse, or any dependents of the Participant (as defined in Code section 152) or necessary for these persons to obtain medical care described in Code section 213(d);

(B)    costs directly related to the purchase of a principal residence for the Participant (excluding mortgage payments);

(C)    payment of tuition and related educational fees for the next 12 months of post-secondary education for the Participant, Participant’s spouse, children or dependents (as defined in Code section 152);

(D)    payments necessary to prevent the eviction of the Participant from the Participant’s principal residence or foreclosure on the mortgage on that residence;

(E)    any amounts necessary to pay any federal, state or local income taxes or penalties reasonably anticipated to result from a hardship withdrawal under this Section 12(g); or

(F)    such other instances of deemed immediate and heavy financial needs together with such additional methods for the hardship withdrawal to be deemed necessary to satisfy such needs as the Commissioner of Internal Revenue shall provide through the publication of revenue rulings, notices and other documents of general applicability.

(h)    Loans

(i)    Availability of Loans.    A Participant may elect, in such form and manner as the Plan Administrator may prescribe, to borrow from the Trust solely for the purposes listed under clause (vii) of this Section 12(h), an amount in cash not to exceed the amount permitted under clause (ii) of this Section 12(h) before October 15, 1998. A Participant taking a loan under this Section 12(h) shall be ineligible to take another loan under this Section 12(h) until the expiration of 12 full calendar months following the date of such loan. Loan repayments (principal and interest) will be proportionately credited among the Participant’s Accounts from which the loan proceeds were transferred pursuant to (iii) above and reinvested in Investment Funds based on the Participant’s then-current directions with respect to the investment of contributions, or in such other manner as is determined by the Plan Administrator in its discretion on a uniform and nondiscriminatory basis.

(ii)    Limitations on Loans.    Each loan under this Section 12(h) shall be limited to an amount not to exceed (when added to the outstanding balance of all other loans made to the Participant by any plan maintained by the Affiliated Group) the lesser of:

(A)    $50,000 reduced by the excess, if any, of the highest outstanding balance of loans from any such plan to the Participant during the one-year period ending on the day before the date on which the loan is made, over the outstanding balance of loans from any such plan to the Participant on the date on which the loan is made and

(B)    one-half of the vested balance of the Participant’s Accounts as of the most recent Valuation Date.

Notwithstanding the foregoing, no loan shall be granted under this Section 12(h) in an amount less than $500; provided that, prior to March 1, 2001, no loan shall be granted in an amount less than $1,000.

(iii)    Sources of Loan Proceeds and Designation of Payments.    Loans made pursuant to this Section 12(h) and payments thereof, shall be appropriately charged and credited against the Participant’s Supplemental After-Tax, Basic After-Tax, Basic After-Tax Adjustment, Supplemental Pre-Tax, Basic Pre-Tax and Matching Contribution Account in that order, or from such Account(s) or in such order as the Plan Administrator may, in its discretion, permit Participants to designate on a nondiscriminatory basis. Prior to the disbursement of the proceeds of a loan, an amount equal to the loan amount shall be transferred from the Participant’s Accounts in the Investment Funds in which it is invested in proportion to the loan amount to a special loan fund (consisting solely of the Participant’s loans) established for the purpose of disbursing the loan to the Participant. Any such transfer shall be disregarded for purposes of any transfer limitations under Section 6.

(iv)    Loans Evidenced by Note and Secured by Interest in Account.    A loan granted pursuant to this Section 12(h) shall be evidenced by such documents as the Plan Administrator shall designate including a note which shall bear a reasonable rate of interest as determined by the Plan Administrator from time to time in a nondiscriminatory manner and which otherwise shall conform to the repayment terms set forth in this Section 12(h). A loan made to a Participant pursuant to this Section 12(h) shall be secured by an interest in the Participant’s Accounts and/or by such other interests as the Plan Administrator may determine to constitute adequate security. The occurrence of an event of default under the loan note shall entitle the Trustee of the Plan to reduce the balance of the Participant’s Accounts up to the amount of the Plan’s security interest therein. The loan note shall be an asset solely of the borrowing Participant’s Accounts and interest on the loan shall be credited to the Participant’s Accounts.

(v)    Loan Repayment Terms.    A loan made pursuant to this Section 12(h) shall be repaid over a period not to exceed five years from the date of the loan, unless the Participant certifies in writing to the Plan Administrator that the loan proceeds are to be used solely to acquire a dwelling unit which is to be used, within a reasonable period of time, as the Participant’s principal residence, in which case, the loan shall be repaid over a period not to exceed fifteen years from the date of such loan. Such repayment shall be made in level installments of principal and interest which the Participant shall authorize to be repaid by payroll deductions or by such other method as is determined by the Plan Administrator on a uniform and nondiscriminatory basis. Loan repayments (principal and interest) will be proportionately credited among the Participant’s Accounts from which the loan proceeds were transferred pursuant to (iii) above and reinvested in Investment Funds based on the Participant’s then-current directions with respect to the investment of contributions, or in such other manner as is determined by the Plan Administrator in its discretion on a uniform and nondiscriminatory basis. The entire outstanding amount of the loan may be prepaid without penalty at any time. The note shall provide that in all events the outstanding principal and interest due thereon shall be repaid not later than the date of the Participant’s termination of employment or such other date as the Plan Administrator shall specify. In the event of default, foreclosure on the note and attachment of security will not occur until a distributable event occurs under the Plan.

(vi)    Loans Available on Nondiscriminatory Basis.    All loans made pursuant to this Section 12(h), shall be made available to all Participants on a reasonably equivalent, nondiscriminatory basis.

(vii)    Circumstances Under Which Loans are Permitted.    The Plan Administrator may approve a loan under this Section 12(h) for the purpose of satisfying one or more “hardships” described in Section 12(g)(iii) or for the purposes of satisfying an immediate or heavy financial need of the Participant caused by or resulting from an accident, illness, death, educational, housing or shelter requirements or other economic adversity that the Plan Administrator determines to be a financial hardship. The Plan Administrator may reasonably rely on the written representations of the Participant in determining whether a loan is requested for a purpose permitted under this clause (vii).

(viii)    Other Provisions Relating to Loans.    To the extent required by ERISA section 408 or Code section 4975, notwithstanding the preceding provisions of this Section 12(h), loans may be made to a Participant who is, at the time of the loan, both a former employee and a “party in interest” as defined in ERISA section 3(14) with respect to the Plan. In the case of any such loan, the preceding provisions of this Section

12(h) dealing with payment by payroll deduction and acceleration on termination of employment shall not apply. Loans shall not be made available to highly compensated employees (as defined in Code section 414(q)) in an amount greater than the amount made available to other employees.

(ix)    Transfers to SPS.    Unless the Plan Administrator specifies otherwise in the applicable loan documents, the following rules shall apply in cases where a Participant terminates employment with the Affiliated Group due to a transfer to SPS Transaction Services, Inc. or an affiliate thereof before October 15, 1998. If such a Participant has an outstanding loan under this Plan, the Participant may elect to have the note evidencing such loan directly transferred to the SPS Transaction Services, Inc. START Plan (the “SPS START Plan”) in accordance with Code section 401(a)(31) and this Section 12(h). In such a case, the outstanding principal and interest due on the note evidencing such loan shall not, by reason of such termination of employment, become immediately payable and the transfer of such note to the SPS START Plan shall not be an event of default under such note.

(x)    Transfers from SPS.    Unless the Plan Administrator specifies otherwise in the applicable loan documents, the following rules shall apply in cases where a Participant becomes an employee of a Participating Company by reason of the Participant’s transfer of employment from SPS Transaction Services, Inc. or an affiliate thereof before October 15, 1998. If such a Participant has an outstanding loan under the SPS START Plan, the Participant may elect a direct transfer to this Plan in accordance with Section 9(a) of the note evidencing the outstanding amount of such loan. The electing Participant must acknowledge that (i) the Trustee of this Plan shall be treated as the payee of the note evidencing such loan, (ii) all other terms of the note, including the repayment schedule and interest rate, shall continue to apply to the note and (iii) the loan shall be treated as a loan granted under this Plan.

(xi)    Suspension of Loan Repayments during Military Service.    Loan repayments will be suspended under this Plan as permitted under Code section 414(u)(4).

(xii)    Loan Procedures.    The Plan Administrator shall promulgate loan procedures consistent with this Section 12, which, as amended from time to time, are hereby incorporated into and which hereby form a part of this Plan.

PRE-MERGER DPSP PROVISIONS

1.    Prior to the Plan Merger, Sections 10.1 through 10.3 of the DPSP (Distributions from the Trust Fund) read as follows:

10.1    Payments upon Retirement.

(a)    Subject to the further provisions of this Article 10, upon retirement of a Participant pursuant to the Retirement Plan, the Value of his interest in the Trust Fund, determined as of the Valuation Date, shall thereupon become payable to him in the form elected by such Participant pursuant to Subsections 10.1(b), 10.1(c) or Section 10.7 [Payment of Eligible Rollover Distributions], unless he shall have elected to defer payment of his interest pursuant to Subsection 10.1(d). Upon retirement on or after March 1, 2001, a Participant may elect to have the value of his interest in the Trust Fund, or any portion thereof, payable to him as a lump sum, in accordance with procedures specified by the Plan Administrator; provided that a Participant may not receive more than two distributions in any calendar year under this Section 10.1(a). Notwithstanding the foregoing sentence, a Participant may receive more than two distributions in a calendar year if, after electing two partial distributions in a calendar year, the Participant elects a final lump sum distribution of the total value of his interest in the Trust Fund.

(b)    With respect to distributions commencing prior to March 1, 2001, any such Participant may elect to receive the Value of his non-forfeitable interest in the Trust Fund in not more than 15 annual installments (the first of which shall be payable as shortly as practicable after the Valuation Date); provided, however, that the number of such annual installments which may be elected shall not be such as to extend the period of payments beyond the normal life expectancy determined pursuant to Treasury Regulation section 1.72-9 (as of the date on which payments to such Participant commence) of the Participant and his Beneficiary. In the event that such an election is made and becomes effective, and unless the Participant otherwise elects in accordance with Section 10.1(c) below, the amount of any annual installment to be paid to a Participant making such an election shall be based upon the Value of his interest in the Trust Fund as of the Valuation Date and shall be determined by multiplying such Value by a fraction, the numerator of which shall be one and the denominator of which shall be the number of annual installments elected by such Participant pursuant to this Section 10.1(b) less the number of such annual installments theretofore paid.

(c)    With respect to distributions commencing prior to March 1, 2001, any such Participant may further elect pursuant to the procedure for election set forth in the first sentence of Section 10.1(b), that the amount of the first annual installment to be paid to him shall be any portion of the Value of his interest in the Trust Fund as of the Valuation Date, in which event each subsequent installment shall be based upon the value of his interest in the Trust Fund on the Valuation Date coinciding with or next following each anniversary of the Valuation Date of the first installment and shall be determined by multiplying such value by a fraction, the numerator of which shall be one and the denominator of which shall be the number of annual installments elected by such Participant pursuant to Section 10.1(b) less the number of such annual installments theretofore paid. Notwithstanding anything to the contrary contained in this Section 10.1, effective January 1, 1997, a Participant who has retired pursuant to the Retirement Plan and who has already received at least one installment payment of his non-forfeitable interest in the Trust Fund pursuant to an election made pursuant to Section 10.1(b) or (c) may make a one-time election to receive a lump sum distribution of all or any portion of the remainder of the Value of such Participant’s non-forfeitable interest in the Trust Fund at any time, which lump sum shall be payable as shortly as practicable after the Valuation Date. In the event that a Participant elects to receive a lump sum distribution of the entire Value of his non-forfeitable interest in the Trust Fund, all further installment payments to such Participant shall cease. In the event that a Participant elects to receive a lump sum distribution of a portion of the remainder of the Value of his non-forfeitable interest in the Trust Fund, each subsequent installment shall be based upon the Value of his interest in the Trust Fund on the Valuation Date coinciding with or next following each anniversary of the Valuation Date of the first installment and shall be determined by multiplying such Value by a fraction, the numerator of which shall be one and the denominator of which shall be the number of annual installments elected by such Participant less the number of such annual installments theretofore paid.

(d)    Notwithstanding anything to the contrary contained in Sections 10.1(a), (b) or (c), a former Employee who is eligible to receive a Retirement Allowance under the Retirement Plan may elect in writing to defer the commencement of receipt of his interest in the Trust Fund until the time specified in Section 10.6(b). Effective January 1, 1997, a former Employee who has made an election to defer the commencement of receipt of his interest in the Trust Fund pursuant to this Section 10.1(d) may make an election to receive a lump sum distribution of any portion of the Value of such Participant’s non-forfeitable interest in the Trust Fund at any time, which lump sum shall be payable as soon as practicable after the Valuation Date, and shall continue to defer the commencement of receipt for the remainder of his interest in the Trust Fund until the time specified in Section 10.6(b); provided, however, that on and after January 1, 2002, a Former Participant may not receive more than two partial distributions in any calendar year under this Section 10.1(d). Notwithstanding the proviso of the foregoing sentence, a Participant may receive more than two distributions in a calendar year if, after electing two partial distributions in a calendar year, the Participant elects a final lump sum distribution of the total value of his interest in the Trust Fund.

10.2    Payments upon Death.

(a)    Upon the death of a Participant in Service or following termination of Service prior to the Participant’s annuity starting date (as defined in Code section 417(f)(2)(A)(ii)), the Value of the Participant’s interest in the Trust Fund shall become payable in one lump sum to the Participant’s Beneficiary or Beneficiaries. Upon the death of a Participant subsequent to the Participant’s annuity starting date and while the Participant is receiving installment payments, the remaining Value of his interest in the Trust Fund shall become payable in one lump sum to the Participant’s Beneficiary or Beneficiaries.

(b)    As to any portion of the interest of a Participant with respect to which no Beneficiary has been designated either under the terms of the Plan or by such

Participant, or the Beneficiary so designated fails to survive the Participant, the Value of such portion shall be payable to the executor or administrator of the Participant’s estate or, if the Committee shall so determine, on a nondiscriminatory basis, to the Participant’s spouse, blood relatives, children or other dependents, or any of them, in such proportion as the Committee may deem proper.

(c)    Any amount distributed pursuant to this Section 10.2 shall be distributed no later than December 31st of the calendar year which contains the fifth anniversary of the Participant’s death.

10.3    Payments on Other Termination of Employment.    Subject to the further provisions of this Article 10, upon a Participant’s termination of Service for any reason other than retirement or death while in Service, the Value of his interest in the Trust Fund, determined as of the Valuation Date, shall be paid to him, or, in the event of his death, to his Beneficiary, in one lump sum as soon as practicable after the Valuation Date coincident with or next following the earlier of (1) the date of his death or (2) the date on which he attains age 65. Furthermore, effective March 1, 2001, a former Employee, including a former Employee who has elected to defer commencement of his interest in the Trust Fund pursuant to the preceding sentence, may request a distribution of all or any portion of the Value of his interest in the Trust Fund, in accordance with procedures specified by the Plan Administrator; provided that a Participant may not receive more than two distributions in any calendar year under this Section 10.3. Notwithstanding the foregoing, a former Employee may elect to defer commencement of receipt of this interest in the Trust Fund until the time specified in Section 10.6 [Latest Commencement of Benefits] or to have the total Value of his accounts under the Plan, determined as of the Valuation Date (i) distributed to him in a lump-sum or (ii) distributed pursuant to Section 10.6. Notwithstanding the foregoing, a Participant may receive more than two distributions in a calendar year if, after electing two partial distributions in a calendar year, the Participant elects a final lump sum distribution of the total value of his interest in the Trust Fund.

2.    Prior to the Plan Merger, Article 6 of the DPSP (In-Service Withdrawals and Loans) read as follows:

6.1.    Withdrawals in Respect of Voluntary Contributions.    Each Participant or Former Participant shall be entitled to elect to withdraw as of any Valuation Date, a specified amount of cash in respect of his Voluntary Contributions, which shall not be less than $500 or, if less, the total value of such account. Except as otherwise provided under Section 6.3, withdrawals in respect of Voluntary Contributions, when aggregated with all other withdrawals under Sections 6.2 and 6.3, shall be limited to two per calendar year.

6.2    Withdrawals in Respect of Tax Deductible Contributions.    Each Participant or Former Participant shall be entitled to elect to withdraw as of any Valuation Date, a specified amount of cash in respect of his Tax Deductible Contributions, which shall not be less than $500 or, if less, the total value of such account. Except as otherwise provided under Section 6.3, withdrawals in respect of Tax Deductible Contributions, when aggregated with all other withdrawals under Sections 6.1 and 6.3, shall be limited to two per calendar year.

6.3.    Other In-Service Withdrawals.    Effective January 1, 1997, each Participant or Former Participant who has attained age 59-1/2 shall be entitled to elect to withdraw as of any Valuation Date, a specified amount of cash in respect of any of his contribution accounts, which shall not be less than $500 or, if less, the total value of such account. For purposes of the preceding sentence, the Participant’s or Former Participant’s contribution accounts shall include accounts attributable to an ESOP Diversification Transfer. Withdrawals under this Section 6.3, when aggregated with all other withdrawals under Sections 6.1 and 6.2, shall be limited to two per calendar year. Notwithstanding the foregoing sentence, a Participant may make more than two withdrawals in a calendar year if, after electing two partial withdrawals in a calendar year, the Participant elects a lump sum distribution of the total value of his interest in the Trust Fund.

In the case of a withdrawal under this Section, the Plan Administrator shall withdraw assets from the Participant’s accounts in the following order:

(1)	Voluntary Pre-87 After-Tax Account;
(2)	Voluntary Post-86 After-Tax Account;
(3)	IRA Contribution Account;
(4)	Rollover Contribution Account;
(5)	Pre-Tax Deferral Contribution Account;
(6)	DPSP Match Account for former Van Kampen employees;
(7)	Non-Elective Firm Contribution Account;
(8)	Firm Elective Deferral Contribution Account;
(9)	ESOP Firm Account (diversified); and
(10)	ESOP Match Account (diversified).

The amount requested shall, upon the Participant’s or Former Participant’s request and in accordance with procedures adopted by the Plan Administrator, be increased by the amount of federal, state and local income taxes reasonably anticipated to result from the distribution, based on the amount of withholding requested by the Participant or Former Participant.

6.4    Payments in Cases of Hardship.

(a)    In case of hardship, a Participant or Former Participant may apply at any time for the immediate payment of all or any part of the Value of his non-forfeitable interest in the Trust Fund attributable to that portion of Firm Contributions the Participant has elected to defer pursuant to Section 3.3 and to his Pre-Tax Deferral Contributions, determined as of the Valuation Date. There may be paid to such Participant or Former Participant such portion or all of the Value of his non-forfeitable interest in the Trust Fund as the Committee may determine is necessary to alleviate such hardship; provided, however, that such Participant has previously withdrawn or simultaneously withdraws his entire account balance, if any, attributable to his Voluntary Contributions and Tax Deductible Contributions pursuant to Sections 6.1 and 6.2, and has outstanding the maximum available loan from the Plan pursuant to Section 6.4 (to the extent required by law). In case of hardship, a Participant or Former Participant may apply at any time for the immediate payment of all or any part of the Value of his non-forfeitable interest in the Trust Fund, determined as of the Valuation Date, in the order specified below as follows; provided that the foregoing conditions have been met:

(i)    with respect to distributions prior to January 1, 2000, those amounts, if any, attributable to;

(A)    that portion of Firm Contributions the Participant has elected to defer pursuant to Section 3.3; and

(B)    Pre-Tax Deferral Contributions;

(ii)    with respect to distributions on or after January 1, 2000 and prior to March 1, 2001, those amounts, if any, attributable to;

(A)    DPSP Match Account for former Van Kampen employees;

(B)    Voluntary Pre-87 After-Tax Account;

(C)    Voluntary Post-86 After-Tax Account;

(D)    IRA Contribution Account;

(E)    Pre-Tax Deferral Contribution Account; and

(F)    Firm Elective Deferral Contribution Account;

(iii)    with respect to distributions on or after March 1, 2001, those amounts, if any, attributable to the accounts specified in Section 6.3 in the order specified in that Section.

(b)    In making such determination, the Committee shall apply the following rules on a uniform and non-discriminatory basis to all Participants or Former Participants eligible for such hardship distributions:

(1)    All requests for such payments must be made to the Committee, through the Department or in such other manner as the Committee shall designate.

(2)    All such requests must be accompanied by such documentation as the Committee or Department may require.

(3)    The Department will review all requests and will make a recommendation to the Committee as to whether the request should be approved or rejected. In making its recommendation, the Department shall review all documentation and shall conduct such further review or investigation as may be necessary.

(4)    The Committee will consider the facts relevant to each requested hardship distribution, subject to appropriate regulations.

(c)    For the purposes of this Section 6.4, a distribution will be on account of “hardship” if the distribution is necessary in light of immediate and heavy financial needs of the Participant including one or more of the following:

(i)    Purchase of a Participant’s or Former Participant’s primary residence;

(ii)    The need to prevent the eviction of the Participant or Former Participant from his primary residence or foreclosure on the mortgage of his primary residence;

(iii)    Expenses for medical care described in Code section 213(d) previously incurred by or necessary to obtain such medical care for a Participant or Former Participant, the Participant or Former Participant’s spouse, or any dependents of the Participant or Former Participant (as defined in Code section 152) which expenses are not covered by a medical benefit plan covering such individual;

(iv)    Tuition expenses and related educational fees for the next 12 months of post-secondary education of the Participant or Former Participant, or the Participant’s or Former Participant’s spouse, children or dependents (as defined in Code section 152);

(v)    For hardship distributions occurring prior to March 1, 2001, expenses for the care of an aged or handicapped dependent of a Participant or Former Participant (as defined in Code section 152); or

(vi)    For hardship distributions occurring prior to March 1, 2001, expenses for other hardships of a Participant or Former Participant that are essentially equivalent to those listed in (i) through (v).

A distribution based upon financial hardship cannot exceed the amount required to meet the immediate financial need created by the hardship and not reasonably available from other sources of the applicant. The amount necessary to satisfy an immediate and heavy financial need shall, upon the Participant’s or Former Participant’s request, be increased by the amount of federal, state and local income taxes reasonably anticipated to result from the distribution, based on the amount of withholding requested by the Participant or Former Participant.

(d)    No optional deferral of the Firm Contribution pursuant to Section 3.3 or Pre-Tax Deferral Contribution pursuant to Section 3.4 will be made on behalf of a Participant who makes a withdrawal on account of hardship pursuant to Section 6.4(a) until the first day of the calendar quarter following the 12-month period commencing on the day the hardship withdrawal is distributed to the Participant.

(e)    During the Year following the Year in which a Participant has received distribution of a hardship withdrawal, the deferral contribution limitation otherwise applicable pursuant to Section 3.5 shall be reduced by the sum of his or her Before-Tax Savings for the Year of the hardship distribution.

6.5    Plan Loans.

(a)    A Participant who is a “party in interest” within the meaning of ERISA section 3(14) (other than a Participant who is employed outside the continental limits of the United States by a Foreign Subsidiary), and who has executed a loan signature form supplied to the Participant by the Administrative Committee or Administrative Agent and completed such other documentation as the Administrative Committee shall require, may request a loan from the Plan in the manner prescribed by the Committee and communicated to the Participants. The loan request shall specify the desired amount and term of the loan and any other information the Administrative Committee may require.

(b)    As soon as practicable after receipt of a loan request containing all required information, such loan shall be granted; provided, however, that

(i)    the amount of any loan to a Participant (when added to the outstanding balance of all other loans to the Participant from the Plan and all other qualified employer plans (within the meaning of Code section 72(p)(4)) maintained by an Employer or Affiliate or other related employer within the meaning of Code section 72(p)(2)(D) (“controlled group loans”)), may not exceed the lesser of (A) one-half of the sum of the balance in his accounts consisting of Employer Contributions and Rollover Contributions and ESOP Diversification Transfers, determined as of the most recent Valuation Date, or (B) $50,000 reduced by the excess, if any, of the greatest outstanding balance of loans from the Plan and controlled group loans during the one-year period ending on the date such loan was made over the outstanding balance of loans from the Plan and controlled group loans on the date such loan was made;

(ii)    subject to the limitations in subparagraph (i) above, the minimum amount of any loan granted to a Participant shall be $500;

(iii)    the repayment period of any loan to a Participant shall be one to five years from the date the loan is made; provided, however, that a maximum 15 year repayment period shall apply to any loan to acquire a dwelling unit which within a reasonable time is to be used as a principal residence of the Participant (determined at the time of loan application) and for which the Participant has provided documentation satisfactory to the Committee that the proceeds thereof will be used in such manner;

(iv)    each loan shall bear interest in a fixed amount equal to the Prime Rate as released by the Board of Governors of the Federal Reserve in statistical release H.15 using the last release of the most recently preceding quarter; provided that the use of such rate shall be periodically reviewed by the Department and adjusted if necessary to provide the Plan with a return commensurate with the interest rates charged by persons in the business of lending money for loans under similar circumstances;

(v)    no more than one loan per Participant may be made in any calendar year; prior to March 1, 2001, no more than two loans to a Participant may be outstanding at any time; and, effective March 1, 2001, no more than one loan to a Participant may be outstanding at any time, except that, in the case of a Participant who had two loans outstanding as of February 28, 2001, such two loans may continue to be outstanding at the same time.

(c)    The Department shall make loans available to all Participants on a reasonably equivalent and nondiscriminatory basis and in accordance with ERISA section 408(b)(1); and any Participant to whom such loan is made agrees to such changes in the terms of the loan as may be required by changes in the applicable law or regulations.

(d)    The entire principal amount of a loan may be prepaid at any time, without premium or penalty, together with accrued or unpaid interest on the amount as of the date of prepayment. For loans made prior to September 1, 1993, partial prepayments of principal and interest are permitted, provided that, in the case of a prepayment of less than the entire principal amount of a loan, the amount of such prepayment shall be not less than $500.

(e)    Principal and interest with respect to any loan to a Participant shall be repaid by payroll deduction, in level installments, in amounts sufficient to liquidate the loan over its remaining term, which shall be subject to adjustment on a quarterly basis, effective as of the first pay period in such quarter, in accordance with changes in the Prime Rate (or other applicable interest rate), as described in Section 6.5(b)(iv) above. In the event that a payroll deduction cannot be made in full for any reason other than an Authorized Absence or separation from Service, the Participant shall pay directly to the Plan the full amount that would have been due, with such payment to be made by the last business day of the calendar quarter which includes such payment date. In the Event that a payroll deduction cannot be made in full due to an Authorized Absence, if the Participant does not elect to have his loan reamortized over its remaining term upon his return to active Service, he shall make such payments as described in the preceding sentence.

(f)    Upon a Participant’s separation from Service, or upon any termination of the Plan pursuant to Section 12.2, the outstanding principal amount of each loan together with all accrued and unpaid interest shall become immediately due and payable.

(g)    Loans made pursuant to this Section 6.5 shall be charged pro rata against each investment fund in which the Participant is invested (except that the Plan Administrator may, on a nondiscriminatory basis, permit Participants to choose whether or not investments in the Morgan Stanley Stock Fund shall be included for this purpose) and shall be appropriately charged against the Participant’s accounts in such order as the Plan Administrator shall determine on a nondiscriminatory basis.

(h)    Loan repayments shall be credited to the Participant’s accounts in the same proportions that the loan was charged to the accounts and shall be invested in accordance with the Participant’s then-current investment election on file pursuant to Section 7.4, or in such other manner as is determined by the Administrative Committee in its discretion on a uniform and nondiscriminatory basis. That portion of any account that remains charged by reason of a loan to a Participant shall not share in any income, expense, gain or loss realized by the remainder of the Trust Fund and shall not be available for any in-service withdrawal or distribution provisions under the Plan.

(i)    Each Participant to whom a loan is made agrees, by endorsement of the check representing the proceeds of the loan, (i) that such loan shall be secured by a portion of his account balance equal to the outstanding amount of the loan, (ii) to repay such loan as provided herein by payroll deduction or otherwise, and (iii) that he accepts the terms and conditions of such loan as set forth herein and/or as disclosed by the Administrative Committee or the Administrative Agent.

(j)    If a Participant fails to pay in full the principal amount of or the interest due and payable on his loan upon his separation from Service or otherwise or if he fails to pay in full the principal amount of or the interest due and payable on his loan within five years of the date the loan is made 15 years in the case of a primary residence loan) (in either case the “Due Date”), the balance of each of his accounts that have been charged by reason of the loan shall be reduced in the same proportions that such loan was charged to such accounts and any interest due on the loan shall be charged to each such account in the same proportion as the unpaid principal amount of the loan charged to such account bears to the total unpaid principal amount. If the balance of an account is less than the amount by which such balance is to be reduced, the excess shall be applied to further reduce the balances of the other accounts of the Participant in accordance with uniform and nondiscriminatory rules established by the Department. The amount by which a Participant’s accounts are reduced pursuant to this Section 6.5(j) shall be deemed a distribution for tax purposes as of the Due Date. Any distribution to a Participant pursuant to any other provision of the Plan on or after such deemed distribution shall be limited to the amount of his account balances less the amount by which his accounts have been reduced pursuant to this Section 6.5(j).

MORGAN STANLEY DPSP/START PLAN
SUPPLEMENT E

ADDITIONAL HISTORICAL START PLAN PROVISIONS

This Supplement E to the Plan reflects certain historical service crediting and vesting rules contained in the START Plan prior to the Plan Merger. Capitalized terms have the meanings given to such terms under the START Plan prior to the Plan Merger, and section references refer to the provisions of the START Plan prior to the Plan Merger.

SERVICE CREDITING RULES

Prior to the Plan Merger, the service crediting rules set forth in Section 3 of the START Plan read as follows:

SECTION 3.    PERIOD OF SERVICE

An Employee’s service shall be determined under the following rules:

(a)    Definitions.    For purposes of this Section 3 the following terms have the following meanings unless the context clearly indicates a different meaning:

“Affiliated Group” means Affiliated Group as defined in Section 21 and any other entity required to be aggregated with any Participating Company pursuant to Code section 414(o) and the regulations thereunder.

“Employment Commencement Date” means the date on which an Employee first is credited with an Hour of Service.

“Hour of Service” means each hour for which an Employee is paid or entitled to payment for the performance of duties for the Company or for any member of the Affiliated Group.

“One Year Break” means a Period of Severance of 12 consecutive months.

“Period of Service” means a period beginning on an Employee’s Employment Commencement Date or Reemployment Commencement Date and ending on the Employee’s Severance Date. An Employee’s Period of Service also includes any other period which constitutes a “Period of Service” under written rules or regulations adopted from time to time by the Plan Administrator.

Effective January 1, 2000, Period of Service shall include such periods as the Company determines are required to be taken into account for eligibility and vesting purposes in order to comply with Code section 414(n)(4).

“Period of Severance” means each period from an Employee’s Severance Date to the Employee’s next Reemployment Commencement Date.

“Reemployment Commencement Date” means the date on which an Employee first is credited with an Hour of Service after a Severance Date.

“Severance Date” means the earlier of the date on which an Employee quits, retires, is discharged or dies; or the first anniversary of the first date of a period in which an Employee remains continuously absent from service with an Employer (with or without pay) for any reason other than quit, retirement, discharge or death. Notwithstanding the foregoing, an Employee shall not have a Severance Date when the Employee:

(i)    Takes a leave of absence without pay approved by the appropriate member of the Affiliated Group. In the case of an approved leave of absence without pay for a period in excess of 12 months, the Employee shall be deemed to have a Severance Date as of the end of such 12-month period if the Employee fails to abide by the terms and conditions of such leave, which may include a requirement to return to active employment.

(ii)    Enters the military service of the United States, provided the Employee returns to active employment with any member of the Affiliated Group within the time the Employee’s reemployment rights are protected under applicable law. If the Employee does not so return, the Employee shall be deemed to have a Severance Date as of the date of entry into military service.

(iii)    Is unable to work due to disability or sickness.

(iv)    Is on jury duty, a leave of absence with pay, an approved vacation or a holiday.

(v)    Is absent from work for maternity or paternity reasons. For purposes of this paragraph (v), an absence from work for maternity or paternity reasons means an absence;

(1)    by reason of the pregnancy of the individual,

(2)    by reason of a birth of a child of the individual,

(3)    by reason of the placement of a child with the individual in connection with the adoption of such child by such individual, or

(4)    for purposes of caring for such child for a period beginning immediately following such birth or placement. If the Employee does not return to employment with a member of the Affiliated Group before the second anniversary of the beginning of such absence the Employee shall have a Severance Date on such second anniversary.

Notwithstanding the foregoing, if an Employee quits, is discharged, dies or retires while on leave, vacation, holiday or jury duty, or while disabled or sick, the Employee shall have a Severance Date on the earlier of the date of such quit, discharge, death or retirement, or 12 months after the commencement of such leave, vacation, holiday, jury duty, disability or sickness. An Employee shall be deemed to have been discharged as of the earlier of the date the Employee received oral or written notice of discharge or the date a written notice of discharge is deposited in the United States mail (on a registered or certified basis) to the Employee’s last known address.

“Year of Service” means a Period (or Periods) of Service, whether or not consecutive, equal to 12 months.

(b)    Service of Rehired Employees

(i)    An Employee’s Period of Service shall include any period following the Employee’s Severance Date and prior to the Employee’s first Reemployment Commencement Date following such Severance Date if such Reemployment Commencement Date occurs no later than 12 months after such Severance Date.

(ii)    For participation purposes only, an Employee’s Period of Service shall not include any period prior to a One Year Break unless the Employee completes a Year of Service after returning to employment.

(iii)    For vesting purposes only, an Employee’s Period of Service shall not include any period prior to a One Year Break unless the Employee completes an Hour of Service after returning to employment.

(c)    Service with Reynolds. In the case of any individual who was an employee of Reynolds Securities International Inc. or any subsidiary thereof at any time prior to the merger of Reynolds Securities International Inc. with Dean Witter Organization Inc., Years of Service for periods prior to January 3, 1978 shall be determined by applying the rules of this Section 3 to that period of employment. The Years of Service so determined shall be added to such individual’s Years of Service determined under this Plan, computed as though the individual’s Employment Commencement Date was the later of January 1, 1978 or the date such individual was first credited with an Hour of Service.

(d)    Service with Sears or its Subsidiaries.

(i)    If an individual was employed by Sears or any subsidiary thereof prior to December 31, 1981, and is treated by any member of the Affiliated Group as having been continuously employed by a member of the Affiliated Group since December 31, 1981, such individual’s Years of Service shall be determined by applying the rules of this

Section 3 to the entire period of such employment before and after December 31, 1981. If such an individual is not so treated, such individual’s Years of Service shall be determined by applying the rules of this Section 3 only to the period of such employment after December 31, 1981.

(ii)    If, prior to the Spin-off, a Participant transferred employment to Sears or any subsidiary of Sears, other than DWD or a subsidiary of DWD, and was employed by Sears or a subsidiary of Sears on the Spin-off date and remained continuously employed by Sears or any subsidiary of Sears after the Spin-off date, then, for purposes of vesting in Company Matching Contributions, such transferred Participant’s Period of Service shall include service with Sears or a subsidiary of Sears after the Spin-off but not more than the lesser of such transferred Participant’s service with Sears or a subsidiary of Sears or the service necessary for such transferred Participant to fully vest in his or her Matching Contribution Account, such post-Spin-off service to be determined in accordance with this Section 3.

(e)    Aggregation of Periods of Service.    Subject to Section 3(b), all of an Employee’s Periods of Service determined pursuant to this Section 3 shall be aggregated on the basis of complete months, whether or not such Periods of Service are consecutive, except that if an Employee’s Period of Service commences on other than the first day of a calendar month and ends on other than the last day of a calendar month, the days in such months shall be aggregated and one additional month of service shall be credited if the number of such days is at least 30 but less than 60, and two additional months shall be credited if the number of such days equals 60.

(f)    Transferred Employees.    If a Participant transfers employment to SPS Transaction Services, Inc. (or any of its subsidiaries) (“SPS”) before October 15, 1998 or Nations Securities, A Dean Witter/Nations Bank Company (“Nations”), such transferred Participant’s Period of Service shall include service with SPS before October 15, 1998 or Nations but not more than the lesser of such transferred Participant’s service with SPS before October 15, 1998 or Nations or the service necessary for such transferred Participant to fully vest in the Matching Contribution Account, such post-transfer service to be determined in accordance with this Section 3.

(g)    Service with SPS.    In the case of any individual who was an employee of SPS and who either transferred employment to a member of the Affiliated Group before October 15, 1998 or severed employment with SPS before October 15, 1998 and is hired as an Employee by a member of the Affiliated Group within 12 months of such severance, such Employee’s Service used to determine a Year of Service under this Section 3 shall include service with SPS before October 15, 1998 determined by applying the rules set forth in this Section 3 to such Employee’s employment by SPS as if such employment was employment by a member of the Affiliated Group.

(h)    Service with Morgan Stanley.    Solely for purposes of determining an individual’s eligibility and vesting service under this Section 3, employment (and absences from employment) with Morgan Stanley Group Inc. (“MS”) or an ERISA Affiliate before the Effective Time shall be taken into account as if such employment were service with the Affiliated Group. For this purpose, “Effective Time” shall have the meaning given to that term in the Amended and Restated Agreement and Plan of Merger, dated as of April 10, 1997, between DWD and MS and “ERISA Affiliate” shall mean a member of the Affiliated Group determined, as of any relevant date, as if MS were a Participating Company.

VESTING AND FORFEITURE RULES

Prior to the Plan Merger, the vesting and forfeiture rules set forth in Section 10 of the START Plan read as follows:

SECTION 10.    PLAN BENEFITS

(a)    Amount of Benefit. Participant’s Plan Benefit shall be 100% of the Participant’s Accounts if the Participant attains Normal Retirement Age while employed by any member of the Affiliated Group or if the Participant terminates employment as a result of death, Total and Permanent Disability, Retirement or Release. If a Participant terminates employment for any other reason, the Participant’s Plan Benefit shall be (i) 100% of the Participant’s Accounts other than the Matching Contribution Account and (ii) the vested portion of the Participant’s Matching Contribution Account, as determined under (i), (ii), (iii) or (iv) below.

(i)    Participants Who Were Employees Before January 1, 1989.    The vested portion of the Matching Contribution Account of any Participant who was an Employee before January 1, 1989 shall be the difference between 100% of the Matching Contribution Account and the portion of such Account that is attributable to Matching Contributions and forfeitures allocated with respect to the three Plan Years ended immediately prior to the Plan Year in which the Participant terminates employment.

(ii)    Participants With At Least One Hour of Service on or after January 1, 1989.    The vested portion of the Matching Contribution Account of any Participant who has at least one Hour of Service in any Plan Year commencing on or after January 1, 1989 shall be determined based on his Years of Service as follows:

Years of Service	Vested Percentage
Less than 5	0%
5 or more	100%

(iii)    Participants to Whom Both (i) and (ii) Apply. The vested portion of the Matching Contribution Account of any Participant to whom both (i) and (ii) apply shall be the greater of the amount determined under (i) or (ii).

(iv)    Credit Services Employees.    The vested portion of the Matching Contribution Account of a Credit Services Employee employed as a Credit Services Employee on the date of the Spin-off shall be 100% of such Credit Services Employee’s Matching Contribution Account.

(b)    Forfeitures.    Effective March 1, 2001, the non-vested portion of the Matching Contribution Account of a Participant shall be forfeited as of the end of the month in which occurs such Participant’s Termination of Employment; provided that the non-vested portion of the Matching Contribution Account of any Participant whose Termination of Employment is prior to March 1, 2001 shall be forfeited as of the last day of the Plan Year in which such Participant terminates employment except that the non-vested portion of the Matching Contribution Account of any Participant who was an Employee before January 1, 1989 but did not have at least one Hour of Service on or after January 1, 1989 shall be forfeited in accordance with the rules applicable under the Plan immediately prior thereto. Notwithstanding the foregoing, if a Participant who terminates employment shall subsequently be credited with one Year of Service before incurring five consecutive One Year Breaks, the amount so forfeited shall be restored to such Participant’s Matching Contribution Account without adjustment for income, gains or losses; provided that such restoration shall be made from forfeitures arising in the Plan Year in which the restoration occurs and, to the extent necessary, from a special Company contribution which shall be made for that purpose. The foregoing forfeiture provisions shall only apply to the extent permitted by applicable law.

(c)    Payee’s Location Not Ascertainable for 60 Months.    In the event any Plan Benefit has been due and payable under the Plan for a period of more than 60 months and cannot be paid because the location of the payee cannot be ascertained, the entire amount of such Plan Benefit shall be forfeited; provided, that in the event the location of such payee is ascertained, the Plan Benefit forfeited shall be restored, without adjustments for income, gains or losses and shall be paid to such payee in a single lump sum payment; and provided, that such restoration shall be made out of forfeitures arising in the Plan Year in which the restoration occurs and, to the extent necessary, out of a special Company contribution which shall be made for that purpose.

MORGAN STANLEY DPSP/START PLAN
SUPPLEMENT F

START PLAN RULES RELATING TO CERTAIN GROUPS OF EMPLOYEES

The following provisions applied under the START Plan prior to the Plan Merger and shall continue to apply following the Plan Merger. Capitalized terms have the meanings given to such terms under the START Plan prior to the Plan Merger.

MSDW Online:    With respect to employees of MSDW Online and its subsidiaries (collectively, “MSDW Online”), the following rules shall apply: As of May 1, 2000, employees of MSDW Online who otherwise meet the eligibility rules of the START Plan (taking into account the provisions of this Supplement), shall be Employees, Eligible Employees or Immediately Eligible Employees, as the case may be, under the terms of the START Plan, and MSDW Online (including each of its subsidiaries) shall be a Participating Company in the START Plan. Effective May 1, 2000, in the case of an employee who was an employee of MSDW Online prior to such date, Years of Service for periods prior to May 1, 2000, shall be determined by applying the service crediting rules under the START Plan to that period of employment. Notwithstanding the foregoing, Employees who were participants in the Discover Brokerage Direct 401(k) Profit Sharing Plan (the “MSDW Online Plan”) as of April 30, 2000 will automatically become Participants in the START Plan on May 1, 2000, and shall be subject to the following transition rules: such Employees’ deferral elections under the MSDW Online Plan on April 30, 2000, shall be given effect under the START Plan on and after May 1, 2000, subject to the provisions of Section 5(c) of the START Plan; the vested portion of each such Employee’s Matching Contribution Account shall be determined solely in accordance with the otherwise applicable provisions of the START Plan, taking into account his or her service rendered to MSDW Online prior to May 1, 2000 to the extent provided above; for purposes of determining the amount of Matching Contributions and forfeitures, if any, to be allocated to such Employees for the Plan Year ending December 31, 2000, such Employee’s elective deferrals to the MSDW Online Plan during the period beginning January 1, 2000 and ending December 31, 2000 (in addition to deferrals under the START Plan during such period), shall be taken into account as Basic and Supplemental Pre-Tax Contributions, subject to the limitations set forth in the START Plan.

In addition, for purposes of determining the amount of Matching Contributions and forfeitures, if any, to be allocated for Plan Years ending on or after December 31, 2000, with respect to Participants who are employees of MSDW Online, MSDW Online shall be considered a member of the “Securities” Business Segment.

Effective as of the end of February 28, 2001, contingent on the receipt of a favorable determination from the Internal Revenue Service, the MSDW Online Plan shall be merged with and into the START Plan. Prior to such merger on February 28, 2001, the contributions, benefits, and other rights of Participants who were participants in the MSDW Online Plan are determined under the terms of the MSDW Online Plan as in effect prior to its merger into the Plan. Any person who was covered under the MSDW Online Plan prior to its merger into the START Plan and who was entitled to benefits under the provisions of such plans as in effect on

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February 28, 2001 shall continue to be entitled to the same amount of accrued benefits without change under the START Plan; provided, however, that the forms of distribution (including for these purposes the time, manner and medium of distribution) available with respect to such accrued benefits shall be the forms of distribution available under the otherwise applicable provisions of the START Plan plus such forms of distribution as may be required to be provided under Code section 411(d)(6).

MSDW Commercial Financial Services, Inc.:    With respect to employees of MSDW Commercial Financial Services, Inc. (“CFS”), the following rules shall apply: As of January 1, 2001, employees of CFS who otherwise meet the eligibility rules of the START Plan (taking into account the provisions of this Supplement), shall be Employees, Eligible Employees or Immediately Eligible Employees, as the case may be, under the terms of the START Plan, and CFS shall be a Participating Company in the START Plan. Effective January 1, 2001, in the case of an employee who was an employee of a member of the Affiliated Group prior to such date, Years of Service shall include, for vesting and eligibility purposes, service performed for such member of the Affiliated Group, determined with respect to the rules for crediting service under the START Plan.

In addition, for purposes of determining the amount of Matching Contributions and forfeitures, if any, to be allocated for Plan Years ending on or after December 31, 2001, with respect to Participants who are employees of CFS, CFS shall be considered a member of the “Securities” Business Segment.

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MORGAN STANLEY DPSP/START PLAN
SUPPLEMENT G

TERMINATION OF MATCHING CONTRIBUTIONS UNDER START PLAN
AND TRANSFER OF ACCOUNTS

The following provisions applied under the START Plan prior to the Plan Merger and shall continue to apply under this Plan following the Plan Merger. Capitalized terms have the meanings given to such terms under the START Plan prior to the Plan Merger, and section references refer to the provisions of the START Plan prior to the Plan Merger.

1.    Termination of Contributions.    Notwithstanding anything in the START Plan to the contrary, for Plan Years beginning on or after January 1, 2001, no Matching Contributions or any other Company Contributions provided for in Section 4 of the START Plan shall be made by Participating Companies to the Trust Fund, provided that Participating Companies may, in their sole and absolute discretion, make Qualified Non-Elective or Qualified Matching Contributions for any such Plan Year. It is the intent of this Supplement that the benefits formerly delivered as matching contributions under the START Plan shall be delivered, effective January 1, 2001 under the Morgan Stanley Employee Stock Ownership Plan (the “ESOP”) in accordance with the ESOP’s terms, without material modification of the Plan’s rules relating to participation, vesting and amount of benefits, and the provisions of this Supplement shall be interpreted accordingly.

2.    Transfer of Accounts.    As of such date as may be determined by the Plan Administrator under the START Plan, which shall not be later than December 31, 2001 (the “Transfer Date”), all assets and liabilities relating to each Participant’s Matching Contribution Account (including in relation to any loan pursuant to Section 12 of the START Plan charged against any Matching Contribution Account) shall be transferred to the ESOP, provided, however, that any portion of an individual’s Matching Contribution Account that the individual has elected to diversify pursuant to Section 6(d) of the START Plan prior to the Transfer Date shall not be transferred to the ESOP. Participants’ interests in the transferred amounts shall not vest on an accelerated basis as a result of such transfers, but shall continue to vest at the applicable rate specified in the ESOP, which shall be at least as rapid as the basis specified under Section 10 of the START Plan. On and after the date on which an amount is transferred to the ESOP, a Participant shall have no right to benefits under the START Plan with respect to the amount so transferred, and all rights with respect to such amount shall be enforceable only against the ESOP.

3.    Plan Participation not Affected.    Participation in the ESOP shall not affect an Employee’s eligibility to participate in the START Plan.

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4.    ESOP Diversification Transfers.    To the extent permitted by the ESOP, an ESOP participant may elect to transfer to the Trust Fund an ESOP Diversification Transfer (as defined below). Any such ESOP Diversification Transfer shall be credited to an Account of such Participant and shall be treated in the same manner as any other Account established under the START Plan. Such funds so transferred shall be allocated to one or more of the Investment Funds in accordance with Section 6(a) of the START Plan. For purposes of this paragraph, an “ESOP Diversification Transfer” means amounts transferred to the START Plan from the ESOP in accordance with the diversification provisions set forth in Section 7.04 of the ESOP.

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MORGAN STANLEY DPSP/START PLAN
SUPPLEMENT H

JANUARY 1, 2002 ESOP DESIGNATION UNDER START PLAN

The following provisions applied under the START Plan for certain periods prior to the Plan Merger. Capitalized terms have the meanings given to such terms under the START Plan prior to the Plan Merger, and section references refer to the provisions of the START Plan prior to the Plan Merger.

1.    Effective by the end of the 2001 Plan Year, the program of matching contributions previously maintained under the START Plan was transferred from the START Plan to the Morgan Stanley Dean Witter & Co. and Subsidiaries Employee Stock Ownership Plan. Under the remaining components of the START Plan, Participants can direct that the remaining assets in their Employee Accounts be invested in various investment funds, including the Morgan Stanley Dean Witter Stock Fund (the “MSDW Stock Fund”).

2.    Effective January 1, 2002, the MSDW Stock Fund previously maintained under the START Plan is designated as an employee stock ownership plan (“ESOP”) component of the START Plan (the “ESOP”), as provided in Code section 4975(e)(7) and Treas. Reg. section 54.4975-11(a)(2) (such fund to be referred to as the “MSDW Stock Fund ESOP”). Effective January 1, 2002, there is hereby created a “Non-ESOP MSDW Stock Fund,” which shall not be an ESOP and which shall form a part of the non-ESOP components of the START Plan.

        Effective June 25, 2002, the MSDW Stock Fund ESOP under the START Plan shall be transferred to and merged with the Morgan Stanley Employee Stock Ownership Plan (the “MS ESOP”). All assets and liabilities relating to the MSDW Stock Fund ESOP shall be transferred to the MS ESOP, and each Participant Account under the MSDW Stock Fund ESOP shall be transferred to an account established for such Participant under the MS ESOP. Following such transfer, the transferred amounts shall be subject to the provisions of the MS ESOP and the provisions of this Supplement shall cease to have effect. The provisions of this Supplement therefore will apply under the START Plan only during the period beginning on January 1, 2002 and ending immediately prior to such transfer on June 25, 2002.

3.    The MSDW Stock Fund ESOP is designed to invest primarily in qualifying employer securities and is intended to meet other applicable requirements for an ESOP.

4.    The MSDW Stock Fund ESOP forms a portion of the START Plan, as permitted by Treas. Reg. section 54.4975-11(a)(5). Except as provided in this Supplement, the ESOP shall be governed by the terms of the START Plan, including but not limited to Section 14 (Fiduciary Responsibilities and Plan Administration) and Section 19(d) (exclusive purpose of Trust Fund is to provide benefits to Participants and Beneficiaries). In connection with the creation of the MSDW Stock Fund ESOP, the Trust Agreement which established the Trust Fund under the

START Plan has been amended to include special rules relating to the holding of the MSDW Stock Fund ESOP’s assets in trust.

5.    No Pre-Tax Contributions or employee contributions (or Rollover Contributions) may be made to the MSDW Stock Fund ESOP. The Company may, in the sole discretion of its Board of Directors, make discretionary contributions to the MSDW Stock Fund ESOP for any Plan Year after 2001, to be allocated in proportion to the Earnings for that Plan Year of Participants employed on the last day of the Plan Year (subject to the START Plan’s applicable limitations on contributions and allocations) or who terminated employment during the year due to death, Retirement, Total and Permanent Disability or Release.

6.    All Pre-Tax Contributions and employee contributions directed by a Participant to be invested in the MSDW Stock Fund shall first be credited to such Participant’s Employee Account in the Non-ESOP MSDW Stock Fund (that is, credited to his Account in the non-ESOP portion of the START Plan) and shall, as soon as practicable thereafter, be transferred to the MSDW Stock Fund ESOP and allocated to an account established for the Participant in the MSDW Stock Fund ESOP (“MSDW Stock Fund ESOP Account”).

7.    Each Participant and Beneficiary shall be entitled to direct the START Plan as to the manner in which voting rights and tender offer rights of Company Stock allocated to his/her MSDW Stock Fund ESOP Account are to be exercised, in accordance with the provisions of the Trust Agreement (other than the provisions of this Supplement).

8.    The MSDW Stock Fund ESOP shall be invested in accordance with the present investment objectives of the MSDW Stock Fund.

9.    With respect to distributions of benefits from the MSDW Stock Fund ESOP:

(a)    The time, form and method of distribution shall be the same as provided under the START Plan. (No special rules limit the commencement and duration of MSDW Stock Fund ESOP Account distributions because the START Plan already (i) permits commencement of distribution no later than the dates set out in Code section 409(o)(1)(A) and (ii) permits a Participant to elect a form of distribution more rapid than that provided in Code section 409(o)(1)(C).

(b)    A Participant who is entitled to a distribution of his/her START Plan Employee Account shall have the right to demand that his benefits in the MSDW Stock Fund ESOP (or transferred from the MSDW Stock Fund ESOP) be distributed in the form of Company Stock. (In the case of a demand for distribution in the form of Company Stock with respect to START Plan Employee Account assets not in the ESOP, the requested portion of the non-ESOP START Plan Employee Account shall be transferred to and distributed from the Participant’s MSDW Stock Fund ESOP Account.)

(c)    If Company Stock is no longer readily tradable on an established market, Participants shall have the right to require that the Company repurchase distributed Company Stock under a fair valuation formula.

10.    A Participant may direct that all or a part of such Participant’s MSDW Stock Fund ESOP Account be transferred to an Investment Fund in the non-ESOP portion of the START Plan. Such transfer shall be made on a basis consistent with the procedures established by the Plan Administrator from time to time for this purpose and in any event as necessary to satisfy the requirements of Code section 401(a)(28).

11.    (a)    With respect to dividends paid on Company Stock attributable to a Participant’s or Beneficiary’s MSDW Stock Fund ESOP Account, such Participant or Beneficiary may elect, at such time and in accordance with such procedures at the Committee may provide, to have such dividends:

(i)    paid to the START Plan and distributed in cash to the Participant or Beneficiary at such time as the Committee may provide, but not later than 90 days after the close of the Plan Year of the dividend payments, or

(ii)    paid to the START Plan and reinvested in Company Stock, and

(iii)    if the Committee shall so provide in an nondiscriminatory manner, payable in cash to the Participant or Beneficiary.

(b)    Any dividends received by the Trustee with respect to shares of Company Stock held in the ESOP shall be reinvested in the MSDW Stock Fund ESOP (that is, such dividends shall be reinvested in Company Stock). If a Participant or Beneficiary makes an election pursuant to paragraph 11(a)(i) (that is, an election to have the dividends paid to the START Plan and then distributed), the amount distributed shall be the lesser of (i) the original amount of the dividends attributable to that Participant or Beneficiary, and (ii) the amount of such dividends adjusted for the MSDW Stock Fund ESOP’s investment experience.

(c)    If a Participant or Beneficiary shall fail to make a timely election, he shall be deemed to have elected to reinvest the dividends pursuant to paragraph 11(a)(ii).

(d)    The Committee shall have the authority to amend the START Plan so as to make available the option described in clause (iii) of paragraph 11(a).

12.    Notwithstanding any other provision of the START Plan or related Trust Fund, the MSDW Stock Fund ESOP may be amended from time to time to include retroactive amendments so as to modify distribution options in a non-discriminatory manner to the fullest extent permitted by Code section 411(d)(6).

13.    This Supplement is a part of the START Plan and, except as otherwise provided herein, shall be construed and administered in accordance with the terms of the START Plan. Capitalized terms not defined in this Supplement shall have the meanings otherwise provided in the START Plan.

MORGAN STANLEY DPSP/START PLAN
SUPPLEMENT I

JANUARY 1, 2002 ESOP DESIGNATION UNDER DPSP

The following provisions applied under the DPSP for certain periods prior to the Plan Merger. Capitalized terms have the meanings given to such terms under the DPSP prior to the Plan Merger, and section references refer to the provisions of the DPSP prior to the Plan Merger.

1.    Effective January 1, 2002, the Morgan Stanley Stock Fund previously maintained under the DPSP (the “MS Stock Fund”) is designated as an employee stock ownership plan (“ESOP”) component of the DPSP, as provided in Code section 4975(e)(7) and Treas. Reg. section 54.4975-11(a)(2) (such fund to be referred to as the “MS Stock Fund ESOP”). Effective January 1, 2002, there is hereby created a “Non-ESOP MS Stock Fund,” which shall not be an ESOP and which shall form a part of the non-ESOP components of the DPSP.

Effective June 25, 2002, the MS Stock Fund ESOP under the DPSP shall be transferred to and merged with the Morgan Stanley Employee Stock Ownership Plan (the “MS ESOP”). All assets and liabilities relating to the MS Stock Fund ESOP shall be transferred to the MS ESOP, and each Participant Account under the MS Stock Fund ESOP shall be transferred to an account established for such Participant under the MS ESOP. Following such transfer, the transferred amounts shall be subject to the provisions of the MS ESOP and the provisions of this Supplement shall cease to have effect. The provisions of this Supplement therefore will apply under the DPSP only during the period beginning on January 1, 2002 and ending immediately prior to such transfer on June 25, 2002.

2.    The MS Stock Fund ESOP is designed to invest primarily in qualifying employer securities and is intended to meet other applicable requirements for an ESOP.

3.    The MS Stock Fund ESOP forms a portion of the DPSP, as permitted by Treas. Reg. section 54.4975-11(a)(5). Except as provided in this Supplement, the MS Stock Fund ESOP shall be governed by the terms of the DPSP, including but not limited to Article 11 (Plan Administration) and Section 13.8(d) (exclusive purpose of Trust Fund is to provide benefits to Participants and Beneficiaries). In connection with the creation of the MS Stock Fund ESOP, the Trust Agreement which established the Trust Fund under the DPSP has been amended to include special rules relating to the holding of the MS Stock Fund ESOP’s assets in trust.

4.    No Pre-Tax Deferral Contributions or employee contributions (or Rollover Contributions) may be made to the MS Stock Fund ESOP. The Corporation may, in the sole discretion of its Board of Directors, make discretionary Firm Contributions to the MS Stock Fund ESOP for any Plan Year after 2001, to be allocated in proportion to the Compensation for that Plan Year of Participants employed on the last day of the Plan Year (subject to the DPSP’s applicable limitations on contributions and allocations) or who terminated employment during the year due to death or retirement or who was on Authorized Absence on the last day of the Plan Year.

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5.    Effective January 1, 2002, all Pre-Tax Deferral Contributions, Firm Contributions (unless otherwise provided by the Committee) and employee contributions directed by a Participant to be invested in the MS Stock Fund shall first be credited to such Participant’s Account in the Non-ESOP MS Stock Fund (that is, credited to his Account in the non-ESOP portion of the DPSP) and shall, as soon as practicable thereafter, be transferred to the MS Stock Fund ESOP and allocated to an account established for the Participant in the MS Stock Fund ESOP (“MS Stock Fund ESOP Account”).

6.    Each Participant and Beneficiary shall be entitled to direct the DPSP as to the manner in which voting rights and tender offer rights of Morgan Stanley Stock allocated to his/her MS Stock Fund ESOP Account are to be exercised in accordance with the provisions of the DPSP (other than the provisions of this Supplement).

7.    The MS Stock Fund ESOP shall be invested in accordance with the present investment objectives of the MS Stock Fund.

8.    With respect to distributions of benefits from the MS Stock Fund ESOP:

(a)    The time, form and method of distribution shall be the same as provided under the DPSP. (No special rules limit the commencement and duration of MS Stock Fund ESOP Account distributions because the DPSP already (i) permits commencement of distribution no later than the dates set out in Code section 409(o)(1)(A) and (ii) permits a Participant to elect a form of distribution more rapid than that provided in Code section 409(o)(1)(C).)

(b)    A Participant who is entitled to a distribution of his/her DPSP Account shall have the right to demand that his benefits in the MS Stock Fund ESOP (or transferred from the MS Stock Fund ESOP) be distributed in the form of Morgan Stanley Stock. (In the case of a demand for distribution in the form of Morgan Stanley Stock with respect to DPSP Account assets not in the MS Stock Fund ESOP, the requested portion of the non-ESOP Account shall be transferred to and distributed from the Participant’s MS Stock Fund ESOP Account.)

(c)    If Morgan Stanley Stock is no longer readily tradable on an established market, Participants shall have the rights to require that the Corporation repurchase distributed Morgan Stanley Stock under a fair valuation formula.

9.    A Participant may direct that all or a part of such Participant’s MS Stock Fund ESOP Account be transferred to an Investment Fund in the non-ESOP portion of the DPSP. Such transfer shall be made on a basis consistent with the procedures established by the Committee from time to time for this purpose and in any event as necessary to satisfy the requirements of Code section 401(a)(28).

10.    (a) With respect to dividends paid on Morgan Stanley Stock attributable to a Participant’s or Beneficiary’s MS Stock Fund ESOP Account, such Participant or Beneficiary

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may elect, at such time and in accordance with such procedures at the Committee may provide, to have such dividends:

(i)    paid to the DPSP and distributed in cash to the Participant or Beneficiary at such time as the Committee may provide, but not later than 90 days after the close of the Plan Year of the dividend payments, or

(ii)    paid to the DPSP and reinvested in Morgan Stanley Stock, and

(iii)    if the Committee shall so provide in a nondiscriminatory manner, payable in cash to the Participant or Beneficiary.

(b)    Any dividends received by the Trustee with respect to shares of Morgan Stanley Stock held in the MS Stock Fund ESOP shall be reinvested in the MS Stock Fund ESOP (that is, such dividends shall be reinvested in Morgan Stanley Stock). If a Participant or Beneficiary makes an election pursuant to paragraph 10(a)(i) (that is, an election to have the dividends paid to the DPSP and then distributed), the amount distributed shall be the lesser of (i) the original amount of the dividends attributable to that Participant or Beneficiary, and (ii) the amount of such dividends adjusted for the MS Stock Fund ESOP’s investment experience.

(c)    If a Participant or Beneficiary shall fail to make a timely election, he shall be deemed to have elected to reinvest the dividends pursuant to paragraph 10(a)(ii).

(d)    The Committee shall have the authority to amend the DPSP so as to make available the option described in clause (iii) of paragraph 10(a).

11.    Notwithstanding any other provision of the DPSP or related Trust Fund, the MS Stock Fund ESOP may be amended from time to time to include retroactive amendments so as to modify distribution options in a non-discriminatory manner and to the fullest extent permitted by Code section 411(d)(6).

12.    This Supplement is a part of the DPSP and, except as otherwise provided herein, shall be construed and administered in accordance with the terms of the DPSP. Capitalized terms not defined in this Supplement shall have the meanings otherwise provided in the DPSP.

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